CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Proposed maximum aggregate offering price	Amount of registration fee(1)
2.259% Notes due 2028	$1,750,000,000	$227,150
Guarantees of 2.259% Notes due 2028	(2)	(2)
2.726% Notes due 2031	$1,250,000,000	$162,250
Guarantees of 2.726% Notes due 2031	(2)	(2)
3.734% Notes due 2040	$750,000,000	$97,350
Guarantees of 3.734% Notes due 2040	(2)	(2)
3.984% Notes due 2050	$1,000,000,000	$129,800
Guarantees of 3.984% Notes due 2050	(2)	(2)
1.668% Notes due 2026	$1,500,000,000	$194,700
Guarantees of 1.668% Notes due 2026	(2)	(2)

(1)	Calculated in accordance with Rule 457(r) under the Securities Act of 1933, as amended.

(2)	Pursuant to Rule 457(n) under the Securities Act, no separate fee is payable with respect to the guarantees.

Filed Pursuant to Rule 424(b)(2)
Registration No. 333-232691

PROSPECTUS SUPPLEMENT

(To Prospectus dated March 27, 2020)

B.A.T Capital Corporation

$1,750,000,000 2.259% Notes due 2028

$1,250,000,000 2.726% Notes due 2031

$750,000,000 3.734% Notes due 2040

$1,000,000,000 3.984% Notes due 2050

Guaranteed by British American Tobacco p.l.c., B.A.T. International Finance p.l.c., B.A.T. Netherlands Finance B.V. and Reynolds American Inc.

B.A.T. International Finance p.l.c.

$1,500,000,000 1.668% Notes due 2026

Guaranteed by British American Tobacco p.l.c., B.A.T Capital Corporation, B.A.T. Netherlands Finance B.V. and Reynolds American Inc.

B.A.T Capital Corporation (“BATCAP” or the “US Issuer”), a corporation incorporated in the State of Delaware, is offering $1,750,000,000 aggregate principal amount of 2.259% notes due 2028 (the “2028 BATCAP Notes”), $1,250,000,000 aggregate principal amount of 2.726% notes due 2031 (the “2031 BATCAP Notes”), $750,000,000 aggregate principal amount of 3.734% notes due 2040 (the “2040 BATCAP Notes”) and $1,000,000,000 aggregate principal amount of 3.984% notes due 2050 (the “2050 BATCAP Notes” and, together with the 2028 BATCAP Notes, the 2031 BATCAP Notes and the 2040 BATCAP Notes, the “BATCAP Notes”). B.A.T. International Finance p.l.c. (“BATIF” or the “UK Issuer” and, together with the US Issuer, the “Issuers” and each an “Issuer”), a public limited company incorporated under the laws of England and Wales, is offering $1,500,000,000 aggregate principal amount of 1.668% notes due 2026 (the “BATIF Notes” and, together with the BATCAP Notes, the “Notes“). The 2028 BATCAP Notes will mature on March 25, 2028, the 2031 BATCAP Notes will mature on March 25, 2031, the 2040 BATCAP Notes will mature on September 25, 2040, the 2050 BATCAP Notes will mature on September 25, 2050 and the BATIF Notes will mature on March 25, 2026.

The BATCAP Notes will be unsecured senior obligations of BATCAP and will be fully and unconditionally guaranteed on a senior and unsecured and joint and several basis (each, a “BATCAP Notes Guarantee” and together the “BATCAP Notes Guarantees”) by British American Tobacco p.l.c. (“BAT” or the “Parent” and, together with its subsidiaries, the “BAT Group”), BATIF, B.A.T. Netherlands Finance B.V. (“BATNF”) and, unless its BATCAP Notes Guarantee is released in accordance with the indenture governing the BATCAP Notes (the “BATCAP Notes Indenture”), Reynolds American Inc. (“RAI”) (in such capacity, each, a “BATCAP Notes Guarantor” and together the “BATCAP Notes Guarantors”), as described under “Description of Debt Securities and Guarantees Issued under the 2019 Indentures” in the accompanying prospectus. The BATIF Notes will be unsecured senior obligations of BATIF and will be fully and unconditionally guaranteed on a senior and unsecured and joint and several basis (each, a “BATIF Notes Guarantee” and together the “BATIF Notes Guarantees”; the BATIF Notes Guarantees, together with the BATCAP Notes Guarantees, the “Guarantees” and each a “Guarantee”) by BAT, BATCAP, BATNF and, unless its guarantee is released in accordance with the indenture governing the BATIF Notes (the “BATIF Notes Indenture” and, together with the BATCAP Notes Indenture, the “Indentures” and each an “Indenture”), RAI (in such capacity, each, a “BATIF Notes Guarantor” and together the “BATIF Notes Guarantors”; the BATIF Notes Guarantors, together with the BATCAP Notes Guarantors, the “Guarantors” and each a “Guarantor”), as described under “Description of Debt Securities and Guarantees Issued under the 2019 Indentures” in the accompanying prospectus.

Interest on the Notes will be payable semi-annually in arrears on March 25 and September 25 of each year, commencing on March 25, 2021. The 2028 BATCAP Notes will bear interest at a rate of 2.259% per annum, the 2031 BATCAP Notes will bear interest at a rate of 2.726% per annum, the 2040 BATCAP Notes will bear interest at a rate of 3.734% per annum, the 2050 BATCAP Notes will bear interest at a rate of 3.984% per annum and the BATIF Notes will bear interest at a rate of 1.668% per annum.

The US Issuer may redeem the BATCAP Notes, in whole or in part, at any time at the applicable redemption price described under the heading “Description of the BATCAP Notes and the BATCAP Notes Guarantees—Redemption—Optional Redemption” and the UK Issuer may redeem the BATIF Notes, in whole or in part, at any time at the redemption price described under the heading “Description of the BATIF Notes and the BATIF Notes Guarantees—Redemption—Optional Redemption”. On or after January 25, 2028, with respect to the 2028 BATCAP Notes, December 25, 2030, with respect to the 2031 BATCAP Notes, March 25, 2040, with respect to the 2040 BATCAP Notes, or March 25, 2050, with respect to the 2050 BATCAP Notes, the US Issuer may redeem the BATCAP Notes, in whole or in part, at any time at a redemption price equal to 100% of the principal amount of the BATCAP Notes to be redeemed plus accrued and unpaid interest to, but excluding, the redemption date, as described under “Description of the BATCAP Notes and the BATCAP Notes Guarantees—Redemption—Optional Redemption”. On or after February 25, 2026, with respect to the BATIF Notes, the UK Issuer may redeem the BATIF Notes, in whole or in part, at any time at a redemption price equal to 100% of the principal amount of the BATIF Notes to be redeemed plus accrued and unpaid interest to, but excluding, the redemption date, as described under “Description of the BATIF Notes and the BATIF Notes Guarantees—Redemption—Optional Redemption”.

The Notes will be issued in book-entry form only, in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. The Notes are new issues of securities with no established trading market. We intend to apply to list the Notes on the New York Stock Exchange (“NYSE”). No assurance can be given that such application will be approved or that any of the Notes will be listed.

Investing in the Notes involves risk. You should carefully review the risks and uncertainties described under the heading “Risk Factors” starting on page S-16 of this prospectus supplement, page 2 of the accompanying prospectus and in the documents incorporated by reference herein and therein before you make an investment in the Notes.

	Public Offering Price(1)	Underwriting discount	Proceeds, before expenses, to the relevant Issuer
Per 2028 BATCAP Note	100.00%	0.350%	99.650%
Total for 2028 BATCAP Notes	$1,750,000,000	$6,125,000	$1,743,875,000
Per 2031 BATCAP Note	100.00%	0.400%	99.600%
Total for 2031 BATCAP Notes	$1,250,000,000	$5,000,000	$1,245,000,000
Per 2040 BATCAP Note	100.00%	0.650%	99.350%
Total for 2040 BATCAP Notes	$750,000,000	$4,875,000	$745,125,000
Per 2050 BATCAP Note	100.00%	0.750%	99.250%
Total for 2050 BATCAP Notes	$1,000,000,000	$7,500,000	$992,500,000
Per BATIF Note	100.00%	0.300%	99.700%
Total for BATIF Notes	$1,500,000,000	$4,500,000	$1,495,500,000

(1)	Plus accrued interest, if any, from September 25, 2020.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement. Any representation to the contrary is a criminal offense.

The underwriters expect to deliver the Notes in global form through the book-entry system of The Depository Trust Company (“DTC”) and its participants, including Euroclear Bank S.A./N.V. (“Euroclear”) and Clearstream Banking, S.A. (“Clearstream”), on or about September 25, 2020.

Joint Book-Running Managers

BofA Securities	Deutsche Bank Securities	Goldman Sachs & Co. LLC	NatWest Markets	SOCIETE GENERALE	Wells Fargo Securities

Bookrunners

BBVA	HSBC	Santander

Co-Managers

Bank of China	IMI – Intesa Sanpaolo	Lloyds Securities	SMBC Nikko

The date of this Prospectus Supplement is September 22, 2020.

Prospectus Supplement

Prospectus

i

Rather than repeat certain information in this prospectus supplement that we have already included in reports filed with the SEC, we are incorporating this information by reference, which means that we can disclose important business, financial and other information to you by referring to those publicly filed documents that contain the information.

We will provide without charge to each person to whom a prospectus is delivered, including each beneficial owner of the Notes, a copy of any or all documents that are incorporated into this prospectus supplement by reference, other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into the documents that this prospectus supplement incorporates. Copies of the documents incorporated by reference herein may be obtained at no cost by written or oral request to Company Secretary, British American Tobacco p.l.c., Globe House, 4 Temple Place, London WC2R 2PG, United Kingdom, +44 (0)20 7845 1000.

ii

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement is part of a registration statement filed with the SEC on Form F-3, utilizing a “shelf” registration process, relating to the Notes and Guarantees described in this prospectus supplement. There is on file with the SEC, and attached hereto, a prospectus dated March 27, 2020 that provides you with a general description of the Notes and the Guarantees. This prospectus supplement contains specific information about the terms of this offering. This prospectus supplement adds, updates and changes information contained in the accompanying prospectus. You should carefully read both this prospectus supplement and the accompanying prospectus, together with additional information described below under the heading “Where You Can Find More Information; Incorporation by Reference” before you decide to invest in any of the Notes.

This prospectus supplement, the accompanying prospectus and/or any free writing prospectus do not contain all of the information included in the registration statement. We have omitted parts of the registration statement in accordance with the rules and regulations of the SEC. For further information, we refer you to the registration statement on Form F-3, including its exhibits, of which this prospectus supplement is a part. Statements contained in this prospectus supplement and the accompanying prospectus about the provisions or contents of any agreement or other document are not necessarily complete. If the SEC rules and regulations require that an agreement or document be filed as an exhibit to the registration statement, please see that agreement or document for a complete description of those matters. You should not assume that the information in this prospectus supplement, the accompanying prospectus, any subsequent prospectus supplement, any free writing prospectus or any documents incorporated herein or therein by reference is accurate as of any date other than the date on the front of each of such documents.

Unless indicated otherwise or the context otherwise requires, references in this prospectus supplement to the terms “BAT Group”, “we”, “us” or “our” refer to BAT and its subsidiaries. References in this prospectus supplement to “New Categories” refer to the BAT Group’s vapor, modern oral and tobacco heating products.

Currency amounts in this prospectus supplement are stated in U.S. dollars, unless indicated otherwise.

FORWARD-LOOKING STATEMENTS

Statements included in the prospectus, this prospectus supplement and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus regarding the BAT Group’s future expectations, beliefs, plans, objectives, financial conditions, assumptions or future events or performance that are not historical facts are forward-looking statements, including “forward-looking” statements made within the meaning of Section 21E of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”). These statements are often, but not always, made through the use of words or phrases such as “anticipate”, “believe”, “could”, “estimate”, “expect”, “intend”, “may”, “outlook”, “plan”, “positioned”, “potential”, “predict”, “project”, “should”, “strategy”, “target”, “will”, “would” and similar expressions. These include statements regarding our intentions, beliefs or current expectations concerning, among other things, our results of operations, financial condition, liquidity, prospects, growth, strategies and the economic and business circumstances occurring from time to time in the countries and markets in which the BAT Group operates, including the projected future financial and operating impacts of the COVID-19 pandemic.

All such forward-looking statements involve estimates and assumptions that are subject to risks, uncertainties and other factors that could cause actual future financial condition, performance and results to differ materially from the plans, goals, expectations and results expressed in the forward-looking statements and other financial and/or statistical data within this prospectus supplement, the accompanying prospectus or incorporated by reference herein. The BAT Group believes that the expectations reflected in this document are reasonable, but they may be affected by a wide range of variables that could cause actual results to differ materially from those currently anticipated. Among the key factors that could have an adverse effect on the results of operations, cash flows and financial position of the BAT Group and that could cause actual results to differ materially from those projected in the forward-looking statements, are uncertainties related to the following:

•	competitive actions and pricing pressures in the marketplace, including competition from illicit sources, market size reduction and consumer down-trading;

•	limitations on advertising and marketing of tobacco products;

•

changes in tobacco-related, tax and other laws and regulations, the interpretation of such laws and regulations by governmental authorities or adverse decisions by domestic or international regulatory bodies;

•

the outcome of pending or potential litigation, including tobacco litigation, environmental litigation and personal injury claims and significant monetary obligations imposed under outstanding settlement agreements;

•	economic, regulatory and geopolitical risks inherent in the BAT Group’s global operations;

•	the impact of the COVID-19 pandemic;

•	risks relating to the ability to maintain credit ratings and to fund the business under the current capital structure;

•

risks relating to government regulations or actions adversely affecting the BAT Group’s business, including the BAT Group becoming subject to substantial and increasing U.S. regulations, in particular in relation to the nicotine level or use of menthol in tobacco products, including by virtue of the BAT Group’s increased ownership in RAI;

•	the continuing decline in cigarette consumption, or the overall consumption of legitimate tobacco products or the transition of adult tobacco consumers away from premium cigarette brands;

•	fluctuations in foreign exchange rates;

•	potentially significant costs in the event of breaches of, or liabilities arising under, health and safety and environmental laws;

•	the impact of serious injury, illness or death in the workplace;

•	liquidity, interest rate and counterparty risks; and

•	the inability to develop, commercialize and roll out New Categories.

For a further discussion of these and other risks, contingencies and uncertainties applicable to us, see “Risk Factors” of this prospectus supplement and the accompanying prospectus.

Past performance is no guide to future performance and persons needing advice should consult an independent financial adviser. The forward-looking statements reflect knowledge and information available at the date of preparation of this document and the BAT Group undertakes no obligation to update or revise these forward-looking statements, whether as a result of new information, future events or otherwise. Readers are cautioned not to place undue reliance on such forward-looking statements. All subsequent written or oral forward-looking statements attributable to BAT or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section of the prospectus supplement.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE

We have filed a registration statement on Form F-3, including the exhibits and schedules thereto, with the SEC under the U.S. Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations thereunder, for the registration of the Notes that are being offered by this prospectus supplement. This prospectus supplement does not include all of the information contained in the registration statement. You should refer to the prospectus and the registration statement and its exhibits for additional information. Whenever we make reference in this prospectus supplement to any of our contracts, agreements or other documents, the references are not necessarily complete and you should refer to the exhibits attached to the registration statement for copies of the actual contract, agreements or other documents.

As of the date of this prospectus supplement, BAT is subject to the periodic reporting requirements of the Exchange Act, as applicable to foreign private issuers. As a “foreign private issuer”, we are exempt from the rules under the Exchange Act prescribing certain disclosure and procedural requirements for proxy solicitations. In accordance with the requirements applicable to foreign private issuers, BAT files its Annual Reports on Form 20-F and other documents with the SEC. BAT’s SEC filings are available to the public, together with the public filings of other issuers, at the SEC’s website, http://www.sec.gov.

The following documents filed with or furnished to the SEC are incorporated herein by reference:

•	BAT’s Annual Report on Form 20-F for the year ended December 31, 2019 (the “2019 Form 20-F”), as filed with the SEC on March 26, 2020(1);

•	BAT’s Report on Form 6-K, furnished to the SEC on July 31, 2020 (the “Half-Year Report”); and

•	to the extent designated therein, BAT’s Reports on Form 6-K, furnished to the SEC on April 30, 2020, May 1, 2020, June 9, 2020, August 5, 2020, September 11, 2020 and September 17, 2020.

(1) Part (b) of Note 29 in the Notes on the Accounts in the 2019 Form 20-F (“Note 29”) contains condensed consolidating information to satisfy the requirements of Rule 3-10 of Regulation S-X under the Securities Act. For purposes of this prospectus supplement which incorporates by reference the 2019 Form 20-F, the financial information included in Note 29 for British American Tobacco Holdings (The Netherlands) B.V. (“BATHTN”) should be added to the column labeled “All other companies, Non-guarantor subsidiaries”, as BATHTN will not provide a guarantee in respect of any debt securities described in this prospectus supplement. In addition, BATCAP is the issuer of the BATCAP Notes offered under this prospectus supplement and a subsidiary guarantor of the BATIF Notes offered under this prospectus supplement, and BATIF is the issuer of the BATIF Notes offered under this prospectus supplement and a subsidiary guarantor of the BATCAP Notes offered under this prospectus supplement.

All documents subsequently filed by us with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act and, solely to the extent designated therein, reports made on Form 6-K that we furnish to the SEC, prior to the filing of a post-effective amendment to the registration statement of which this prospectus supplement forms a part that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, shall be incorporated by reference into this prospectus supplement and be a part hereof from the date of filing or furnishing of such documents.

Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained herein or in any subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement. Copies of documents incorporated by reference are not required to be filed with this prospectus supplement but will be provided to each person, including any beneficial owner, to whom a prospectus is delivered.

Copies of the documents incorporated by reference herein may be obtained at no cost by written or oral request to the Company Secretary, British American Tobacco p.l.c., Globe House, 4 Temple Place, London WC2R 2PG, United Kingdom, +44 (0)20 7845 1000.

THE OFFERING

The summary below describes the principal terms of the Notes. Certain of the terms and conditions described below are subject to important limitations and exceptions. The following is not intended to be complete. You should carefully review the “Description of the BATCAP Notes and the BATCAP Notes Guarantees” section and the “Description of the BATIF Notes and the BATIF Notes Guarantees” section of this prospectus supplement and the “Description of Debt Securities and Guarantees Issued Under the 2019 Indentures” section of the accompanying prospectus which contain a more detailed description of the terms and conditions of the Notes and the Guarantees. In this subsection, “we”, “us” and “our” refer only to the Issuers.

Issuers	BATCAP Notes: B.A.T Capital Corporation

BATIF Notes: B.A.T. International Finance p.l.c.

Guarantors	The BATCAP Notes will be guaranteed by BAT, BATIF, BATNF and, unless released in accordance with the provisions of the BATCAP Indenture, RAI and potential future Subsidiary Guarantors (other than BATIF and BATNF), and the BATIF Notes will be guaranteed by BAT, BATCAP, BATNF and, unless released in accordance with the provisions of the BATIF Indenture, RAI and potential future Subsidiary Guarantors (other than BATCAP and BATNF). See “Description of Debt Securities and Guarantees Issued under the 2019 Indentures— Guarantees—Release” in the accompanying prospectus.

Notes Offered	$6,250,000,000 aggregate principal amount of Notes, consisting of:

$1,750,000,000 aggregate principal amount of 2028 BATCAP Notes

$1,250,000,000 aggregate principal amount of 2031 BATCAP Notes

$750,000,000 aggregate principal amount of 2040 BATCAP Notes

$1,000,000,000 aggregate principal amount of 2050 BATCAP Notes

$1,500,000,000 aggregate principal amount of BATIF Notes

The Guarantees	The obligations of the US Issuer under the BATCAP Notes will be fully and unconditionally guaranteed on a senior and unsecured basis by each of BAT, BATIF, BATNF and RAI, and the obligations of the UK Issuer under the BATIF Notes will be fully and unconditionally guaranteed on a senior and unsecured basis by each of BAT, BATCAP, BATNF and RAI. As described below, the guarantee of the Notes provided by RAI will be automatically released under certain circumstances. See “Description of Debt Securities and Guarantees Issued under the 2019 Indentures—Guarantees—Release” in the accompanying prospectus.

Subsidiary Guarantee Release

Any Guarantor of Notes that is a subsidiary of the Parent (a “Subsidiary Guarantor”) (including RAI), other than, in the case of the BATCAP Notes, BATIF and BATNF, and, in the case of the BATIF Notes, BATCAP and BATNF, will automatically and unconditionally be released from all obligations under its Guarantee, and such Guarantee shall thereupon terminate and be discharged and of no further force or effect, in the event that (1) its guarantee of all then outstanding notes issued under the EMTN Programme (as defined in the “Description of Debt Securities and Guarantees Issued under the 2019 Indentures” in the accompanying prospectus) is released or (2) at substantially the same time its guarantee of the Notes is terminated, the Subsidiary Guarantor is released from all obligations in respect of indebtedness for borrowed money for which such Subsidiary Guarantor is an obligor (as a guarantor or borrower). For purposes of this paragraph, the amount of a Subsidiary Guarantor’s indebtedness for borrowed money shall not include (A) the Notes issued pursuant to the relevant Indenture, (B) any other debt the terms of which permit the termination of such Subsidiary Guarantor’s guarantee of such debt under similar circumstances, as long as such Subsidiary Guarantor’s obligations in respect of such other debt are terminated at substantially the same time as its guarantee of the Notes, (C) any debt that is being refinanced at substantially the same time that the guarantee of the Notes is being released, provided that any obligations of the relevant Subsidiary Guarantor in respect of the debt that is incurred in the refinancing shall be included in the calculation of the relevant Subsidiary Guarantor’s indebtedness for borrowed money and (D) for the avoidance of doubt, any debt in respect of which such Subsidiary Guarantor is an obligor (as a guarantor or borrower) (i) between or among BAT and any subsidiary or subsidiaries thereof or (ii) between or among any subsidiaries of BAT. See “Description of Debt Securities and Guarantees Issued under the 2019 Indentures— Guarantees—Release” in the accompanying prospectus.

Maturity Dates	2028 BATCAP Notes: March 25, 2028.
2031 BATCAP Notes: March 25, 2031.
2040 BATCAP Notes: September 25, 2040.
2050 BATCAP Notes: September 25, 2050.
BATIF Notes: March 25, 2026.

Interest	2028 BATCAP Notes: 2.259% per annum, payable semi-annually in arrears.
2031 BATCAP Notes: 2.726% per annum, payable semi-annually in arrears.
2040 BATCAP Notes: 3.734% per annum, payable semi-annually in arrears.
2050 BATCAP Notes: 3.984% per annum, payable semi-annually in arrears.
BATIF Notes: 1.668% per annum, payable semi-annually in arrears.

Interest Payment Dates	March 25 and September 25 of each year, commencing on March 25, 2021 until the applicable Maturity Date.

Ranking of the Notes and the Guarantees	The BATCAP Notes and the BATCAP Notes Guarantees will be direct, unsecured and unsubordinated obligations of the US Issuer and each of the BATCAP Notes Guarantors, respectively, ranking pari passu among themselves and with all other direct, unsecured and unsubordinated obligations (except those obligations preferred by statute or operation of law) of the US Issuer and each of the BATCAP Notes Guarantors, respectively, from time to time outstanding. The BATIF Notes and the BATIF Notes Guarantees will be direct, unsecured and unsubordinated obligations of the UK Issuer and each of the BATIF Notes Guarantors, respectively, ranking pari passu among themselves and with all other direct, unsecured and unsubordinated obligations (except those obligations preferred by statute or operation of law) of the UK Issuer and each of the BATIF Notes Guarantors, respectively, from time to time outstanding. The Notes and the Guarantees will be structurally subordinated to any debt or other obligations of any subsidiary of BAT that does not guarantee the Notes, with respect to the earnings and assets of that subsidiary. See “Description of Debt Securities and Guarantees Issued under the 2019 Indentures—Status of the Notes and Guarantees” in the accompanying prospectus.

Use of Proceeds	We estimate that the net proceeds from this offering of Notes will be approximately $6,222,000,000 after deducting the underwriting discounts but before deducting expenses. We intend to use the net proceeds from this offering for general corporate purposes, including debt refinancing, which may take the form of tender offers, redemptions, repayments at maturity, repurchases or other transactions.

In connection therewith, each applicable Offeror (as defined in “Concurrent Debt Tender Offers”) has launched Tender Offers (as defined in “Concurrent Debt Tender Offers”) for the Tender Offer Notes (as defined in “Concurrent Debt Tender Offers”) listed in the table below issued by such applicable Offeror, up to an aggregate purchase price (excluding accrued interest) (together with the purchase price for the series of the Tender Offer Notes issued by the other applicable Offerors) of $2 billion (equivalent) upon the terms and subject to the conditions set out in the Offer to Purchase (as defined in “Concurrent Debt Tender Offers”).

Specifically, BATCAP intends to use a portion of the net proceeds of the offering of the BATCAP Notes, together with existing cash on hand at BATCAP, to purchase for cash the series of the Tender Offer Notes issued by BATCAP listed in the table below, upon the terms and subject to the conditions set out in the Offer to Purchase and to pay any related premiums, fees and expenses in connection with the purchase of such notes.

In addition, BATCAP intends to on-lend a portion of the net proceeds of the offering of the BATCAP Notes to RAI. As a consequence, RAI intends to use such amounts to purchase the series of the Tender Offer Notes issued by RAI listed in the table below, upon the terms and subject to the conditions set out in the Offer to Purchase and to pay any related premiums, fees and expenses in connection with the purchase of such notes.

In addition, BATIF intends to use a portion of the net proceeds of the offering of the BATIF Notes, together with existing cash on hand at BATIF, to purchase for cash the series of the Tender Offer Notes issued by BATIF listed in the table below, upon the terms and subject to the conditions set out in the Offer to Purchase and to pay any related premiums, fees and expenses in connection with the purchase of such notes.

Prospective investors should be aware that we retain substantial discretion as to the series, ultimate amount and timing of any debt to be refinanced, which could include other indebtedness not subject to the Tender Offers (as defined in “Concurrent Debt Tender Offers”).

Issuer/Offeror	Title of Security	CUSIP/ISIN Number	Principal Amount Outstanding(1)
BATIF	3.500% Notes due 2022	05530QAL4/ US05530QAL41/ USG08820CJ26	$500,000,000
RAI	3.250% Notes due 2022	761713AX4/ US761713AX48	$158,484,000
BATCAP	2.764% Notes due 2022	05526DAV7/ US05526DAV73	$2,250,000,000
BATIF	3.250% Notes due 2022	05530QAF7/ US05530QAF72/ USG08820BX29	$900,000,000
RAI	4.000% Notes due 2022	761713BF2/ US761713BF23	$1,000,000,000
BATIF	6.000% Notes due 2022	XS0436059843	£250,000,000
BATIF	3.625% Notes due 2021	XS0704178556	€600,000,000

(1) As of the date hereof.

One or more of the underwriters or their respective affiliates may hold Tender Offer Notes and may tender such Tender Offer Notes in the Tender Offers, but they are under no obligation to do so. To the extent any underwriter tenders Tender Offer Notes it holds pursuant to the Tender Offers and such Tender Offer Notes are accepted for purchase, such underwriter may receive a portion of the net proceeds from this offering. If the amount of such proceeds received by the underwriters or their affiliates equals at least 5% of the net proceeds of this offering, a “conflict of interest” under Financial Industry Regulatory Authority (“FINRA”) Rule 5121 will be deemed to exist. As such, this offering is being conducted in compliance with FINRA Rule 5121, which requires prominent disclosure of the nature of the conflict of interest in the prospectus supplement for such offering. See “Underwriting (Conflicts of Interest)”.

The Tender Offers are conditioned upon the satisfaction or waiver of certain conditions, including the Financing Condition (as defined in “Concurrent Debt Tender Offers”), and we cannot assure you that the Tender Offers will be consummated in accordance with their respective terms, or at all, or that the Tender Offer Notes will be tendered and purchased in the Tender Offers. This offering is not conditioned upon the consummation of the Tender Offers.

Covenants	Each of the Issuers and the Guarantors has agreed to observe certain covenants with respect to the Notes and the Guarantees. See “Description of Debt Securities and Guarantees Issued under the 2019 Indentures—Covenants of the Issuer and the Guarantors” in the accompanying prospectus.

Events of Default	For a discussion of certain events that will permit the acceleration of the Notes, including acceleration of certain other indebtedness of the Issuers and the Guarantors, see “Description of Debt Securities and Guarantees Issued under the 2019 Indentures—Events of Default” in the accompanying prospectus.

Optional Redemption	Before the applicable Par Call Date (as defined in “Description of the BATCAP Notes and the BATCAP Notes Guarantees—Redemption—Optional Redemption” and “Description of the BATIF Notes and the BATIF Notes Guarantees—Redemption—Optional Redemption”, as applicable) for the relevant series of Notes, the relevant Issuer may redeem the relevant series of Notes in whole or in part, at its option, at any time and from time to time at a redemption price equal to the greater of (x) 100% of the principal amount of the relevant series of Notes to be redeemed and (y) the sum of the present values of the applicable Remaining Scheduled Payments (as defined in “Description of the BATCAP Notes and the BATCAP Notes Guarantees—Redemption—Optional Redemption” and “Description of the BATIF Notes and the BATIF Notes Guarantees—Redemption—Optional Redemption”, as applicable) discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months or, in the case of an incomplete month, the number of days elapsed) at the Treasury Rate (as defined in “Description of the BATCAP Notes and the BATCAP Notes Guarantees—Redemption—Optional Redemption” and “Description of the BATIF Notes and the BATIF Notes Guarantees—Redemption—Optional Redemption”, as applicable), plus:

in the case of the 2028 BATCAP Notes, 30 basis points

in the case of the 2031 BATCAP Notes, 35 basis points

in the case of the 2040 BATCAP Notes, 35 basis points

in the case of the 2050 BATCAP Notes, 40 basis points

in the case of the BATIF Notes, 25 basis points

together with, in each case:

accrued and unpaid interest on the principal amount of the relevant series of Notes to be redeemed to but excluding, the date of redemption. See “Description of the BATCAP Notes and the BATCAP Notes Guarantees—Redemption—Optional Redemption” and “Description of the BATIF Notes and the BATIF Notes Guarantees—Redemption—Optional Redemption”.

On or after the applicable Par Call Date (as defined in “Description of the BATCAP Notes and the BATCAP Notes Guarantees—Redemption—Optional Redemption” and “Description of the BATIF Notes and the BATIF Notes Guarantees—Redemption—Optional Redemption”, as applicable) the relevant Issuer may redeem the relevant series of Notes in whole or in part, at its option, at a redemption price equal to 100% of the principal amount of the Notes of such series to be redeemed, plus accrued and unpaid interest on the principal amount being redeemed to, but excluding, the redemption date. See “Description of the BATCAP Notes and the BATCAP Notes Guarantees—Redemption—Optional Redemption” and “Description of the BATIF Notes and the BATIF Notes Guarantees—Redemption—Optional Redemption”.

Redemption for Tax Reasons	Each Issuer may redeem in whole but not in part, at its option, the relevant series of Notes issued by it at a redemption price equal to 100% of the outstanding principal amount of such Notes, plus any accrued and unpaid interest to, but excluding, the date of redemption, if the relevant Issuer or a Guarantor becomes obligated to pay Additional Amounts (as defined in “Description of Debt Securities and Guarantees Issued under the 2019 Indentures— Guarantees—Additional Amounts” in the accompanying prospectus) due to a Change in Tax Law (as defined in “Description of Debt Securities and Guarantees Issued under the 2019 Indentures—Redemption—Redemption for Tax Reasons” in the accompanying prospectus) with respect to such series of Notes or payments under the Guarantees in respect thereof. See “Description of the Notes and the Guarantees Issued under the 2019 Indentures—Redemption—Redemption for Tax Reasons” in the accompanying prospectus.

Payment of Additional Amounts	Subject to certain exceptions and limitations, each of the Parent, BATIF and BATNF will make payments pursuant to the applicable BATCAP Notes Guarantee without withholding or deduction for or on account of any present or future tax, levy, impost or other similar governmental charge (“Taxes”) imposed, assessed, levied or collected by or for the account of the United Kingdom (in the case of a payment by the Parent or BATIF) or the Netherlands (in the case of a payment by BATNF), including, in each case, any political subdivision thereof or any authority thereof having the power to tax (a “Relevant Taxing Jurisdiction”), unless such withholding or deduction is required by law. If any such BATCAP Notes Guarantor is required by a Relevant Taxing Jurisdiction to so withhold or deduct such Taxes, such BATCAP Notes Guarantor will, subject to certain exceptions, pay to the holder such Additional Amounts as will result in the receipt by the holder of such amounts as would have been received by it if no such withholding or deduction of Taxes had been required. See “Description of the BATCAP Notes and the BATCAP Notes Guarantees—Additional Amounts” and “Description of Debt Securities and Guarantees Issued under the 2019 Indentures—Additional Amounts” in the accompanying prospectus.

Subject to certain exceptions and limitations, each of the UK Issuer and the BATIF Notes Guarantors will make payments on the BATIF Notes or pursuant to the applicable BATIF Notes Guarantee, as applicable, without withholding or deduction for or on account of any present or future Taxes imposed, assessed, levied or collected by or for the account of the United States (in the case of a payment by BATCAP or RAI), the United Kingdom (in the case of a payment by the Parent or BATIF) or the Netherlands (in the case of a payment by BATNF), including, in each case, any political subdivision thereof or any authority thereof having the power to tax (a “Relevant Taxing Jurisdiction”), unless such withholding or deduction is required by law. If the UK Issuer or, if applicable, any such BATIF Notes Guarantor is required by a Relevant Taxing Jurisdiction to so withhold or deduct such Taxes, the UK Issuer or, if applicable, such BATIF Notes Guarantor will, subject to certain exceptions, pay to the holder such Additional Amounts as will result in the receipt by the holder of such amounts as would have been received by it if no such withholding or deduction of Taxes had been required. See “Description of the BATIF Notes and the BATIF Notes Guarantees—Additional Amounts” and “Description of Debt Securities and Guarantees Issued under the 2019 Indentures—Additional Amounts” in the accompanying prospectus.

Denomination, Form and Registration of Notes	The Notes will be issued in fully registered form and only in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The Notes will be issued initially as Global Notes (as defined below).

Further Issues	The aggregate principal amount of Notes issuable under the Indentures is unlimited. Each Issuer may, from time to time, without notice to or the consent of the holders of the Notes in respect of any series of Notes issued by such Issuer “reopen” such series of Notes and create and issue additional notes having different or substantially the same terms and conditions as the Notes issued hereunder. See “Description of the BATCAP Notes and the BATCAP Notes Guarantees—Further Issues” and “Description of the BATIF Notes and the BATIF Notes Guarantees—Further Issues”.

Trustee	BATCAP Notes: Citibank, N.A.
BATIF Notes: Citibank, N.A.

Paying Agent, Transfer Agent, Registrar and Calculation Agent	BATCAP Notes: Citibank, N.A.
BATIF Notes: Citibank, N.A.

Tax Considerations	For a discussion of certain U.S. Federal income, U.K. and Dutch tax considerations relating to the Notes, see “Certain Tax Considerations” in the accompanying prospectus. You should consult your own tax advisor to determine the tax consequences of an investment in the Notes.

Governing Law	The Notes, the Guarantees and the Indentures will be governed by and construed in accordance with the laws of the State of New York.

Listing	The BAT Group intends to apply to list the Notes on the New York Stock Exchange (“NYSE”). No assurance can be given that such application will be approved or that any of the Notes will be listed and, if listed, that such Notes will remain listed for the entire term of such Notes. The Notes may be listed on another exchange in the relevant Issuer’s sole discretion.

Risk Factors	Investing in the Notes involves risks. Prior to investing in the Notes, prospective investors should consider, together with the other information set out in this prospectus supplement, the factors and risks attaching to an investment in the Notes. See “Risk Factors” in this prospectus supplement and the accompanying prospectus.

CUSIPs	2028 BATCAP Notes: 05526D BR5
2031 BATCAP Notes: 05526D BS3
2040 BATCAP Notes: 05526D BT1
2050 BATCAP Notes: 05526D BU8
BATIF Notes: 05330Q AN0

ISINs	2028 BATCAP Notes: US05526DBR52
2031 BATCAP Notes: US05526DBS36
2040 BATCAP Notes: US05526DBT19
2050 BATCAP Notes: US05526DBU81
BATIF Notes: US05330QAN07

CONCURRENT DEBT TENDER OFFERS

Concurrently with this offering, each of the Issuers and RAI (the “Offerors” and, each Offeror in respect of the applicable series of notes issued by such Offeror, the “applicable Offeror”) have launched offers to purchase for cash (together, the “Tender Offers”) up to an aggregate purchase price (excluding accrued interest) (together with the purchase price for the series of the Tender Offer Notes issued by the other applicable Offerors) of $2 billion (equivalent) of the following series of outstanding notes (together, the “Tender Offer Notes”), issued by such applicable Offeror. The Tender Offers are being made upon the terms and subject to the conditions set out in the offer to purchase dated as of the date of this prospectus supplement (the “Offer to Purchase”), (including a financing condition (the “Financing Condition”) that the Issuers shall have completed one or more offerings of debt securities that result in aggregate net proceeds of at least $2 billion, on terms and subject to conditions satisfactory to the Offerors in their sole discretion, and the Offerors shall have available funds sufficient to pay (i) the total consideration in the Tender Offers and (ii) all fees and expenses related to the Tender Offers):

Issuer/Offeror	Title of Security	CUSIP/ISIN Number	Principal Amount Outstanding(1)
BATIF	3.500% Notes due 2022	05530QAL4/ US05530QAL41/ USG08820CJ26	$500,000,000
RAI	3.250% Notes due 2022	761713AX4/ US761713AX48	$158,484,000
BATCAP	2.764% Notes due 2022	05526DAV7/ US05526DAV73	$2,250,000,000
BATIF	3.250% Notes due 2022	05530QAF7/ US05530QAF72/ USG08820BX29	$900,000,000
RAI	4.000% Notes due 2022	761713BF2/ US761713BF23	$1,000,000,000
BATIF	6.000% Notes due 2022	XS0436059843	£250,000,000
BATIF	3.625% Notes due 2021	XS0704178556	€600,000,000

(1) As of the date hereof.

The Offerors reserve the right, subject to applicable law and as described in the Offer to Purchase, to: (i) waive any and all conditions to the Tender Offers; (ii) extend or terminate the Tender Offers; (iii) increase or decrease the maximum tender amount or any sub-cap; or (iv) otherwise amend each Tender Offer in any respect.

One or more of the underwriters or their respective affiliates may hold Tender Offer Notes and may tender such Tender Offer Notes in the Tender Offers, but they are under no obligation to do so. To the extent any underwriter tenders Tender Offer Notes it holds pursuant to the Tender Offers and such Tender Offer Notes are accepted for purchase, such underwriter may receive a portion of the net proceeds from this offering. If the amount of such proceeds received by the underwriters or their affiliates equals at least 5% of the net proceeds of this offering, a “conflict of interest” under Financial Industry Regulatory Authority (“FINRA”) Rule 5121 will be deemed to exist. As such, this offering is being conducted in compliance with FINRA Rule 5121, which requires prominent disclosure of the nature of the conflict of interest in the prospectus supplement for such offering. See “Underwriting (Conflicts of Interest)”.

The Tender Offers are conditioned upon the satisfaction or waiver of certain conditions, and we cannot assure you that the Tender Offers will be consummated in accordance with their respective terms, or at all, or that the Tender Offer Notes will be tendered and purchased in the Tender Offers. This offering is not conditioned upon the consummation of the Tender Offers.

The discussion under “Certain Tax Considerations” in the accompanying prospectus does not address all of the tax considerations that may be relevant to investors that purchase Notes and also participate in the Tender Offers.

This prospectus supplement does not relate to the Tender Offers, which are only made upon the terms and subject to the conditions set out in the Offer to Purchase.

RISK FACTORS

Investing in the Notes offered by this prospectus supplement and the accompanying prospectus involves risk. Before you make a decision to buy such Notes, you should read and carefully consider the risks and uncertainties discussed in the section captioned “Risks and Uncertainties” in the Half-Year Report and the sections captioned “Principal Group Risks” and “Group Risk Factors” and “Recent Developments” in our Annual Report on Form 20-F for the year ended December 31, 2019, filed with the SEC on March 26, 2020, incorporated by reference herein, as well as the risks described in this prospectus supplement, the accompanying prospectus and any related free writing prospectus or in other documents that are subsequently incorporated by reference. Additional risks not currently known to us or that are currently deemed immaterial may also have a material adverse effect on us. You should carefully consider the aforementioned risks together with the other information in this prospectus supplement, the accompanying prospectus and incorporated by reference herein before deciding to invest in the Notes. If any of those risks actually occurs, our business, financial condition and results of operations could be materially and adversely affected. In that case, the applicable members of the BAT Group may be unable to make required payments of principal of, or premium, if any, and interest on, the Notes.

Exchange rate risks and exchange controls may adversely impact currency conversions of principal and interest paid on the Notes.

The applicable Issuer will pay principal and interest on the relevant Notes in U.S. dollars (the “Specified Currency”). This presents certain risks relating to currency conversions if an investor’s financial activities are denominated principally in a currency or currency unit (the “Investor’s Currency”) other than the Specified Currency. These include the risk that exchange rates may significantly change (including changes due to devaluation of the Specified Currency or revaluation of the Investor’s Currency) and the risk that authorities with jurisdiction over the Investor’s Currency may impose or modify exchange controls. An appreciation in the value of the Investor’s Currency relative to the Specified Currency would decrease the Investor’s Currency equivalent yield on the Notes, the Investor’s Currency equivalent value of the principal payable on the Notes and the Investor’s Currency equivalent market value of the Notes.

The Notes will initially be held in book-entry form and therefore you must rely on the procedures of relevant clearing systems to exercise any rights and remedies.

Unless and until Notes in definitive registered form, or definitive registered Notes, are issued in exchange for book-entry interests, owners of book-entry interests will not be considered owners or holders of Notes. DTC, or its nominee, will be the registered holder of the Global Notes for the benefit of its participants. After payment to the registered holder, we will have no responsibility or liability for the payment of interest, principal or other amounts to the owners of book-entry interests. Accordingly, if you own a book-entry interest, you must rely on the procedures of DTC, and if you are not a participant in DTC, on the procedures of the participants through which you own your interest, to exercise any rights and obligations of a holder under the applicable Indenture. See “Book Entry, Delivery and Form of Securities”.

Unlike the holders of Notes themselves, owners of book-entry interests will not have any direct rights to act upon our solicitations for consents, requests for waivers or other actions from holders of the Notes. Instead, if you own a book-entry interest, you will be permitted to act only to the extent you have received appropriate proxies to do so from DTC, or, if applicable, from a participant. There can be no assurance that procedures implemented for the granting of such proxies will be sufficient to enable you to vote on any matters on a timely basis.

Similarly, upon the occurrence of an event of default under the relevant Indenture, unless and until definitive registered notes are issued in respect of all book-entry interests, if you own a book-entry interest, you will be restricted to acting through DTC. The procedures to be implemented through DTC may not be adequate to ensure the timely exercise of rights under the Notes. See “Book Entry, Delivery and Form of Securities”.

The impact of the present coronavirus (the “COVID 19 pandemic”) on our results of operations and financial condition is uncertain and cannot be predicted.

The BAT Group continues to monitor developments closely as the COVID-19 pandemic develops. To date, the impact of the COVID-19 pandemic on the BAT Group’s business has not been material, but if the situation deteriorates or persists for an extended period in key geographies the risk of a significant adverse impact to the BAT Group’s business will increase.

The impact of the COVID-19 pandemic to the BAT Group’s business will depend on a range of factors which we are not able to accurately predict, including the duration and scope of the pandemic, the geographies impacted, the impact of the pandemic on economic activity and the nature and severity of measures adopted by governments. These factors include, but are not limited to:

•

Reductions or volatility in consumer demand for one or more of our products due to illness, retail closures, quarantine or other travel restrictions, economic hardship and customer- downtrading (switching to a cheaper brand), which may impact the BAT Group’s market share.

•

The deterioration of socio-economic conditions and disruptions to the BAT Group’s operations, such as its supply chain, or manufacturing or distribution capabilities, which may result in increased costs due to the need for more complex supply chain arrangements, to expand existing facilities or to maintain inefficient facilities, or in a reduction of the BAT Group’s sales volumes.

•

Significant volatility in financial markets (including exchange rate volatility) and measures adopted by governments and central banks that further restrict liquidity, which may limit the BAT Group’s access to funds, lead to shortages of cash and cash equivalents needed to operate the BAT Group’s business, and impact the BAT Group’s ability to refinance its existing debt.

All of these factors may have material adverse effects on the BAT Group’s results of operations and financial condition.

Please see the Half-Year Report and BAT’s Reports on Form 6-K filed with the SEC on April 30, 2020 and June 9, 2020 for additional information on the impact of COVID-19 on the BAT Group’s business.

USE OF PROCEEDS

We estimate that the net proceeds from this offering of Notes will be approximately $6,222,000,000 after deducting the underwriting discounts but before deducting expenses. We intend to use the net proceeds from this offering for general corporate purposes, including debt refinancing, which may take the form of tender offers, redemptions, repayments at maturity, repurchases or other transactions.

In connection therewith, each applicable Offeror has launched Tender Offers for the series of the Tender Offer Notes listed in the table below issued by such applicable Offeror up to an aggregate purchase price (excluding accrued interest) (together with the purchase price for the series of the Tender Offer Notes issued by the other applicable Offerors) of $2 billion (equivalent), upon the terms and subject to the conditions set out in the Offer to Purchase.

Specifically, BATCAP intends to use a portion of the net proceeds of the offering of the BATCAP Notes, together with existing cash on hand at BATCAP, to purchase for cash the series of the Tender Offer Notes issued by BATCAP listed in the table below, subject to the terms of the Offer to Purchase and to pay any related premiums, fees and expenses in connection with the purchase of such notes.

In addition, BATCAP intends to on-lend a portion of the net proceeds of the offering of the BATCAP Notes to RAI. As a consequence, RAI intends to use such amounts to purchase the series of the Tender Offer Notes issued by RAI listed in the table below, subject to the terms of the Offer to Purchase and to pay any related premiums, fees and expenses in connection with the purchase of such notes.

In addition, BATIF intends to use a portion of the net proceeds of the offering of the BATIF Notes, together with existing cash on hand at BATIF, to purchase for cash the series of the Tender Offer Notes issued by BATIF listed in the table below, subject to the terms of the Offer to Purchase and to pay any related premiums, fees and expenses in connection with the purchase of such notes.

Prospective investors should be aware that we retain substantial discretion as to the series, ultimate amount and timing of any debt to be refinanced, which could include other indebtedness not included in the Tender Offers.

Issuer/Offeror	Title of Security	CUSIP/ISIN Number	Principal Amount Outstanding(1)
BATIF	3.500% Notes due 2022	05530QAL4/ US05530QAL41/ USG08820CJ26	$500,000,000
RAI	3.250% Notes due 2022	761713AX4/ US761713AX48	$158,484,000
BATCAP	2.764% Notes due 2022	05526DAV7/ US05526DAV73	$2,250,000,000
BATIF	3.250% Notes due 2022	05530QAF7/ US05530QAF72/ USG08820BX29	$900,000,000
RAI	4.000% Notes due 2022	761713BF2/ US761713BF23	$1,000,000,000
BATIF	6.000% Notes due 2022	XS0436059843	£250,000,000
BATIF	3.625% Notes due 2021	XS0704178556	€600,000,000

(1) As of the date hereof.

The Offerors reserve the right, subject to applicable law and as described in the Offer to Purchase, to: (i) waive any and all conditions to the Tender Offers; (ii) extend or terminate the Tender Offers; (iii) increase or decrease the maximum tender amount or any sub-cap; or (iv) otherwise amend each Tender Offer in any respect.

One or more of the underwriters or their respective affiliates may hold Tender Offer Notes and may tender such Tender Offer Notes in the Tender Offers, but they are under no obligation to do so. To the extent any underwriter tenders Tender Offer Notes it holds pursuant to the Tender Offers and such Tender Offer Notes are accepted for purchase, such underwriter may receive a portion of the net proceeds from this offering. If the amount of such proceeds received by the underwriters or their affiliates equals at least 5% of the net proceeds of this offering, a “conflict of interest” under Financial Industry Regulatory Authority (“FINRA”) Rule 5121 will be deemed to exist. As such, this offering is being conducted in compliance with FINRA Rule 5121, which requires prominent disclosure of the nature of the conflict of interest in the prospectus supplement for such offering. See “Underwriting (Conflicts of Interest)”.

The Tender Offers are conditioned upon the satisfaction or waiver of certain conditions, and we cannot assure you that the Tender Offers will be consummated in accordance with their respective terms, or at all, or that the Tender Offer Notes will be tendered and purchased in the Tender Offers. This offering is not conditioned upon the consummation of the Tender Offers.

CAPITALIZATION

The following table sets forth our consolidated cash and cash equivalents and capitalization and indebtedness as at June 30, 2020, on an actual basis and on an as adjusted basis after giving effect to (i) this offering (see note 2 to the table below), (ii) the Tender Offers as described under “Concurrent Debt Tender Offers” and “Use of Proceeds” and (iii) the net issuance and repayment of certain borrowings through August 14, 2020 (see note 3 to the table below).

This information is unaudited and reflects only the adjustments detailed in the foregoing paragraph and should be read in conjunction with our audited consolidated financial information and related notes and our unaudited condensed consolidated financial information and related notes, each incorporated by reference into this prospectus supplement.

	As at June 30, 2020(1)	As adjusted
	£ m	£ m
Cash and cash equivalents(2)(3)(5)	4,784	6,972

Current interest-bearing liabilities	7,066	5,833
Unsecured, guaranteed bond issuance(3)(5)	2,447	1,093
Unsecured commercial paper(3)(5)	224	1,594
Unsecured other loans(3)	3,129	1,880
Unsecured bank loans	683	683
Bank overdrafts	434	434
Lease liabilities	149	149
Non-current interest-bearing liabilities	43,395	46,882
Unsecured, guaranteed bond issuance(2)(5)	41,067	44,554
Unsecured other loans	1,929	1,929
Unsecured bank loans	8	8
Lease liabilities	391	391
Total borrowings	50,461	52,715
Share capital	614	614
Share premium, capital redemption and merger reserve	26,617	26,617
Other reserve	490	490
Retained earnings(2)(4)	41,422	41,356
Owners of the parent	69,143	69,077
Non-controlling interests	282	282
Total equity	69,425	69,359
Total capitalization	119,886	122,074

Notes:

(1)

Other than the breakdown of the components of current interest-bearing liabilities and non-current interest-bearing liabilities, the amounts shown in the table as at June 30, 2020 were extracted directly from the unaudited condensed consolidated financial statements as of and for the six-months ended June 30, 2020 included in the Half-Year Report.

(2)

We intend to use the estimated net proceeds from this offering of approximately $6,222 million for general corporate purposes, including to purchase Tender Offer Notes validly tendered and accepted for purchase pursuant to the Tender Offers (up to an aggregate purchase price (excluding accrued interest) of $2 billion). For illustrative purposes, this table has been prepared based on the assumption that (a) this offering will increase our unsecured, guaranteed bond issuances by £5,034 million and will increase our cash and cash equivalents by £5,034 million,

(b) the Tender Offers will decrease our non-current unsecured, guaranteed bond issuances by £1,547 million and will decrease our cash and cash equivalents by £1,618 million and our retained earnings by £71 million. For the purposes of the “As adjusted” column in the capitalization table, we assumed (i) that 100% of the aggregate principal amount of the Tender Offer Notes of each series is tendered pursuant to the Tender Offers and $2 billion aggregate principal amount of Tender Offer Notes (excluding accrued interest) is purchased in accordance with the acceptance priority levels set out in the Offer to Purchase and (ii) the purchase price for each series of Tender Offer Notes will be equal to the hypothetical total consideration for such series of Tender Offer Notes shown in the Offer to Purchase.

Solely for the purpose of reflecting this offering and the Tender Offer Notes in the table above, amounts denominated in USD were translated to GBP at the June 30, 2020 exchange rate of £1.00 = $1.236.

The Offerors reserve the right, subject to applicable law and as described in the Offer to Purchase, to: (i) waive any and all conditions to the Tender Offers; (ii) extend or terminate the Tender Offers; (iii) increase or decrease the maximum tender amount or any sub-cap; or (iv) otherwise amend each Tender Offer in any respect.

(3)	Through August 14, 2020, as a result of the following issuances and repayments after June 30, 2020:

•

Unsecured, guaranteed bond issuances decreased by £1,354 million due to the repayment of a €600 million bond in July 2020 and a $1,000 million bond in August 2020 and, solely as it relates to the repayment of unsecured, guaranteed bond issuance, our cash and cash equivalents decreased by £1,349 million;

•

Unsecured commercial paper increased by a net amount of £1,370 million due to the repayments and issuances of commercial paper and, solely as it relates to the net issuance of commercial paper, our cash and cash equivalents increased by £1,370 million;

•

Unsecured other loans decreased by a net £1,249 million due to the repayment of term loans and the utilization of short-term bilateral facilities, and, solely as it relates to the repayment of term loans and the utilization of short-term bilateral facilities, our cash and cash equivalents decreased by £1,249 million.

The cumulative effect on our cash and cash equivalents of the above issuances and repayments was a decrease by £1,228 million as of August 14, 2020 compared to June 30, 2020.

(4)

Retained earnings comprises the BAT Group’s retained earnings at June 30, 2020 of £41,422 million, adjusted for a foreign exchange gain of £5 million associated with the €600 million bond repayment. The adjustment to retained earnings excludes the impact of derivatives used to minimize balance sheet translation exposure in line with the BAT Group’s risk management policies.

(5)

The presentation currency of the BAT Group is Pound sterling. Solely for purposes of reflecting the issuance and repayment of certain borrowings in the table above, the transactions from June 30, 2020 to August 14, 2020 in note (3) above are translated to Pound sterling as follows:

•	Foreign currency transactions arising in an entity with a Pound sterling functional currency are recognized using the prevailing exchange rate at the date of the transaction; and

•

Transactions impacting cash and borrowings of Group undertaking with a non-Pound sterling functional currency are translated to Pound sterling at the applicable June 30, 2020 rate of exchange. Amounts denominated in USD were translated to GBP at the June 30, 2020 exchange rate of £1.00 = $1.236 and amounts denominated in Euro were translated to GBP at the exchange rate of £1.00 = €1.100.

(6)

The “As adjusted” column does not reflect the cash cost of accrued interest payable on (i) the bond repayments in July 2020 and August 2020 or the repayment of term loans (ii) the utilization of other short-term bilateral facilities or (iii) the purchase of any Tender Offer Notes that may be accepted pursuant to the Tender Offers.

DESCRIPTION OF THE BATCAP NOTES AND THE BATCAP NOTES GUARANTEES

The following is a summary of the material provisions of the BATCAP Notes Indenture (as described below), the applicable supplemental indentures and the BATCAP Notes. We urge you to read the BATCAP Notes, the BATCAP Notes Indenture and any applicable supplemental indenture in their entirety because such BATCAP Notes, BATCAP Notes Indenture and applicable supplemental indenture, not this summary, define your rights as a holder of the BATCAP Notes. A copy of the BATCAP Notes, the BATCAP Notes Indenture and supplemental indentures will be made available upon request to BAT at the address indicated under the section entitled “Where You Can Find More Information; Incorporation by Reference” of this prospectus supplement. Any capitalized term used herein but not defined shall have the meaning assigned to such term in the BATCAP Notes Indenture, the applicable supplemental indenture or under “—Certain Definitions” in the accompanying prospectus.

The following summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all of the provisions of the BATCAP Notes Indenture, any applicable supplemental indenture and/or an officer’s certificate delivered under the BATCAP Notes Indenture and those terms made a part of the BATCAP Notes Indenture and/or applicable supplemental indenture and/or an officer’s certificate delivered under the BATCAP Notes Indenture by reference to the Trust Indenture Act of 1939, as amended (the “TIA”), as in effect on the date of the closing of the offering of the BATCAP Notes.

GENERAL

The 2.259% Notes due 2028 (the “2028 BATCAP Notes”), the 2.726% Notes due 2031 (the “2031 BATCAP Notes”), the 3.734% Notes due 2040 (the “2040 BATCAP Notes”) and the 3.984% Notes due 2050 (the “2050 BATCAP Notes” and, together with the 2028 BATCAP Notes, the 2031 BATCAP Notes and the 2040 BATCAP Notes, the “BATCAP Notes”) will be issued by B.A.T Capital Corporation (“BATCAP” or the “US Issuer”).

In this prospectus supplement, we refer to each series of the BATCAP Notes as a “series” of BATCAP Notes.

The 2028 BATCAP Notes will mature on March 25, 2028. The 2031 BATCAP Notes will mature on March 25, 2031. The 2040 BATCAP Notes will mature on September 25, 2040. The 2050 BATCAP Notes will mature on September 25, 2050.

The BATCAP Notes will be issued in registered form and treated as four separate series of debt securities and will each be issued under a separate supplemental indenture to the indenture dated as of September 6, 2019 (as amended or supplemented from time to time, the “BATCAP Notes Indenture”) entered into by and among BATCAP, as Issuer, British American Tobacco p.l.c. (“BAT” or the “Parent”), B.A.T. International Finance p.l.c. (“BATIF”), B.A.T. Netherlands Finance B.V. (“BATNF”) and, unless its guarantee is released in accordance with the BATCAP Notes Indenture, Reynolds American Inc. (“RAI”), each as a guarantor, Citibank, N.A., as trustee (the “Trustee”), registrar, transfer agent, calculation agent and initial paying agent (in such several capacities under the BATCAP Notes Indenture, the “Registrar”, “Transfer Agent”, “Calculation Agent”, and “Paying Agent”, respectively).

Each guarantee in respect of the BATCAP Notes is referred to herein as a “BATCAP Notes Guarantee” and each entity that provides a BATCAP Notes Guarantee is referred to herein as a “BATCAP Notes Guarantor”. In this “Description of the BATCAP Notes and the BATCAP Notes Guarantees”, the terms “holder”, “Noteholder” and other similar terms refer to a “registered holder” of BATCAP Notes, and not to a beneficial owner of a book-entry interest in any BATCAP Notes.

PRINCIPAL, MATURITY AND INTEREST

The obligations of the US Issuer under the BATCAP Notes and BATCAP Notes Indenture are fully and unconditionally guaranteed on a joint and several, and senior and unsecured basis by each of the

Parent, BATIF, BATNF and, unless its guarantee is released in accordance with the BATCAP Notes Indenture, RAI.

The BATCAP Notes are initially issuable in the following aggregate principal amounts not to be exceeded, with maturity dates as follows:

Series of BATCAP Notes	Aggregate principal amount	Maturity date
2028 BATCAP Notes	$1,750,000,000	March 25, 2028
2031 BATCAP Notes	$1,250,000,000	March 25, 2031
2040 BATCAP Notes	$750,000,000	September 25, 2040
2050 BATCAP Notes	$1,000,000,000	September 25, 2050

Interest

The BATCAP Notes will bear interest per annum as follows:

Series of Notes	Interest rate per annum
2028 BATCAP Notes	2.259%
2031 BATCAP Notes	2.726%
2040 BATCAP Notes	3.734%
2050 BATCAP Notes	3.984%

The BATCAP Notes will bear interest from the date of the initial issuance of such BATCAP Notes or from the most recent interest payment date to which interest has been paid or provided for, payable semi-annually in arrears on March 25 and September 25 of each year, commencing on March 25, 2021 (each, an “Interest Payment Date”) until each series’ respective maturity date, unless previously purchased and cancelled or redeemed by the US Issuer, to the person in whose name any BATCAP Note is registered at the close of business on the 15th calendar day preceding each Interest Payment Date, whether or not such day is a Business Day (each, a “Record Date”) notwithstanding any transfer or exchange of such BATCAP Notes subsequent to the Record Date and prior to such Interest Payment Date, except that, if and to the extent the US Issuer shall default in the payment of the interest due on such Interest Payment Date, and the applicable grace period shall have expired, such defaulted interest may at the option of the US Issuer be paid to the persons in whose names the outstanding BATCAP Notes are registered at the close of business on a subsequent Record Date (which shall not be less than five Business Days prior to the date of payment of such defaulted interest) established by notice sent by or on behalf of the US Issuer to the holders of BATCAP Notes, not less than 15 days preceding such subsequent Record Date. Interest will be computed on the basis of a 360-day year consisting of twelve 30-day months, or in the case of an incomplete month, the number of days elapsed. If the date on which any interest payment or principal payment is to be made is not a Business Day, such payment will be made on the next day which is a Business Day, without any further interest or other amounts being paid or payable in connection therewith. A “Business Day” refers to any day which is not, in London or New York City, or any other place of payment, a Saturday, Sunday, legal holiday or a day on which banking institutions are authorized or obligated by law or regulation to close.

Form and Denomination

The BATCAP Notes of each series will be issued in fully registered form and only in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof, and will be issued initially as global notes representing the BATCAP Notes of each series (collectively, the “BATCAP Global Notes”). The BATCAP Global Notes initially shall (i) be registered in the name of the Depository or the nominee of such Depository, in each case for the credit to an account of a member of, or direct or indirect participant in, the Depository; and (ii) be delivered to Citibank, N.A. as custodian for such Depository.

Place of Payment

For a description of the place or places where the principal of, and premium, if any, and interest, if any, and Additional Amounts, if any, on the BATCAP Notes of each series shall be payable, the place or places where any such BATCAP Notes may be surrendered for registration, transfer or exchange and the place or places where notices and demands to or upon the US Issuer in respect of such BATCAP Notes may be served, reference is made to the BATCAP Notes Indenture. See “Book—Entry, Delivery and Form of Securities—Payments”.

Further Issues

The aggregate principal amount of BATCAP Notes issuable under the BATCAP Notes Indenture is unlimited. The US Issuer may, from time to time, without notice to or the consent of the holders of the BATCAP Notes, issue notes of a new series or “reopen” any series of the BATCAP Notes and create and issue additional notes having substantially identical terms and conditions as the then-outstanding BATCAP Notes of a series (or in all respects except as to issue date, issue price, denomination, rate of interest, maturity date and the date from which interest, if any, shall accrue and except as may otherwise be provided in or pursuant to an officer’s certificate or any supplemental indenture relating thereto) so that the additional notes are consolidated and form a single series of BATCAP Notes with the BATCAP Notes, as the case may be; provided that if the additional notes are not fungible with the BATCAP Notes of the relevant series for United States Federal income tax purposes, the additional notes will have separate CUSIPs, ISINs, or other identifying numbers.

Status of the BATCAP Notes and the BATCAP Notes Guarantees

The BATCAP Notes will be unsecured and unsubordinated obligations of the US Issuer and will rank pari passu in right of payment among themselves and with all other direct, unsecured and unsubordinated obligations of the US Issuer (except those obligations preferred by statute or operation of law). Each BATCAP Notes Guarantor will fully and unconditionally guarantee, on a senior, unsecured basis, the due and punctual payment (and not collectability) of the principal of and interest on the BATCAP Notes (and the payment of additional amounts described under “—Additional Amounts” below) and other obligations under the BATCAP Notes Indenture when and as the same shall become due and payable, whether at stated maturity, by declaration of acceleration, call for redemption or otherwise. Each BATCAP Notes Guarantee will be an unsecured and unsubordinated obligation of the respective BATCAP Notes Guarantor and will rank pari passu in right of payment with all other direct, unsecured and unsubordinated obligations of such BATCAP Notes Guarantor (except those obligations preferred by statute or operation of law). The US Issuer and each BATCAP Notes Guarantor will be subject to a negative pledge with respect to certain types of indebtedness, which are discussed in “Description of Debt Securities and Guarantees Issued under the 2019 Indentures—Covenants of the Issuer and the Guarantors—Negative Pledge” in the accompanying prospectus.

Additional Amounts

Except as set forth below, the applicability of payments of Additional Amounts under the BATCAP Notes is as described in the description provided in the accompanying prospectus. The US Issuer is not required to pay Additional Amounts, except to the extent described in “Description of Debt Securities and Guarantees Issued under the 2019 Indentures—Covenants of the Issuer and the Guarantors—Limitation on Mergers, Consolidations, Amalgamations and Combinations” in the accompanying prospectus.

In addition to the exceptions and limitations described in the accompanying prospectus, no BATCAP Notes Guarantor shall be required to pay any Additional Amounts for or on account of any taxes imposed or to be withheld pursuant to the Dutch Withholding Tax Act 2021 (Wet bronbelasting 2021).

For more information on Additional Amounts and the circumstances under which the BATCAP Notes Guarantors must pay Additional Amounts, see “Description of Debt Securities and Guarantees Issued under the 2019 Indentures—Additional Amounts” in the accompanying prospectus.

Redemption

The BATCAP Notes will be subject to optional redemption by the US Issuer as described below under “—Optional Redemption”. The BATCAP Notes will also be subject to optional redemption by the US Issuer in the event of certain changes in tax laws applicable to payments in respect of the BATCAP Notes as described in “Description of Debt Securities and Guarantees Issued under the 2019 Indentures—Redemption—Redemption for Tax Reasons” in the accompanying prospectus.

Optional Redemption

The US Issuer may redeem the BATCAP Notes, in whole or in part, at the US Issuer’s option, at any time and from time to time before the applicable Par Call Date (as defined below), at a redemption price equal to the greater of (x) 100% of the principal amount of the series of BATCAP Notes to be redeemed and (y) as determined by the Independent Investment Banker (as defined below), the sum of the present values of the applicable Remaining Scheduled Payments (as defined below) discounted to the date of redemption (the “Redemption Date”) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months or, in the case of an incomplete month, the number of days elapsed) at the Treasury Rate (as defined below) plus, in the case of each respective series of BATCAP Notes as follows:

2028 BATCAP Notes	30 basis points
2031 BATCAP Notes	35 basis points
2040 BATCAP Notes	35 basis points
2050 BATCAP Notes	40 basis points

together with, in each case, accrued and unpaid interest on the principal amount of the BATCAP Notes to be redeemed to, but excluding, the Redemption Date.

If the US Issuer elects to redeem a series of the BATCAP Notes on or after the applicable Par Call Date, the US Issuer will pay an amount equal to 100% of the principal amount of the BATCAP Notes redeemed, plus accrued and unpaid interest, if any, to, but excluding, the date of redemption.

In connection with such optional redemption the following defined terms apply:

•

Comparable Treasury Issue means the United States Treasury security selected by the Independent Investment Banker that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the BATCAP Notes to the relevant Par Call Date.

•

Comparable Treasury Price means, with respect to any Redemption Date, (A) the average of the Reference Treasury Dealer Quotations for that Redemption Date, after excluding the highest and lowest of such Reference Treasury Dealer Quotations or (B) if the Independent Investment Banker for the BATCAP Notes obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such Quotations.

•	Independent Investment Banker means one of the Reference Treasury Dealers (as defined below) appointed by the US Issuer to act as the “Independent Investment Banker”.

•

Par Call Date means (i) January 25, 2028, with respect to any 2028 BATCAP Notes (two months prior to the maturity date of the 2028 BATCAP Notes), (ii) December 25, 2030, with respect to any 2031 BATCAP Notes (three months prior to the maturity date of the 2031 BATCAP Notes), (iii) March 25, 2040, with respect to any 2040 BATCAP Notes (six months prior to the maturity date of the 2040 BATCAP Notes) and (iv) March 25, 2050, with respect to any 2050 BATCAP Notes (six months prior to the maturity date of the 2050 BATCAP Notes).

•	Reference Treasury Dealer means each of BofA Securities, Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, NatWest Markets Securities Inc., SG Americas Securities,

LLC and Wells Fargo Securities, LLC and their respective successors and two other nationally recognized investment banking firms that are Primary Treasury Dealers specified from time to time by the US Issuer; provided, however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a “Primary Treasury Dealer”), the US Issuer shall substitute therefor another nationally recognized investment banking firm that is a Primary Treasury Dealer.

•

Reference Treasury Dealer Quotation means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker by such Reference Treasury Dealer at 3:30 p.m., New York City time, on the third Business Day immediately preceding that Redemption Date.

•

Remaining Scheduled Payments means, with respect to each BATCAP Note to be redeemed, the remaining scheduled payments of the principal thereof and interest thereon that would be due from and including the related Redemption Date, but for such redemption, to but excluding the relevant Par Call Date; provided, however, that if that Redemption Date is not an Interest Payment Date with respect to such BATCAP Notes, the amount of the next succeeding scheduled interest payment thereon will be reduced by the amount of interest accrued thereon to that Redemption Date.

•

Treasury Rate means, with respect to any Redemption Date, the rate per annum equal to the semi-annual equivalent yield to maturity (computed as of the third Business Day immediately preceding that Redemption Date) of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for that Redemption Date.

Notice of any optional redemption will be given in accordance with the BATCAP Notes Indenture at least 10 days but not more than 30 days before the Redemption Date to each holder of the BATCAP Notes to be redeemed. Any redemption may, at the US Issuer’s sole discretion, be subject to the satisfaction of one or more conditions precedent. In the event of a conditional redemption, the notice of conditional redemption shall reflect and specify the conditions to the redemption. Once the notice of redemption is delivered, BATCAP Notes called for redemption shall, subject to the satisfaction of any applicable conditions, become irrevocably due and payable on the Redemption Date.

If less than all the BATCAP Notes of a series are to be redeemed, in the case of a redemption at the US Issuer’s option as discussed in this section, the BATCAP Notes to be redeemed shall be selected in accordance with applicable procedures of DTC.

Upon presentation of any BATCAP Note redeemed in part only, the US Issuer will execute and upon receipt of a written direction from the US Issuer, the Paying Agent will authenticate and deliver (or cause to be transferred by book-entry) to, or on, the order of the holder thereof, at the expense of the US Issuer, a new BATCAP Note of authorized denominations in principal amount equal to the unredeemed portion of the BATCAP Note so presented.

The redemption price shall be calculated by the Independent Investment Banker and the US Issuer, and the Trustee and any agent shall be entitled to rely on such calculation.

Redemption for Tax Reasons

The ability of the US Issuer to redeem each series of BATCAP Notes due to a Change in Tax Law (as defined in the accompanying prospectus) is as described in the description provided in the accompanying prospectus. For more information on the US Issuer’s ability to redeem each series of BATCAP Notes due to a Change in Tax Law, see “Description of Debt Securities and Guarantees Issued under the 2019 Indentures—Redemption—Redemption for Tax Reasons” in the accompanying prospectus.

General

On or before any Redemption Date (as defined above), the US Issuer shall deposit with the Paying Agent money sufficient to pay the redemption price of and accrued and unpaid interest on the BATCAP Notes to be redeemed on such date.

On and after any Redemption Date, interest will cease to accrue on the BATCAP Notes or any portion thereof called for redemption.

Maturity

Unless previously purchased or redeemed by the US Issuer, and cancelled, the principal amount of each respective series of BATCAP Notes shall mature on:

Series of Notes	Maturity date
2028 BATCAP Notes	March 25, 2028
2031 BATCAP Notes	March 25, 2031
2040 BATCAP Notes	September 25, 2040
2050 BATCAP Notes	September 25, 2050

in an amount equal, in each case, to their principal amount, with accrued and unpaid interest to, but excluding, such date.

Covenants of the US Issuer and the BATCAP Notes Guarantors

The covenants of the US Issuer and the BATCAP Notes Guarantors are as described in the description provided in the accompanying prospectus. For more information on the covenants of the US Issuer and the BATCAP Notes Guarantors, see “Description of Debt Securities and Guarantees Issued under the 2019 Indentures—Covenants of the Issuer and Guarantors” in the accompanying prospectus.

Events of Default

The events of default with respect to any series of the BATCAP Notes are as described in the description provided in the accompanying prospectus. For more information on the events of default with respect to any series of the BATCAP Notes, see “Description of Debt Securities and Guarantees Issued under the 2019 Indentures—Events of Default” in the accompanying prospectus.

Listing

The US Issuer intends to apply to list the BATCAP Notes on the New York Stock Exchange (“NYSE”). No assurance can be given that such application will be approved or that any series of the BATCAP Notes will be listed and, if listed, that such BATCAP Notes will remain listed for the entire term of such BATCAP Notes. The BATCAP Notes may be listed on another exchange in the US Issuer’s sole discretion.

Consent to Service

Each of the non-U.S. BATCAP Notes Guarantors has initially designated BATCAP as its authorized agent for service of process in any legal suit, action or proceeding arising out of or relating to the performance of its obligations under the BATCAP Indenture, the supplemental indentures and the BATCAP Notes brought in any state or federal court in the Borough of Manhattan, the City of New York, and the BATCAP Notes Guarantors will irrevocably submit (but for these purposes only) to the non-exclusive jurisdiction of any such court in any such suit, action or proceeding.

Regarding the Trustee and Agents

Citibank, N.A. is the trustee under the BATCAP Notes Indenture. Citibank, N.A. is appointed by the US Issuer to act as registrar, transfer agent, calculation agent and initial paying agent for the BATCAP

Notes. The US Issuer can change the registrar, transfer agent, calculation agent or paying agent without prior notice to the holders of the BATCAP Notes. The address of Citibank, N.A., as paying agent, is Citibank, N.A., Agency & Trust, 388 Greenwich Street, New York, NY 10013. Citigroup Global Markets Inc., an affiliate of Citibank, N.A., is acting as underwriter to the offering as described under the heading “Underwriting (Conflicts of Interest)”. From time to time, Citibank, N.A. and its respective affiliates perform various other services for the BAT Group and its affiliates (including acting as a lender under one or more of the BAT Group’s lending facilities from time to time). An affiliate of Citibank, N.A., Citibank, N.A., London Branch, is the issuing and principal paying agent under the BAT Group’s EMTN Programme. Citibank, N.A. is the issuing and principal paying agent under the BAT Group’s U.S. commercial paper program and Citibank, N.A., London Branch is the issuing and principal paying agent under the BAT Group’s euro commercial paper program. Citibank, N.A. is paying agent and registrar for BATIF, RAI and R.J. Reynolds Tobacco Company (RJRT) notes issued pursuant to Rule 144A under the Securities Act, BATIF, RAI and RJRT notes issued pursuant to Regulation S under the Securities Act and BATCAP, BATIF, RAI and RJRT notes registered with the SEC.

DESCRIPTION OF THE BATIF NOTES AND THE BATIF NOTES GUARANTEES

The following is a summary of the material provisions of the BATIF Notes Indenture (as described below), the applicable supplemental indentures and the BATIF Notes. We urge you to read the BATIF Notes, the BATIF Notes Indenture and any applicable supplemental indenture in their entirety because such BATIF Notes, BATIF Notes Indenture and applicable supplemental indenture, not this summary, define your rights as a holder of the BATIF Notes. A copy of the BATIF Notes, the BATIF Notes Indenture and supplemental indentures will be made available upon request to BAT at the address indicated under the section entitled “Where You Can Find More Information; Incorporation by Reference” of this prospectus supplement. Any capitalized term used herein but not defined shall have the meaning assigned to such term in the BATIF Notes Indenture, the applicable supplemental indenture or under “—Certain Definitions” in the accompanying prospectus.

The following summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all of the provisions of the BATIF Notes Indenture, any applicable supplemental indenture and/or an officer’s certificate delivered under the BATIF Notes Indenture and those terms made a part of the BATIF Notes Indenture and/or applicable supplemental indenture and/or an officer’s certificate delivered under the BATIF Notes Indenture by reference to the Trust Indenture Act of 1939, as amended (the “TIA”), as in effect on the date of the closing of the offering of the BATIF Notes.

GENERAL

The 1.668% Notes due 2026 (the “BATIF Notes”) will be issued by B.A.T. International Finance p.l.c. (“BATIF” or the “UK Issuer”) and will mature on March 25, 2026.

The BATIF Notes will be issued in registered form and treated as a single series of debt securities and will be issued under a supplemental indenture to an indenture to be dated as of the issue date (as amended or supplemented from time to time, the “BATIF Notes Indenture”). The BATIF Notes Indenture will be entered into by and among BATIF, as Issuer, British American Tobacco p.l.c. (“BAT” or the “Parent”), B.A.T Capital Corporation (“BATCAP”), B.A.T. Netherlands Finance B.V. (“BATNF”) and, unless its guarantee is released in accordance with the BATIF Notes Indenture, Reynolds American Inc. (“RAI”), each as a guarantor, Citibank, N.A., as trustee (the “Trustee”), registrar, transfer agent, calculation agent and initial paying agent (in such several capacities under the BATIF Notes Indenture, the “Registrar”, “Transfer Agent”, “Calculation Agent”, and “Paying Agent”, respectively).

Each guarantee in respect of the BATIF Notes is referred to herein as a “BATIF Notes Guarantee” and each entity that provides a BATIF Notes Guarantee is referred to herein as a “BATIF Notes Guarantor”. In this “Description of the BATIF Notes and the BATIF Notes Guarantees”, the terms “holder”, “Noteholder” and other similar terms refer to a “registered holder” of BATIF Notes, and not to a beneficial owner of a book-entry interest in any BATIF Notes.

PRINCIPAL, MATURITY AND INTEREST

The obligations of the UK Issuer under the BATIF Notes and BATIF Notes Indenture are fully and unconditionally guaranteed on a joint and several, and senior and unsecured basis by each of the Parent, BATCAP, BATNF and, unless its guarantee is released in accordance with the BATIF Notes Indenture, RAI.

The BATIF Notes are initially issuable in an aggregate principal amounts not to exceed $1,500,000,000, with a maturity date of March 25, 2026. The BATIF Notes will bear interest per annum at a rate of 1.668%.

The BATIF Notes will bear interest from the date of the initial issuance of such BATIF Notes or from the most recent interest payment date to which interest has been paid or provided for, payable semi-annually in arrears on March 25 and September 25 of each year, commencing on March 25, 2021 (each, an “Interest Payment Date”) until the maturity date, unless previously purchased and cancelled or redeemed by the UK Issuer, to the person in whose name any BATIF Note is registered at the close of business on the 15th calendar day preceding each Interest Payment Date, whether or not such day is a Business Day (each, a “Record Date”) notwithstanding any transfer or exchange of such BATIF Notes subsequent to the Record Date and prior to such Interest Payment Date, except that, if and to the extent the UK Issuer shall default in the payment of the interest due on such Interest Payment Date, and the applicable grace period shall have expired, such defaulted interest may at the option of the UK Issuer be paid to the persons in whose names the outstanding BATIF Notes are registered at the close of business on a subsequent Record Date (which shall not be less than five Business Days prior to the date of payment of such defaulted interest) established by notice sent by or on behalf of the UK Issuer to the holders of BATIF Notes, not less than 15 days preceding such subsequent Record Date. Interest will be computed on the basis of a 360-day year consisting of twelve 30-day months, or in the case of an incomplete month, the number of days elapsed. If the date on which any interest payment or principal payment is to be made is not a Business Day, such payment will be made on the next day which is a Business Day, without any further interest or other amounts being paid or payable in connection therewith. A “Business Day” refers to any day which is not, in London or New York City, or any other place of payment, a Saturday, Sunday, legal holiday or a day on which banking institutions are authorized or obligated by law or regulation to close.

Form and Denomination

The BATIF Notes will be issued in fully registered form and only in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof, and will be issued initially as global notes representing the BATIF Notes (collectively, the “BATIF Global Notes”). The BATIF Global Notes initially shall (i) be registered in the name of the Depository or the nominee of such Depository, in each case for the credit to an account of a member of, or direct or indirect participant in, the Depository; and (ii) be delivered to Citibank, N.A. as custodian for such Depository.

Place of Payment

For a description of the place or places where the principal of, and premium, if any, and interest, if any, and Additional Amounts, if any, on the BATIF Notes shall be payable, the place or places where any such BATIF Notes may be surrendered for registration, transfer or exchange and the place or places where notices and demands to or upon the UK Issuer in respect of such BATIF Notes may be served, reference is made to the BATIF Notes Indenture. See “Book—Entry, Delivery and Form of Securities—Payments”.

Further Issues

The aggregate principal amount of BATIF Notes issuable under the BATIF Notes Indenture is unlimited. The UK Issuer may, from time to time, without notice to or the consent of the holders of the BATIF Notes, issue notes of a new series or “reopen” any series of the BATIF Notes and create and issue additional notes having substantially identical terms and conditions as the then-outstanding BATIF Notes of a series (or in all respects except as to issue date, issue price, denomination, rate of interest, maturity date and the date from which interest, if any, shall accrue and except as may otherwise be provided in or pursuant to an officer’s certificate or any supplemental indenture relating thereto) so that the additional notes are consolidated and form a single series of BATIF Notes with the BATIF Notes, as the case may be; provided that if the additional notes are not fungible with the BATIF Notes of the relevant series for United States Federal income tax purposes, the additional notes will have separate CUSIPs, ISINs, or other identifying numbers.

Status of the BATIF Notes and the BATIF Notes Guarantees

The BATIF Notes will be unsecured and unsubordinated obligations of the UK Issuer and will rank pari passu in right of payment among themselves and with all other direct, unsecured and unsubordinated obligations of the UK Issuer (except those obligations preferred by statute or operation of law). Each BATIF Notes Guarantor will fully and unconditionally guarantee, on a senior, unsecured basis, the due and punctual payment (and not collectability) of the principal of and interest on the BATIF Notes (and the payment of additional amounts described under “—Additional Amounts” below) and other obligations under the BATIF Notes Indenture when and as the same shall become due and payable, whether at stated maturity, by declaration of acceleration, call for redemption or otherwise. Each BATIF Notes Guarantee will be an unsecured and unsubordinated obligation of the respective BATIF Notes Guarantor and will rank pari passu in right of payment with all other direct, unsecured and unsubordinated obligations of such BATIF Notes Guarantor (except those obligations preferred by statute or operation of law). The UK Issuer and each BATIF Notes Guarantor will be subject to a negative pledge with respect to certain types of indebtedness, which are discussed in “Description of Debt Securities and Guarantees Issued under the 2019 Indentures—Covenants of the Issuer and the Guarantors—Negative Pledge” in the accompanying prospectus.

Additional Amounts

Except as set forth below, the applicability of payments of Additional Amounts under the BATIF Notes is as described in the description provided in the accompanying prospectus.

In addition to the exceptions and limitations described in the accompanying prospectus, neither the UK Issuer nor any BATIF Notes Guarantor shall be required to pay any Additional Amounts for or on account of any taxes imposed or to be withheld pursuant to the Dutch Withholding Tax Act 2021 (Wet bronbelasting 2021).

For more information on Additional Amounts and the circumstances under which the UK Issuer or BATIF Notes Guarantors must pay Additional Amounts, see “Description of Debt Securities and Guarantees Issued under the 2019 Indentures—Additional Amounts” in the accompanying prospectus.

Redemption

The BATIF Notes will be subject to optional redemption by the UK Issuer as described below under “—Optional Redemption”. The BATIF Notes will also be subject to optional redemption by the UK Issuer in the event of certain changes in tax laws applicable to payments in respect of the BATIF Notes as described in “Description of Debt Securities and Guarantees Issued under the 2019 Indentures—Redemption—Redemption for Tax Reasons” in the accompanying prospectus.

Optional Redemption

The UK Issuer may redeem the BATIF Notes, in whole or in part, at the UK Issuer’s option, at any time and from time to time before the Par Call Date (as defined below), at a redemption price equal to the greater of (x) 100% of the principal amount of the BATIF Notes to be redeemed and (y) as determined by the Independent Investment Banker (as defined below), the sum of the present values of the applicable Remaining Scheduled Payments (as defined below) discounted to the date of redemption (the “Redemption Date”) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months or, in the case of an incomplete month, the number of days elapsed) at the Treasury Rate (as defined below) plus 25 basis points, together with accrued and unpaid interest on the principal amount of the BATIF Notes to be redeemed to, but excluding, the Redemption Date.

If the UK Issuer elects to redeem a series of the BATIF Notes on or after the Par Call Date, the UK Issuer will pay an amount equal to 100% of the principal amount of the BATIF Notes redeemed, plus accrued and unpaid interest, if any, to, but excluding, the date of redemption.

In connection with such optional redemption the following defined terms apply:

•

Comparable Treasury Issue means the United States Treasury security selected by the Independent Investment Banker that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the BATIF Notes to the Par Call Date.

•	Comparable Treasury Price means, with respect to any Redemption Date, (A) the average of the Reference Treasury Dealer Quotations for that Redemption Date, after excluding the highest and lowest of such Reference Treasury Dealer Quotations or (B) if the Independent Investment Banker for the BATIF Notes obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such Quotations.

•	Independent Investment Banker means one of the Reference Treasury Dealers (as defined below) appointed by the UK Issuer to act as the “Independent Investment Banker”.

•	Par Call Date means February 25, 2026 with respect to any BATIF Notes (one month prior to the maturity date of the BATIF Notes).

•

Reference Treasury Dealer means each of BofA Securities, Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, NatWest Markets Securities Inc., SG Americas Securities, LLC and Wells Fargo Securities, LLC and their respective successors and two other nationally recognized investment banking firms that are Primary Treasury Dealers specified from time to time by the UK Issuer; provided, however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a “Primary Treasury Dealer”), the UK Issuer shall substitute therefor another nationally recognized investment banking firm that is a Primary Treasury Dealer.

•

Reference Treasury Dealer Quotation means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker by such Reference Treasury Dealer at 3:30 p.m., New York City time, on the third Business Day immediately preceding that Redemption Date.

•

Remaining Scheduled Payments means, with respect to each BATIF Note to be redeemed, the remaining scheduled payments of the principal thereof and interest thereon that would be due from and including the related Redemption Date, but for such redemption, to but excluding the Par Call Date; provided, however, that if that Redemption Date is not an Interest Payment Date with respect to such BATIF Notes, the amount of the next succeeding scheduled interest payment thereon will be reduced by the amount of interest accrued thereon to that Redemption Date.

•

Treasury Rate means, with respect to any Redemption Date, the rate per annum equal to the semi-annual equivalent yield to maturity (computed as of the third Business Day immediately preceding that Redemption Date) of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for that Redemption Date.

Notice of any optional redemption will be given in accordance with the BATIF Notes Indenture at least 10 days but not more than 30 days before the Redemption Date to each holder of the BATIF Notes to be redeemed. Any redemption may, at the UK Issuer’s sole discretion, be subject to the satisfaction of one or more conditions precedent. In the event of a conditional redemption, the notice of conditional redemption shall reflect and specify the conditions to the redemption. Once the notice of redemption is delivered, BATIF Notes called for redemption shall, subject to the satisfaction of any applicable conditions, become irrevocably due and payable on the Redemption Date.

If less than all the BATIF Notes of a series are to be redeemed, in the case of a redemption at the UK Issuer’s option as discussed in this section, the BATIF Notes to be redeemed shall be selected in accordance with applicable procedures of DTC.

Upon presentation of any BATIF Note redeemed in part only, the UK Issuer will execute and upon receipt of a written direction from the UK Issuer, the Paying Agent will authenticate and deliver (or cause to be transferred by book-entry) to, or on, the order of the holder thereof, at the expense of the UK Issuer, a new BATIF Note of authorized denominations in principal amount equal to the unredeemed portion of the BATIF Note so presented.

The redemption price shall be calculated by the Independent Investment Banker and the UK Issuer, and the Trustee and any agent shall be entitled to rely on such calculation.

Redemption for Tax Reasons

The ability of the UK Issuer to redeem the BATIF Notes due to a Change in Tax Law (as defined in the accompanying prospectus) is as described in the description provided in the accompanying prospectus. For more information on the UK Issuer’s ability to redeem the BATIF Notes due to a Change in Tax Law, see “Description of Debt Securities and Guarantees Issued under the 2019 Indentures—Redemption—Redemption for Tax Reasons” in the accompanying prospectus.

General

On or before any Redemption Date (as defined above), the UK Issuer shall deposit with the Paying Agent money sufficient to pay the redemption price of and accrued and unpaid interest on the BATIF Notes to be redeemed on such date.

On and after any Redemption Date, interest will cease to accrue on the BATIF Notes or any portion thereof called for redemption.

Maturity

Unless previously purchased or redeemed by the UK Issuer, and cancelled, the principal amount of the BATIF Notes shall mature on March 25, 2026, in an amount equal to their principal amount, with accrued and unpaid interest to, but excluding, such date.

Covenants of the UK Issuer and the BATIF Notes Guarantors

The covenants of the UK Issuer and the BATIF Notes Guarantors are as described in the description provided in the accompanying prospectus. For more information on the covenants of the UK Issuer and the BATIF Notes Guarantors, see “Description of Debt Securities and Guarantees Issued under the 2019 Indentures—Covenants of the Issuer and Guarantors” in the accompanying prospectus.

Events of Default

The events of default with respect to the BATIF Notes are as described in the description provided in the accompanying prospectus. For more information on the events of default with respect to the BATIF Notes, see “Description of Debt Securities and Guarantees Issued under the 2019 Indentures—Events of Default” in the accompanying prospectus.

Listing

The UK Issuer intends to apply to list the BATIF Notes on the New York Stock Exchange (“NYSE”). No assurance can be given that such application will be approved or that the BATIF Notes will be listed and, if listed, that such BATIF Notes will remain listed for the entire term of such BATIF Notes. The BATIF Notes may be listed on another exchange in the UK Issuer’s sole discretion.

Consent to Service

Each of the non-U.S. BATIF Notes Guarantors has initially designated BATIF as its authorized agent for service of process in any legal suit, action or proceeding arising out of or relating to the performance of its obligations under the BATIF Indenture, the supplemental indenture and the BATIF Notes brought in any state or federal court in the Borough of Manhattan, the City of New York, and the BATIF Notes Guarantors will irrevocably submit (but for these purposes only) to the non-exclusive jurisdiction of any such court in any such suit, action or proceeding.

Regarding the Trustee and Agents

Citibank, N.A. is the trustee under the BATIF Notes Indenture. Citibank, N.A. is appointed by the UK Issuer to act as registrar, transfer agent, calculation agent and initial paying agent for the BATIF Notes.

The UK Issuer can change the registrar, transfer agent, calculation agent or paying agent without prior notice to the holders of the BATIF Notes. The address of Citibank, N.A., as paying agent, is Citibank, N.A., Agency & Trust, 388 Greenwich Street, New York, NY 10013. Citigroup Global Markets Inc., an affiliate of Citibank, N.A., is acting as underwriter to the offering as described under the heading “Underwriting (Conflicts of Interest)”. From time to time, Citibank, N.A. and its respective affiliates perform various other services for the BAT Group and its affiliates (including acting as a lender under one or more of the BAT Group’s lending facilities from time to time). An affiliate of Citibank, N.A., Citibank, N.A., London Branch, is the issuing and principal paying agent under the BAT Group’s EMTN Programme. Citibank, N.A. is the issuing and principal paying agent under the BAT Group’s U.S. commercial paper program and Citibank, N.A., London Branch is the issuing and principal paying agent under the BAT Group’s euro commercial paper program. Citibank, N.A. is paying agent and registrar for BATIF, RAI and R.J. Reynolds Tobacco Company (RJRT) notes issued pursuant to Rule 144A under the Securities Act, BATIF, RAI and RJRT notes issued pursuant to Regulation S under the Securities Act and BATCAP, BATIF, RAI and RJRT notes registered with the SEC.

BOOK-ENTRY, DELIVERY AND FORM OF SECURITIES

We will issue each series of Notes in the form of one or more global securities (the “Global Notes”). We will deposit these Global Notes with Citibank, N.A. as custodian (the “Custodian”) for DTC and they will be registered in the name of Cede & Co. as nominee of The Depository Trust Company (“DTC”). Direct and indirect participants in DTC will record beneficial ownership of the Notes by individual investors. The transfer of ownership of beneficial interests in a Global Note will be effected only through records maintained by DTC or its nominee, or by participants or persons that hold through participants.

Investors may elect to hold beneficial interests in the Global Notes directly through DTC if they are participants in, or indirectly through organizations that are participants in, DTC. Euroclear Bank S.A./ N.V. (“Euroclear”) and Clearstream Banking, S.A. (“Clearstream”) will hold interests in the Global Notes on behalf of their participants through customers’ securities accounts in their respective names on the books of their respective depositories, which are participants in DTC.

Upon receipt of any payment in respect of a Global Note, DTC or its nominee will immediately credit participants’ accounts with amounts proportionate to their respective beneficial interests in the principal amount of the Global Note as shown in the records of DTC or its nominee. Payments by participants to owners of beneficial interests in a Global Note held through participants will be governed by standing instructions and customary practices and will be the responsibility of those participants.

So long as DTC or its nominee is the registered holder of a Global Note, DTC or such nominee, as the case may be, will be considered the sole owner or holder of the applicable Notes represented by the applicable Global Note for all purposes under the applicable Indenture and the applicable Notes (except as the context otherwise requires in respect of Additional Amounts). Under certain circumstances, transfers may be made only upon receipt by the Transfer Agent of a written certification (in the form set out in the applicable Indenture).

Transfers within Global Notes

Subject to the procedures and limitations described herein, transfers of beneficial interests within a Global Note may be made without delivery to the Issuers, each of the applicable Guarantors or the Transfer Agent of any written certifications or other documentation by the transferor or transferee.

Transfers or Exchanges from a Global Note to Definitive Notes

No Global Note may be exchanged in whole or in part for Notes in definitive registered form (“Definitive Notes”) unless:

•

DTC notifies the applicable Issuer that it is unwilling or unable to hold the applicable Global Note or DTC ceases to be a clearing agency registered under the Exchange Act, and in each case such Issuer does not appoint a successor depository that is registered under the Exchange Act within 90 days after receipt of such notice or becoming aware that DTC is no longer so registered;

•	a payment default has occurred and is continuing;

•	in the event of a bankruptcy default, the applicable Issuer fails to make payment on the applicable Notes when due; or

•	the applicable Issuer shall have determined in its sole discretion that the applicable Notes shall no longer be represented by the applicable Global Notes.

None of the Issuers, the Guarantors nor the Trustee (nor any of their respective agents) will be liable for any delay by DTC, its nominee or any direct or indirect participant in identifying the beneficial owners of the Notes. The Issuers, the Guarantors and the Trustee and each of their respective agents may conclusively rely on, and will be protected in relying on, instructions from DTC or its nominee for all purposes, including with respect to the registration and delivery, and the respective principal amounts, of the Definitive Notes to be issued.

Except as set forth in this paragraph, no Global Note may be exchanged in whole or in part for Definitive Notes.

Clearing and Settlement

The information set out below in connection with DTC is subject to any change in or reinterpretation of the rules, regulations and procedures of DTC currently in effect. The information about DTC set forth below has been obtained from sources that each of the Issuers and the Guarantors believe to be reliable, but none of the Issuers, the Guarantors or any of the underwriters takes any responsibility for or makes any representation or warranty with respect to the accuracy of the information. None of the Issuers, the Guarantors or any of the underwriters will have any responsibility or liability for any aspect of the records relating to, or payments made on account of interests in Notes held through, the facilities of any clearing system, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

DTC has advised each of the Issuers and the Guarantors as follows: DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for DTC participants and to facilitate the clearance and settlement of transactions between DTC participants through electronic book-entry changes in accounts of DTC participants, thereby eliminating the need for physical movement of certificates. DTC participants include certain of the underwriters, securities brokers and dealers, banks, trust companies, and clearing corporations, and may in the future include certain other organizations (“DTC participants”). Indirect access to the DTC system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly (“indirect DTC participants”).

Under the rules, regulations, and procedures creating and affecting DTC and its operations (the “Rules”), DTC is required to make book-entry transfers of Notes among DTC participants on whose behalf it acts with respect to Notes accepted into DTC’s book-entry settlement system as described below (the “DTC Notes”) and to receive and transmit distributions of the nominal amount and interest on the DTC Notes. DTC participants and indirect DTC participants with which beneficial owners of DTC Notes (“Owners”) have accounts with respect to the DTC Notes similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Owners. Accordingly, although Owners who hold DTC Notes through DTC participants or indirect DTC participants will not possess Notes, the Rules, by virtue of the requirements described above, provide a mechanism by which such Owners will receive payments and will be able to transfer their interests with respect to the Notes.

Transfers of ownership or other interests in the Notes in DTC may be made only through DTC participants. Indirect DTC participants are required to effect transfers through a DTC participant. DTC has no knowledge of the actual beneficial owners of the Notes. DTC’s records reflect only the identity of the DTC participants to whose accounts the Notes are credited, which may not be the beneficial owners. DTC participants will remain responsible for keeping account of their holdings on behalf of their customers and for forwarding all notices concerning the Notes to their customers. So long as DTC, or its nominee, is the registered holder of a Global Note, payments on the applicable Notes will be made in immediately available funds to DTC. DTC’s practice is to credit DTC participants’ accounts on the applicable payment date in accordance with their respective holdings shown on its records, unless DTC has reason to believe that it will not receive payment on that date. Payments by DTC participants to beneficial owners will be governed by standing instructions and customary practices, and will be the responsibility of the DTC participants and not of DTC, or any other party, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment to DTC is the responsibility of the Paying Agent. Disbursement of payments for DTC participants will be DTC’s responsibility, and disbursement of payments to the beneficial owners will be the responsibility of DTC participants and indirect DTC participants.

Because DTC can only act on behalf of DTC participants, who in turn act on behalf of indirect DTC participants, and because owners of beneficial interests in the Notes holding through DTC will hold interests in the Notes through DTC participants or indirect DTC participants, the ability of the owners of the beneficial interests to pledge Notes to persons or entities that do not participate in DTC, or otherwise take actions with respect to the Notes, may be limited. DTC will take any action permitted to be taken by an Owner only at the direction of one or more DTC participants to whose account with DTC such Owner’s DTC Notes are credited. Additionally, DTC has advised the Issuers that it will take such actions with respect to any percentage of the beneficial interest of Owners who hold Notes through DTC participants or indirect participants only at the direction of and on behalf of DTC participants whose account holders include undivided interests that satisfy any such percentage.

To the extent permitted under applicable law and regulations, DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of DTC participants whose account holders include such undivided interests.

Ownership of interests in the Global Notes will be shown on, and the transfer of that ownership will be effected only through records maintained by, DTC, the DTC participants and the indirect DTC participants, including Euroclear and Clearstream. Transfers between participants in DTC, as well as transfers between participants in Euroclear and Clearstream will be effected in the ordinary way in accordance with DTC rules.

Subject to compliance with the transfer restrictions applicable to the Notes, cross-market transfers between DTC, on the one hand, and participants in Euroclear or Clearstream on the other hand, will be effected in DTC in accordance with DTC rules on behalf of Euroclear or Clearstream as the case may be. Such cross-market transactions, however, will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with its rules and procedures and within its established deadlines. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to DTC to take action to effect final settlement on its behalf by delivering or receiving payment in accordance with DTC’s Same-Day Funds Settlement System.

According to DTC, the foregoing information with respect to DTC has been provided to the industry for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind. Although DTC, Euroclear and Clearstream have agreed to the foregoing procedures in order to facilitate transfers of interests in the Global Notes among participants of DTC, Euroclear and Clearstream, they are under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. None of the Issuers, the Guarantors or the Trustee will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective participants or indirect participants, of their respective obligations under the rules and procedures governing their operations.

Initial Settlement in Relation to DTC Notes

Upon the issuance of a DTC Note deposited with DTC or a custodian therefor, DTC or its custodian, as the case may be, will credit, on its internal system, the respective nominal amount of the individual beneficial interest represented by such relevant DTC Note or Notes to the accounts of persons who have accounts with DTC. Such accounts initially will be designated by or on behalf of the relevant underwriters. Ownership of beneficial interest in a DTC Note will be limited to DTC participants, including Euroclear and Clearstream or indirect DTC participants. Ownership of beneficial interests in DTC Notes will be shown on, and the transfer of that ownership will be effected only through, records maintained by DTC or its nominee (with respect to interests of DTC participants) and the records of DTC participants (with respect to interests of indirect DTC participants). Investors that hold their interests in a DTC Note will follow the settlement procedures applicable to global bond issues.

Investors’ securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

Secondary Market Trading in Relation to DTC Notes

Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser’s and seller’s accounts are located to ensure that settlement can be made on the desired value date. Although DTC has agreed to the following procedures in order to facilitate transfers of interests in Global Notes deposited with DTC or a custodian therefor among participants of DTC, DTC is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. Neither Issuer nor any agent of either Issuer will have any responsibility for the performance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

Secondary market trading between DTC participants will be settled using the procedures applicable to global bond issues in same-day funds.

Payments

Each Issuer has initially designated the Paying Agent as the office or agency (a) where the applicable Notes may be presented for payment, (b) in the case of the Issuers, where the applicable Notes may be presented for registration of transfer and for exchange and (c) where notices and demands to or upon such Issuer in respect of the applicable Notes or the applicable Indenture may be served. The Issuers will give the Trustee written notice of the location of any such office or agency and of any change of location thereof. The Issuers may also from time to time designate one or more other offices or agencies where the applicable Notes may be presented or surrendered for any or all such purposes or where such notices or demands may be served and may from time to time rescind such designations. The relevant Issuer shall give written notice to the Trustee of any such designation or rescission and of any such change in the location of any other office or agency.

A holder of Notes may transfer or exchange Notes in accordance with their terms. The Registrar for the Notes will not be required to accept for registration or transfer any Notes, except upon presentation of satisfactory evidence (which may include legal opinions) that any restrictions on transfer have been complied with, all in accordance with such reasonable regulations as the relevant Issuer may from time to time agree with such Registrar.

Notwithstanding any statement herein, each Issuer reserves the right to impose or remove such transfer, certification, substitution or other requirements, and to require such restrictive legends on the applicable Notes, as they may determine are necessary to ensure compliance with the securities laws of the United States and the states therein and any other applicable laws or as may be required by any stock exchange on which the applicable Notes are listed. Each Issuer may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any exchange or registration of transfer of the Notes issued by it and any other expenses (including the fees and expenses of the Trustee or Registrar). No service charge will be made for any such transaction.

The Registrar will not be required to exchange or register a transfer of (i) any Notes for a period of 15 days ending the due date for any payment of principal in respect of the Notes or (ii) any Notes selected, called or being called for redemption.

The Notes will be issued in registered form without coupons and transferable in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

The laws of some jurisdictions require that certain persons take physical delivery in definitive form of securities which they own. Consequently, the ability to transfer beneficial interests in the Global Notes is limited to such extent.

UNDERWRITING (CONFLICTS OF INTEREST)

BofA Securities, Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, NatWest Markets Securities Inc., SG Americas Securities, LLC, and Wells Fargo Securities, LLC are acting as joint book-running managers of the offering and representatives of the underwriters.

Subject to the terms and conditions stated in the underwriting agreement, among BATCAP, BAT, BATIF, BATNF, RAI and the underwriters, dated the date of this prospectus supplement, each underwriter named below has, severally and not jointly, agreed to purchase, and we have agreed to sell to that underwriter, the principal amount of BATCAP Notes set forth opposite the underwriter’s name.

Underwriter	Principal Amount of BATCAP 2028 Notes	Principal Amount of BATCAP 2031 Notes	Principal Amount of BATCAP 2040 Notes	Principal Amount of BATCAP 2050 Notes
BofA Securities, Inc.	$236,250,000	$168,750,000	$101,250,000	$135,000,000
Deutsche Bank Securities Inc.	$236,250,000	$168,750,000	$101,250,000	$135,000,000
Goldman Sachs & Co. LLC	$236,250,000	$168,750,000	$101,250,000	$135,000,000
NatWest Markets Securities Inc.	$236,250,000	$168,750,000	$101,250,000	$135,000,000
SG Americas Securities, LLC	$236,250,000	$168,750,000	$101,250,000	$135,000,000
Wells Fargo Securities, LLC	$236,250,000	$168,750,000	$101,250,000	$135,000,000
BBVA Securities Inc.	$87,500,000	$62,500,000	$37,500,000	$50,000,000
HSBC Securities (USA) Inc.	$87,500,000	$62,500,000	$37,500,000	$50,000,000
Santander Investment Securities Inc.	$87,500,000	$62,500,000	$37,500,000	$50,000,000
Bank of China Limited, London Branch	$17,500,000	$12,500,000	$7,500,000	$10,000,000
Intesa Sanpaolo S.p.A.	$17,500,000	$12,500,000	$7,500,000	$10,000,000
Lloyds Securities Inc.	$17,500,000	$12,500,000	$7,500,000	$10,000,000
SMBC Nikko Securities America, Inc.	$17,500,000	$12,500,000	$7,500,000	$10,000,000

Total	$1,750,000,000	$1,250,000,000	$750,000,000	$1,000,000,000

Subject to the terms and conditions stated in the underwriting agreement, among BATIF, BAT, BATCAP, BATNF, RAI and the underwriters, dated the date of this prospectus supplement, each underwriter named below has, severally and not jointly, agreed to purchase, and we have agreed to sell to that underwriter, the principal amount of BATIF Notes set forth opposite the underwriter’s name.

Underwriter	Principal Amount of BATIF Notes
BofA Securities, Inc.	$202,500,000
Deutsche Bank Securities Inc.	$202,500,000
Goldman Sachs & Co. LLC	$202,500,000
NatWest Markets Securities Inc.	$202,500,000
SG Americas Securities, LLC	$202,500,000
Wells Fargo Securities, LLC	$202,500,000
BBVA Securities Inc.	$75,000,000
HSBC Securities (USA) Inc.	$75,000,000
Santander Investment Securities Inc.	$75,000,000
Bank of China Limited, London Branch	$15,000,000
Intesa Sanpaolo S.p.A.	$15,000,000
Lloyds Securities Inc.	$15,000,000
SMBC Nikko Securities America, Inc.	$15,000,000

Total	$1,500,000,000

Each underwriting agreement provides that the obligations of the underwriters to purchase the relevant Notes included in this offering are subject to approval of legal matters by counsel and to other conditions. The underwriters are obligated to purchase all the Notes issued by an Issuer if they purchase any of such Notes. The completion of the offering of the BATCAP Notes is conditional on the completion of the offering of the BATIF Notes and the completion of the offering of the BATIF Notes is conditional on the completion of the offering of the BATCAP Notes.

Notes sold by the Underwriters to the public will initially be offered at the initial public offering price set forth on the cover of this prospectus supplement. If all the Notes are not sold at the initial public offering price, the Underwriters may change the offering price and the other selling terms. The Underwriters reserve the right to reject, cancel or modify any order of Notes in whole or in part.

We have agreed to indemnify the underwriters and their controlling persons against certain liabilities in connection with this offering, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make because of any of those liabilities.

We estimate that our total expenses for this offering, excluding the underwriting discounts, will be approximately $4,007,289. See “Expenses”.

The Notes are new issues of securities with no established trading market. The Issuers intend to apply to list the Notes of each series on the NYSE and if the application is approved, trading of the Notes on the NYSE is expected to begin within 30 days after the original issue date. We have been advised by the underwriters that they presently intend to make a market in the Notes of each series after completion of the offering. However, they are under no obligation to do so and may discontinue any market-making activities at any time without any notice. We cannot assure the liquidity of the trading market for the Notes of each series or that an active public market for the Notes will develop. If an active public trading market for the Notes of each series does not develop, the market prices and liquidity of the Notes may be adversely affected, and your ability to transfer such Notes may be limited. If the Notes are traded, they may trade at a discount from their initial offering prices, depending on prevailing interest rates, the market for similar securities, our operating performance and financial condition, general economic conditions and other factors.

Each underwriter and certain of its respective affiliates is a full-service financial institution engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The addresses of the joint book-running managers of this offering are as follows:

BofA Securities, Inc.

One Bryant Park

New York, NY 10036

Deutsche Bank Securities Inc.

60 Wall Street

New York, NY 10005

Goldman Sachs & Co. LLC

200 West Street

New York, NY 10282

NatWest Markets Securities Inc.

600 Washington Boulevard

Stamford, CT 06901

SG Americas Securities, LLC

245 Park Avenue

New York, NY 10167

Wells Fargo Securities, LLC

550 South Tryon Street

Charlotte, NC 28202

Each underwriter and certain of its affiliates has, from time to time, performed, and may in the future perform, various financial advisory and investment and commercial banking services for the BAT Group and certain of its affiliates, for which each has received or will receive customary fees and expenses reimbursements. In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of BAT or its affiliates. If any of the underwriters or their affiliates has a lending relationship with the BAT Group or its affiliates, certain of those underwriters or their affiliates routinely hedge, and certain other of those underwriters or their affiliates may hedge, their credit exposure to BAT or its affiliates consistent with their customary risk management policies. Typically, such underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in securities of BAT or its affiliates, including potentially the Notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the Notes offered hereby.

The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

In order to facilitate the offering of the Notes, any underwriters or agents involved in the offering of Notes may engage in transactions that stabilize, maintain or otherwise affect the price of the Notes or any other debt securities the prices of which may be used to determine payments on those Notes. Specifically, the underwriters or agents may overallot in connection with the offering, creating a short position in the Notes for their own account. In addition, to cover overallotments or to stabilize the price of the Notes or other securities, the underwriters or agents may bid for, and purchase, the Notes or any other securities in the open market. Any of these activities may stabilize or maintain the market price of the Notes above independent market levels. The underwriters or agents, as the case may be, are not required to engage in these activities, and may end any of these activities at any time.

We expect that delivery of the Notes will be made against payment therefor on or about the date specified on the cover of this prospectus supplement, which will be the third business day following the date of pricing of the Notes (this settlement cycle being referred to as “T+3”). Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Notes on the date of pricing will be required, by virtue of the fact that the Notes initially will settle in T+3, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of the Notes who wish to make such trades should consult their own advisor.

Bank of China Limited, London Branch, as an underwriter, will only offer and sell Notes in non-U.S. jurisdictions, and it will not offer and sell any of the Notes in or from the United States or to any resident of the United States.

Intesa Sanpaolo S.p.A. is not a U.S. registered broker-dealer, and will not effect any offers or sales of any notes in the United States unless it is through one or more U.S. registered broker-dealers as permitted by the regulations of the Financial Industry Regulatory Authority (“FINRA”).

Conflicts of Interest

One or more of the underwriters or their respective affiliates may hold Tender Offer Notes and may tender such Tender Offer Notes in the Tender Offers, but they are under no obligation to do so. To the extent any underwriter tenders Tender Offer Notes it holds pursuant to the Tender Offers and such Tender Offer Notes are accepted for purchase, such underwriter may receive a portion of the net proceeds from this offering. If the amount of such proceeds received by the underwriters or their affiliates equals at least 5% of the net proceeds of this offering, a “conflict of interest” under FINRA

Rule 5121 will be deemed to exist. As such, this offering is being conducted in compliance with FINRA Rule 5121, which requires prominent disclosure of the nature of the conflict of interest in the prospectus supplement for such offering.

Selling Restrictions

Notice to Prospective Investors in Australia

No prospectus or other disclosure document (as defined in the Corporations Act 2001 (Cth) of Australia (“Corporations Act”)) in relation to the Notes has been, or will be, lodged with the Australian Securities and Investments Commission (“ASIC”), the Australian Securities Exchange operated by ASX Limited or any other regulatory body or agency in Australia. This document has not been lodged with ASIC and is only directed to certain categories of exempt persons. Accordingly, if you receive this document in Australia:

(i)	you confirm and warrant that you are either:

(a)	a “sophisticated investor” under section 708(8)(a) or (b) of the Corporations Act;

(b)

a “sophisticated investor” under section 708(8)(c) or (d) of the Corporations Act and that you have provided an accountant’s certificate to us which complies with the requirements of section 708(8)(c)(i) or (ii) of the Corporations Act and related regulations before the offer has been made;

(c)	a person associated with the company under section 708(12) of the Corporations Act; or

(d)

a “professional investor” within the meaning of section 708(11)(a) or (b) of the Corporations Act, and to the extent that you are unable to confirm or warrant that you are an exempt sophisticated investor, associated person or professional investor under the Corporations Act any offer made to you under this document is void and incapable of acceptance; and (ii) you warrant and agree that you will not offer any of the Notes for resale in Australia within 12 months of those Notes being issued unless any such resale offer is exempt from the requirement to issue a disclosure document under section 708 of the Corporations Act.

Notice to Prospective Investors in Canada

The Notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the Notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement or the accompanying prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Notice to Prospective Investors in the European Economic Area and the United Kingdom

The Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”)

or the United Kingdom (“U.K.”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); (ii) a customer within the meaning of Directive (EU) 2016/97 (the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129 (the “Prospectus Regulation”). Consequently no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the Notes or otherwise making them available to retail investors in the EEA or the U.K. has been prepared and therefore offering or selling the Notes or otherwise making them available to any retail investor in the EEA or the U.K. may be unlawful under the PRIIPs Regulation. This prospectus supplement and the accompanying prospectus have been prepared on the basis that any offer of Notes in any Member State of the EEA or the U.K. will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of Notes. This prospectus supplement and the accompanying prospectus is not a prospectus for the purposes of the Prospectus Regulation.

Notice to Prospective Investors in Hong Kong

The Notes may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the Laws of Hong Kong) (“Companies (Winding Up and Miscellaneous Provisions) Ordinance”) or which do not constitute an invitation to the public within the meaning of the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) (“Securities and Futures Ordinance”), or (ii) to “professional investors” as defined in the Securities and Futures Ordinance and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance, and no advertisement, invitation or document relating to the Notes may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to Notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” in Hong Kong as defined in the Securities and Futures Ordinance and any rules made thereunder.

Notice to Prospective Investors in Japan

The Notes have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended), or the FIEA. The Notes may not be offered or sold, directly or indirectly, in Japan or to or for the benefit of any resident of Japan (including any person resident in Japan or any corporation or other entity organized under the laws of Japan) or to others for reoffering or resale, directly or indirectly, in Japan or to or for the benefit of any resident of Japan, except pursuant to an exemption from the registration requirements of the FIEA and otherwise in compliance with any relevant laws and regulations of Japan.

Notice to Prospective Investors in Singapore

This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Notes may not be circulated or distributed, nor may the Notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA’’)) under Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to conditions set forth in the SFA.

Where the Notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor, the securities (as defined in Section 239(1) of the SFA) of that corporation shall not be transferable for 6 months after that corporation has acquired the Notes under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), (2) where such transfer arises from an offer in that corporation’s securities pursuant to Section 275(1A) of the SFA, (3) where no consideration is or will be given for the transfer, (4) where the transfer is by operation of law, (5) as specified in Section 276(7) of the SFA, or (6) as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore (“Regulation 32”).

Singapore Securities and Futures Act Product Classification—Solely for the purposes of its obligations pursuant to sections 309B(1)(a) and 309B(1)(c) of the Securities and Futures Act (Chapter 289 of Singapore) (the “SFA”), the Issuers have determined, and hereby notify all relevant persons (as defined in Section 309A of the SFA) that the Notes are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Solely for the purposes of its obligations pursuant to sections 309B(1)(a) and 309B(1)(c) of the Securities and Futures Act (Chapter 289 of Singapore) (the “SFA”), the Issuers and the Guarantors have determined, and hereby notify all relevant persons (as defined in Regulation 3(b) of the Securities and Futures (Capital Markets Products) Regulations 2018 (the “SF (CMP) Regulations”)) that the Notes are “prescribed capital markets products” (as defined in the SF (CMP) Regulations) and “Excluded Investment Products” (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Notice to Prospective Investors in Switzerland

This prospectus supplement and the accompanying prospectus is not intended to constitute an offer or solicitation to purchase or invest in the Notes. The Notes may not be publicly offered, directly or indirectly, in Switzerland within the meaning of the Swiss Financial Services Act (“FinSA”) and no application has been or will be made to admit the Notes to trading on any trading venue (exchange or multilateral trading facility) in Switzerland. Neither this prospectus supplement, the accompanying prospectus nor any other offering or marketing material relating to the Notes constitutes a prospectus pursuant to the FinSA, and neither this prospectus supplement, the accompanying prospectus nor any other offering or marketing material relating to the Notes may be publicly distributed or otherwise made publicly available in Switzerland.

Notice to Prospective Investors in the United Kingdom

This prospectus supplement and any other material in relation to the Notes described herein is only being distributed to, and is only directed at, persons outside the United Kingdom or in the United Kingdom that are qualified investors within the meaning of Article 2 of the Prospectus Regulation that also (i) have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended, or the Order, (ii) who fall within Article 49(2)(a) to (d) of the Order or (iii) to whom it may otherwise lawfully be communicated (all such persons together being referred to as “relevant persons”). The Notes are only available to, and any invitation, offer or agreement to purchase or otherwise acquire such Notes will be engaged in only with, relevant persons. This prospectus supplement and its contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other person in the United Kingdom. Any person in the United Kingdom that is not a relevant person should not act or rely on this prospectus or any of its contents.

Each underwriter has represented and agreed that:

•

it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of section 21 of the FSMA) received by it in connection with the issue or sale of any Notes in circumstances in which section 21(1) of the FSMA does not apply to the Issuers or the Guarantors; and

•	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to any Notes in, from or otherwise involving the United Kingdom.

EXPENSES

We estimate that the expenses in connection with the offering, other than the underwriting discount, will be as follows:

SEC Registration Fee	$811,250
Rating Agency Fees	$2,196,439
Legal Fees and Expenses	$560,500
Accounting Fees and Expenses	$228,600
Agency Fees and Expenses	$147,000
Printing	$63,500

Total	$4,007,289

LEGAL MATTERS

The validity of the Notes and the Guarantees offered by this prospectus supplement and the prospectus and certain legal matters will be passed upon for the Issuers and the Guarantors by Cravath, Swaine & Moore LLP, U.S. counsel for the Issuers and the Guarantors. Certain English law matters will be passed upon for the Issuers and the Guarantors by Linklaters LLP. Certain Dutch legal matters will be passed upon for the Issuers and the Guarantors by Stibbe N.V. Certain North Carolina legal matters will be passed upon for the Issuers and the Guarantors by Womble Bond Dickinson (US) LLP.

Certain legal matters with respect to United States and New York law will be passed upon for the underwriters by Davis Polk & Wardwell London LLP.

EXPERTS

The consolidated financial statements of British American Tobacco p.l.c. as of December 31, 2019 and 2018, and for each of the years in the three-year period ended December 31, 2019, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2019 have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

PROSPECTUS

B.A.T Capital Corporation

B.A.T. International Finance p.l.c.

Guaranteed Debt Securities

Guaranteed by one or more of British American Tobacco p.l.c., B.A.T Capital Corporation, B.A.T. International Finance p.l.c., B.A.T. Netherlands Finance B.V., Reynolds American Inc. and British American Tobacco Holdings (The Netherlands) B.V. (in such capacity, each, a “Guarantor”)

B.A.T Capital Corporation (“BATCAP”) and B.A.T. International Finance p.l.c. (“BATIF”, and, together with BATCAP, each an “Issuer” and together, the “Issuers”), wholly owned subsidiaries of British American Tobacco p.l.c. (“BAT” or the “Parent” and, together with its subsidiaries, the “BAT Group”), may offer and sell from time to time debt securities as separate series in amounts, at prices and on terms to be determined at the relevant time of sale. The debt securities may consist of debentures, notes or other types of debt. For each offering of debt securities, a prospectus supplement will accompany this prospectus and will contain the specific terms of the series of debt securities for which this prospectus is being delivered. Payment of principal, premium and interest, if any, with respect to the guaranteed debt securities issued under the 2019 Indentures (as defined herein) will be guaranteed by BAT, B.A.T. Netherlands Finance B.V. (“BATNF”), Reynolds American Inc. (“RAI”) and BATCAP for guaranteed debt securities issued by BATIF and BATIF for guaranteed debt securities issued by BATCAP. Debt securities issued under the 2017 Indenture (as defined herein) will be issued by BATCAP and payment of principal, premium and interest, if any, with respect to the guaranteed debt securities issued under the 2017 Indenture will be guaranteed by BAT, BATIF, BATNF, RAI and British American Tobacco Holdings (The Netherlands) B.V. (“BATHTN”). References herein to the “Guarantors” shall mean the guarantors under the 2017 Indenture or the 2019 Indentures, as the context requires. Under certain circumstances, the guarantees of any Subsidiary Guarantor (other than BATCAP, BATIF, BATHTN (if applicable) and BATNF) may be released without the consent of the noteholders or the trustee. See “Description of Debt Securities and Guarantees Issued Under the 2019 Indentures—Guarantees—Release” and “Description of Debt Securities and Guarantees Issued Under the 2017 Indenture—Guarantees—Release”.

Each Issuer may sell debt securities to or through one or more underwriters or dealers, and also may sell debt securities directly to other purchasers or through agents. The applicable prospectus supplement will set forth information regarding the underwriters or agents involved in the relevant sale of the debt securities for which this prospectus is being delivered. See “Plan of Distribution” for possible indemnification arrangements for underwriters, agents and their respective controlling persons.

The applicable prospectus supplement will contain information, where applicable, as to any listing of the series of debt securities for which this prospectus is being delivered on any securities exchange.

This prospectus may not be used for sales of securities unless it is accompanied by a prospectus supplement.

Investing in the debt securities to be offered by this prospectus and any applicable prospectus supplement involves risk. You should carefully review the risks and uncertainties described under the heading “Risk Factors” starting on page 2 of this prospectus, any risk factors included in any accompanying prospectus supplement and in the reports filed with the Securities and Exchange Commission (the “SEC”) that are incorporated by reference in this prospectus, before you make an investment in our debt securities.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 27, 2020.

Rather than repeat certain information in this prospectus that we have already included in reports filed with the SEC, we are incorporating this information by reference, which means that we can disclose important business, financial and other information to you by referring to those publicly filed documents that contain the information. See “Where You Can Find More Information; Incorporation by Reference”.

We will provide without charge to each person to whom a prospectus is delivered, including each beneficial owner of debt securities, a copy of any or all documents that are incorporated into this prospectus by reference, other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into the documents that this prospectus incorporates. Copies of the documents incorporated by reference herein may be obtained at no cost by written or oral request to Company Secretary, British American Tobacco p.l.c., Globe House, 4 Temple Place, London WC2R 2PG, United Kingdom, +44 (0)20 7845 1000.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we have filed with the SEC on Form F-3, utilizing a “shelf” registration process, relating to the debt securities and guarantees described in this prospectus. Under this shelf registration process, each Issuer may, from time to time, sell the debt securities described in this prospectus and any applicable prospectus supplement in one or more offerings. Each time an Issuer sells debt securities, it will provide a prospectus supplement that will contain specific information about the terms of that specific offering, including the offering price of the debt securities. The prospectus supplement may also add, update or change information contained in this prospectus. You should carefully read both this prospectus and the applicable prospectus supplement relating to any specific offering of debt securities, together with additional information described below under the heading “Where You Can Find More Information; Incorporation by Reference” before you decide to invest in any of the debt securities.

This prospectus and any accompanying prospectus supplements, or any free writing prospectus, do not contain all of the information included in the registration statement. We have omitted parts of the registration statement in accordance with the rules and regulations of the SEC. For further information, we refer you to the registration statement on Form F-3, including its exhibits, of which this prospectus is a part. Statements contained in this prospectus and any accompanying prospectus supplements about the provisions or contents of any agreement or other document are not necessarily complete. If the SEC rules and regulations require that an agreement or document be filed as an exhibit to the registration statement, please see that agreement or document for a complete description of those matters. You should not assume that the information in this prospectus, any prospectus supplements, any free writing prospectus or any documents incorporated herein or therein by reference is accurate as of any date other than the date on the front of each of such documents.

Unless indicated otherwise or the context otherwise requires, references in this prospectus to the terms “BAT Group”, “we”, “us”, “our” or the “combined company” refer to BAT and its subsidiaries, including RAI and its subsidiaries. Unless indicated otherwise or the context otherwise requires, references in this prospectus to the “Notes” refer to the debt securities issued by BATIF under the BATIF 2019 Indenture (as defined herein) and debt securities issued by BATCAP under the BATCAP 2019 Indenture (as defined herein) and the 2017 Indenture, collectively or individually, as the context may require. References in this prospectus to “New Categories” refer to the Group’s vapor, modern oral and tobacco heating products.

Currency amounts in this prospectus are stated in U.S. dollars, unless indicated otherwise.

RISK FACTORS

Investing in the securities to be offered by this prospectus and any applicable prospectus supplement involves risk. Before you make a decision to buy such securities, you should read and carefully consider the risks and uncertainties discussed below, in the sections captioned “Principal Group Risks” and “Group Risk Factors” in our Annual Report on Form 20-F for the year ended December 31, 2019, filed with the SEC on March 26, 2020, incorporated by reference herein, as well as any risks described in any applicable prospectus supplement and any related free writing prospectus or in other documents that are subsequently incorporated by reference. Additional risks not currently known to us or that are currently deemed immaterial may also have a material adverse effect on us. You should carefully consider the aforementioned risks together with the other information in this prospectus and incorporated by reference herein before deciding to invest in the debt securities. If any of those risks actually occurs, our business, financial condition and results of operations could be materially and adversely affected. In that case, the applicable members of the BAT Group may be unable to make required payments of principal of, or premiums, if any, and interest on, the debt securities.

Risk Factors Relating to the Issuers, the Guarantors and the Debt Securities

BAT, RAI and BATHTN are holding companies, and the Issuers and BATNF are financing companies with no revenue-generating operations.

BAT, RAI and BATHTN are holding companies and the Issuers and BATNF are financing companies, each with no revenue-generating operations of its own. The business of BAT is carried out through a number of operating subsidiaries and associated companies. Consequently, BAT, RAI, BATHTN, the Issuers and BATNF depend upon dividend and other payments from operating subsidiaries to provide the funds necessary to pay the principal of, and the interest on, the debt securities or make payments under the guarantees (the “Guarantees”) provided by the applicable Guarantors, as the case may be. These operating subsidiaries and associated companies will not guarantee the debt securities, and have no obligation, contingent or otherwise, to pay amounts due under the debt securities or the Guarantees or to make funds available for these payments, whether in the form of loans, dividends or otherwise. The ability of the operating subsidiaries to make dividend or other payments to BAT, RAI, BATHTN, the Issuers or BATNF will depend on their cash flows and earnings which, in turn, will be affected by all of the factors discussed herein. In addition, under the corporate laws of many jurisdictions, including the United Kingdom, the ability of some subsidiaries and associates to pay dividends is limited to the amount of distributable reserves of such companies.

The holders of debt securities will have a direct claim based on the debt securities against the applicable Issuer and based on the Guarantees against the applicable Guarantors, but will not have a direct claim based on the debt securities or the Guarantees against any operating subsidiaries. The right of the holders to receive payments under the debt securities and the Guarantees will be structurally subordinated to all liabilities of the operating subsidiaries and associated companies. These liabilities include debt that some of our subsidiaries have incurred under bank facilities or debt securities. In the event of a bankruptcy, liquidation, reorganization or similar proceeding relating to a subsidiary, the right of holders to participate in a distribution of the assets of such subsidiary will rank behind such subsidiary’s and associated companies’ creditors (including trade creditors) and preferred stockholders (if any), except to the extent that BAT, RAI, BATHTN, the Issuers or BATNF have direct claims against such subsidiary.

A holder’s rights may be inferior to the rights of holders of debt securities of a different series issued pursuant to the 2019 Indentures or under the terms of the documents governing the BAT Group’s other indebtedness.

The debt securities are governed by indentures (each, an “Indenture”, and together, the “Indentures”), which are described below under the headings “Description of Debt Securities and Guarantees Issued Under the 2019 Indentures” and “Description of Debt Securities and Guarantees Issued Under the

2017 Indenture”. The Issuers may issue as many distinct series of debt securities under the 2019 Indentures as they wish. The Issuers may also issue one or more series of other debt under other indentures or agreements that may be entered into from time to time. The Issuers may also issue series of debt securities under the 2019 Indentures that provide holders of those debt securities with rights superior to the rights already granted or that may be granted in the future to holders of another series. You should read carefully the specific terms of any particular series of debt securities contained in the prospectus supplement relating to such debt securities.

Any Guarantees provided by certain Subsidiary Guarantors will be automatically released in certain circumstances.

The Indentures provide that, without the consent of the Trustee or the holders, a Guarantor that is a subsidiary of BAT (a “Subsidiary Guarantor”), other than BATIF (in the case of the BATCAP 2019 Indenture and the 2017 Indenture), BATCAP (in the case of the BATIF 2019 Indenture), BATHTN (in the case of the 2017 Indenture) and BATNF, will automatically and unconditionally be released from all obligations under its Guarantee, and such Guarantee shall thereupon terminate and be discharged and of no further force or effect, in the event that (1) its guarantee of all then outstanding notes issued under the EMTN Programme is released or (2) at substantially the same time its Guarantee of the debt securities is terminated, the Subsidiary Guarantor is released from all obligations in respect of indebtedness for borrowed money for which such Subsidiary Guarantor is an obligor (as a guarantor or borrower). Under the EMTN Programme, RAI’s guarantee is released if at any time the aggregate amount of indebtedness for borrowed money for which RAI is an obligor does not exceed 10% of the outstanding long-term debt of BAT as reflected in the balance sheet included in BAT’s most recent publicly released interim or annual consolidated financial statements. For purposes of this clause, the amount of a Subsidiary Guarantor’s indebtedness for borrowed money shall not include (A) the debt securities issued pursuant to the Indentures, (B) any other debt the terms of which permit the termination of such Subsidiary Guarantor’s guarantee of such debt under similar circumstances, as long as such Subsidiary Guarantor’s obligations in respect of such other debt are terminated at substantially the same time as its guarantee of the debt securities, (C) any debt that is being refinanced at substantially the same time that the guarantee of the debt securities is being released, provided that any obligations of the relevant Subsidiary Guarantor in respect of the debt that is incurred in the refinancing shall be included in the calculation of the relevant Subsidiary Guarantor’s indebtedness for borrowed money and (D) for the avoidance of doubt, any debt in respect of which such Subsidiary Guarantor is an obligor (as a guarantor or borrower) (i) between or among BAT and any subsidiary or subsidiaries thereof or (ii) between or among any subsidiaries of BAT. See “Description of Debt Securities and Guarantees Issued Under the 2019 Indentures—Guarantees—Release” and “Description of Debt Securities and Guarantees Issued Under the 2017 Indenture—Guarantees—Release”.

RAI is the only Subsidiary Guarantor as of the date hereof whose Guarantee may be released by this provision. RAI’s Guarantee may be released notwithstanding RAI guaranteeing other indebtedness, provided RAI’s guarantee of outstanding notes issued under the EMTN Programme is released. If the Guarantee by a Subsidiary Guarantor is released, the applicable Issuer and BAT are not required to replace such Guarantee, and the debt securities will have the benefit of fewer subsidiary guarantees for the remaining maturity of the debt securities.

A holder’s right to receive payments may be adversely affected by the debt securities and the Guarantees being unsecured obligations of the applicable Issuer and the applicable Guarantors, respectively, and subordinated to secured obligations on insolvency.

The debt securities will be unsecured. Holders of secured obligations of an Issuer will have claims that are prior to the claims of holders of the debt securities to the extent of the value of the assets securing those other obligations. The debt securities issued by an Issuer will rank equally with all its other unsecured and unsubordinated indebtedness, and will be effectively subordinated to any secured indebtedness to the extent of the value of the assets securing those other obligations. Similarly, the Guarantees provided by each applicable Guarantor will rank equally with all its other unsecured and unsubordinated indebtedness, and will be effectively subordinated to any secured indebtedness to the extent of the value of the assets securing those obligations. If an Issuer defaults on the debt securities or the applicable Guarantors default on the Guarantees, or after any distribution of assets or payment in any foreclosure, dissolution, insolvency, winding-up, liquidation, reorganization or other bankruptcy proceeding (other than on a solvent basis), then, to the extent that such Issuer or the applicable Guarantors have granted security over their assets, the assets that secure their debts will be used to satisfy the obligations under that secured debt before such Issuer or the applicable Guarantors can make payment on the debt securities or the Guarantees. There may only be limited assets available to make payments on the debt securities or the Guarantees in the event of an acceleration of the debt securities. If there is not enough collateral to satisfy the obligations of the secured debt, then the remaining amounts on the secured debt would share equally with all unsubordinated unsecured indebtedness and holders of the debt securities may receive less, ratably, than holders of secured obligations.

A holder’s actual yield on the debt securities may be reduced from the stated yield by transaction costs.

When debt securities are purchased or sold, several types of incidental costs (including transaction fees and commissions) are incurred in addition to the then current prices of the security. These incidental costs may significantly reduce or even exclude the profit potential of the debt securities. For instance, credit institutions as a rule charge their clients for their own commissions which are either fixed minimum commissions or pro-rata commissions depending on the order value. To the extent that additional domestic or foreign parties are involved in the execution of an order, including but not limited to domestic dealers or brokers in foreign markets, holders must take into account that they may also be charged for the brokerage fees, commissions and other fees and expenses of such parties.

A holder’s effective yield on the debt securities may be diminished by the tax impact on that holder of its investment in the debt securities.

Payments of interest on the debt securities, or profits realized by the holder upon the sale or repayment of the debt securities, may be subject to taxation in its home jurisdiction or in other jurisdictions in which it is required to pay taxes. However, the tax impact on a particular holder may differ from the situation described for holders generally. Certain tax consequences of the United Kingdom, the United States and The Netherlands relating to the purchase and ownership of the debt securities are described below under the heading “Certain Tax Considerations”.

The debt securities lack a developed trading market, and such a market may never develop or be sustained.

Each of BATCAP or BATIF may issue an indeterminate principal amount of debt securities in different series with different terms. Although any such debt securities issued may be listed on a securities exchange in the United States or Europe, there can be no assurance that an active trading market will develop for any series of debt securities or, if a trading market develops, that the trading market will be sustained. There can also be no assurance regarding the ability of holders to sell their debt securities or the price at which such holders may be able to sell their debt securities. If a trading market were to develop, the debt securities could trade at prices that may be higher or lower than the initial offering price, which may result in a return that is greater or less than the interest rate on the debt securities, in each case depending on many factors, including, among other things, prevailing interest rates, the BAT Group’s financial results, any change in the BAT Group’s credit-worthiness and the market for similar securities.

Any underwriters, broker-dealers or agents that participate in the distribution of the debt securities may make a market in the debt securities as permitted by applicable laws and regulations, but will have no obligation to do so, and any such market-making activities may be discontinued at any time. Therefore, there can be no assurance as to the liquidity of any trading market for the debt securities or that an active public market for the debt securities will develop, in which case you may be unable to sell the securities at opportune times, at opportune prices or at all.

An investment in debt securities denominated in a non-U.S. dollar currency involves currency-related risks.

An investment in debt securities denominated in a non-U.S. dollar currency entails significant risks that are not associated with a similar investment in debt securities that are payable solely in U.S. dollars and where settlement value is not otherwise based on a non-U.S. dollar currency. These risks include the possibility of significant changes in rates of exchange between the U.S. dollar and the various non-U.S. dollar currencies or composite currencies and the possibility of the imposition or modification of foreign exchange controls or other conditions by either the United States or non-U.S. governments. These risks generally depend on factors over which the BAT Group has no control, such as economic and political events and the supply of and demand for the relevant currencies in the global markets.

Rates of exchange between the U.S. dollar and many other currencies have been highly volatile, and this volatility may continue and perhaps spread to other currencies in the future. Fluctuations in currency exchange rates could adversely affect an investment in debt securities denominated in, or whose value is otherwise linked to, a specified currency other than U.S. dollars. Depreciation of the specified currency against the U.S. dollar could result in a decrease in the U.S. dollar-equivalent value of payments on the debt securities, including the principal payable at maturity or settlement value payable upon exercise. That in turn could cause the market value of the debt securities to fall. Deprecation of the specified currency against the U.S. dollar could result in a loss to the investor on a U.S. dollar basis.

Credit ratings may not reflect all risks, are not recommendations to buy or hold securities and may be subject to revision, suspension or withdrawal at any time.

One or more independent credit rating agencies may assign credit ratings to the debt securities. The ratings may not reflect the potential impact of all risks related to structure, market, additional factors discussed above and other factors that may affect the value of the debt securities. A credit rating is not a recommendation to buy, sell or hold securities and may be revised or withdrawn by the rating agency at any time.

As a foreign private issuer in the United States, BAT is exempt from a number of rules under the U.S. securities laws and is permitted to file less information with the SEC.

As a foreign private issuer, BAT is exempt from certain rules under the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), that impose certain disclosure obligations and procedural requirements for proxy solicitations under Section 14 of the Exchange Act. In addition, BAT is not required to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. Accordingly, there may be less publicly available information concerning us than there is for U.S. public companies.

The BAT Group may be able to incur substantially more debt in the future.

The BAT Group may be able to incur substantial additional indebtedness in the future, including in connection with future acquisitions, some of which may be secured by some or all of the BAT Group’s assets. The terms of the debt securities will not limit the amount of indebtedness the BAT Group may incur. Any such incurrence of additional indebtedness could exacerbate the related risks that the BAT Group now faces.

Additional risks, if any, specific to particular debt securities issued under this prospectus will be detailed in the applicable prospectus supplement.

FORWARD-LOOKING STATEMENTS

Statements included in this prospectus and the documents incorporated by reference into this prospectus regarding the BAT Group’s future expectations, beliefs, plans, objectives, financial conditions, assumptions or future events or performance that are not historical facts are forward-looking statements, including “forward-looking” statements made within the meaning of Section 21E of the Exchange Act. These statements are often, but not always, made through the use of words or phrases such as “anticipate”, “believe”, “could”, “estimate”, “expect”, “intend”, “may”, “outlook”, “plan”, “positioned”, “potential”, “predict”, “project”, “should”, “strategy”, “target”, “will”, “would” and similar expressions. These include statements regarding our intentions, beliefs or current expectations concerning, amongst other things, our results of operations, financial condition, liquidity, prospects, growth, strategies and the economic and business circumstances occurring from time to time in the countries and markets in which the BAT Group operates.

All such forward-looking statements involve estimates and assumptions that are subject to risks, uncertainties and other factors that could cause actual future financial condition, performance and results to differ materially from the plans, goals, expectations and results expressed in the forward-looking statements and other financial and/or statistical data within this prospectus or incorporated by reference herein. The BAT Group believes that the expectations reflected in this document are reasonable but they may be affected by a wide range of variables that could cause actual results to differ materially from those currently anticipated. Among the key factors that could have an adverse effect on the results of operations, cash flows and financial position of the BAT Group and that could cause actual results to differ materially from those projected in the forward-looking statements, are:

•	competitive actions and pricing pressures in the marketplace, including competition from illicit sources, market size reduction and consumer down-trading;

•	limitations on advertising and marketing of tobacco products;

•

changes in tobacco-related, tax and other laws and regulations, the interpretation of such laws and regulations by governmental authorities or adverse decisions by domestic or international regulatory bodies;

•

the outcome of pending or potential litigation, including tobacco litigation, environmental litigation and personal injury claims and significant monetary obligations imposed under outstanding settlement agreements;

•	economic, regulatory and geopolitical risks inherent in the BAT Group’s global operations;

•	risks relating to the ability to maintain credit ratings and to fund the business under the current capital structure;

•

risks relating to government regulations or actions adversely affecting the BAT Group’s business, including the BAT Group becoming subject to substantial and increasing U.S. regulations, in particular in relation to the nicotine level or use of menthol in tobacco products, including by virtue of the BAT Group’s increased ownership in RAI;

•	the continuing decline in cigarette consumption, or the overall consumption of legitimate tobacco products or the transition of adult tobacco consumers away from premium cigarette brands;

•	fluctuations in foreign exchange rates;

•	potentially significant costs in the event of breaches of, or liabilities arising under, health and safety and environmental laws;

•	the impact of serious injury, illness or death in the workplace;

•	liquidity, interest rate and counterparty risks; and

•	the inability to develop, commercialize and deliver the New Categories strategy.

For a further discussion of these and other risks, contingencies and uncertainties applicable to us, see “Risk Factors”.

Past performance is no guide to future performance and persons needing advice should consult an independent financial adviser. The forward-looking statements reflect knowledge and information available at the date of preparation of this document and the Group undertakes no obligation to update or revise these forward-looking statements, whether as a result of new information, future events or otherwise. Readers are cautioned not to place undue reliance on such forward-looking statements. All subsequent written or oral forward-looking statements attributable to BAT or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section of the prospectus.

COMPANY INFORMATION

The Issuers

Each of the following entities may act as Issuer and, to the extent it does not act as Issuer, will act as Guarantor with respect to the debt securities issued under the 2019 Indentures. B.A.T Capital Corporation will act as Issuer with respect to the debt securities issued under the 2017 Indenture.

B.A.T Capital Corporation

BATCAP was incorporated under the laws of the State of Delaware, United States of America on April 6, 1981, under file no. 911777. BATCAP is domiciled in the State of Delaware. BATCAP’s principal function is to operate as a financing company for the BAT Group. The principal and registered offices of BATCAP are located at 103 Foulk Road, Suite 120, Wilmington, Delaware 19803, United States of America and its phone number is +1 302 691 6323.

B.A.T. International Finance p.l.c.

BATIF was incorporated as a private limited company under the laws of England and Wales on July 10, 1972, with registration no. 1060930 and was re-registered as a public limited company on September 8, 1981. BATIF’s principal function is to operate as a financing company for the BAT Group. BATIF’s principal and registered offices are located at Globe House, 4 Temple Place, London WC2R 2PG, United Kingdom and its phone number is +44 (0)20 7845 1000.

The Guarantors

The following entities will act as Guarantors with respect to the debt securities.

British American Tobacco p.l.c.

BAT was incorporated as a public limited liability company under the laws of England and Wales on July 23, 1997, with registration no. 03407696 and is registered as an external company in the Republic of South Africa, with registration no. 2008/023963/10. BAT is the BAT Group’s parent holding company and its principal and registered offices are located at Globe House, 4 Temple Place, London WC2R 2PG, United Kingdom and its phone number is +44 (0)20 7845 1000. BAT maintains a website at http://www.bat.com.

B.A.T. Netherlands Finance B.V.

BATNF was incorporated as a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) under the laws of The Netherlands on April 23, 2014. BATNF’s principal function is to operate as a financing company for the BAT Group. It has its statutory seat (statutaire zetel) in Amstelveen, The Netherlands and is registered with the Trade Register (Handelsregister) of the Chamber of Commerce under no. 60533536. The principal and registered offices of BATNF are located at Handelsweg 53A, 1181 ZA Amstelveen, The Netherlands and its phone number is +31 (0)20 540 6911.

Reynolds American Inc.

RAI was incorporated in the State of North Carolina on January 2, 2004. RAI’s principal office is located at 401 North Main Street, Winston-Salem, North Carolina 27101, United States and its telephone number is +1 336 741 2000.

RAI is a holding company whose wholly owned operating subsidiaries include: (i) R. J. Reynolds Tobacco Company, whose brand portfolio includes the premium brands Newport and Camel and the traditional value brand Pall Mall; (ii) Santa Fe Natural Tobacco Company, Inc., the manufacturer and marketer of the premium cigarette brand Natural American Spirit in the United States; (iii) American Snuff Company, LLC, the second largest smokeless tobacco products manufacturer in the United States; and (iv) R. J. Reynolds Vapor Company, referred to as RJR Vapor, a marketer of digital vapor cigarettes and modern oral products in the United States.

The Additional Guarantor

The following entity will act as Guarantor with respect to the debt securities issued under the 2017 Indenture.

British American Tobacco Holdings (The Netherlands) B.V.

BATHTN was incorporated as a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) under the laws of The Netherlands on February 24, 1992. BATHTN is an investment holding company. It has its statutory seat (statutaire zetel) in Amstelveen, the Netherlands and is registered with the Trade Register (Handelsregister) of the Chamber of Commerce under no. 33236251. The principal and registered offices of BATHTN are located at Handelsweg 53A, 1181 ZA Amstelveen, The Netherlands and its phone number is +31 (0)20 540 6911.

Condensed Consolidating Financial Information

Part (b) of Note 29 (“Note 29”) in the Notes on the Accounts in British American Tobacco p.l.c.’s Annual Report on Form 20-F for the year ended December 31, 2019 (the “2019 Form 20-F”) contains condensed consolidating information to satisfy the requirements of Rule 3-10 of Regulation S-X under the Securities Act of 1933 (the “Securities Act”). To the extent this prospectus and any prospectus supplement relates to debt securities issued under the 2019 Indentures, for purposes of this prospectus and any prospectus supplement related hereto which incorporates by reference the 2019 Form 20-F, the financial information included in Note 29 for BATHTN should be added to the column labeled “All other companies, Non-guarantor subsidiaries”, as BATHTN will not provide a guarantee in respect of debt securities issued under the 2019 Indentures. In addition, each of BATCAP and BATIF may be an issuer or a subsidiary guarantor, as applicable, in respect of any debt securities related to this prospectus or any prospectus supplement.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE

We have filed a registration statement on Form F-3, including the exhibits and schedules thereto, with the SEC under the Securities Act, and the rules and regulations thereunder, for the registration of the debt securities that are being offered by this prospectus. This prospectus does not include all of the information contained in the registration statement. You should refer to the registration statement and its exhibits for additional information. Whenever we make reference in this prospectus to any of our contracts, agreements or other documents, the references are not necessarily complete and you should refer to the exhibits attached to the registration statement for copies of the actual contract, agreements or other documents.

As of the date of this prospectus, BAT is subject to the periodic reporting requirements of the Exchange Act, as applicable to foreign private issuers. As a “foreign private issuer”, we are exempt from the rules under the Exchange Act prescribing certain disclosure and procedural requirements for proxy solicitations. In accordance with the requirements applicable to foreign private issuers, BAT files its Annual Reports on Form 20-F and other documents with the SEC. BAT’s SEC filings are available to the public, together with the public filings of other issuers, at the SEC’s website, http://www.sec.gov.

The following documents filed with or furnished to the SEC are incorporated herein by reference:

•	BAT’s Annual Report on Form 20-F for the year ended December 31, 2019 (the “2019 Form 20-F”), as filed with the SEC on March 26, 2020(1); and

•

RAI’s Annual Report on Form 10-K for the year ended December 31, 2016, as filed with the SEC on February 9, 2017, containing the audited consolidated financial statements of RAI as of December 31, 2016 and 2015 and for each of the years in the three-year period ended December 31, 2016, incorporated by reference herein only insofar as it contains the audited consolidated financial statements of RAI as of and for the year ended December 31, 2016, to satisfy the requirements of Rule 3-05 of Regulation S-X under the Securities Act.

(1) Part (b) of Note 29 (“Note 29”) in the Notes on the Accounts in the 2019 Form 20-F contains condensed consolidating information to satisfy the requirements of Rule 3-10 of Regulation S-X under the Securities Act. To the extent this prospectus and any prospectus supplement relates to debt securities issued under the 2019 Indentures, for purposes of this prospectus and any prospectus supplement related hereto which incorporates by reference the 2019 Form 20-F, the financial information included in Note 29 for BATHTN should be added to the column labeled “All other companies, Non-guarantor subsidiaries”, as BATHTN will not provide a guarantee in respect of debt securities issued under the 2019 Indentures. In addition, each of BATCAP and BATIF may be an issuer or a subsidiary guarantor, as applicable, in respect of any debt securities related to this prospectus or any prospectus supplement.

All documents subsequently filed by us with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act and, solely to the extent designated therein, reports made on Form 6-K that we furnish to the SEC, prior to the filing of a post-effective amendment to the registration statement of which this prospectus forms a part that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, shall be incorporated by reference into this prospectus and be a part hereof from the date of filing or furnishing of such documents.

Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. Copies of documents incorporated by reference are not required to be filed with this prospectus but will be provided to each person, including any beneficial owner, to whom a prospectus is delivered.

Copies of the documents incorporated by reference herein may be obtained at no cost by written or oral request to the Company Secretary, British American Tobacco p.l.c., Globe House, 4 Temple Place, London WC2R 2PG, United Kingdom, +44 (0)20 7845 1000.

USE OF PROCEEDS

Unless the prospectus supplement states otherwise, we intend to use the proceeds from the sale of the debt securities to repay indebtedness and for other general corporate purposes.

DESCRIPTION OF DEBT SECURITIES AND GUARANTEES

ISSUED UNDER THE 2019 INDENTURES

The following is a summary of the material provisions of the 2019 Indentures (as described below). We urge you to read the relevant Indenture and any applicable supplemental indenture in their entirety because such Indenture and applicable supplemental indenture, not this summary, define your rights as a holder of any debt securities. Copies of the 2019 Indentures have been filed with the SEC as exhibits to the registration statement of which this prospectus is a part and copies of the 2019 Indentures and any supplemental indentures will be made available upon request to BAT at the address indicated under the section entitled “Where You Can Find More Information; Incorporation by Reference” of this prospectus. Any capitalized term used herein but not defined shall have the meaning assigned to such term in the 2019 Indentures, the applicable supplemental indenture or under “—Certain Definitions”.

The following summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all of the provisions of the 2019 Indentures, any applicable supplemental indenture and/or an officer’s certificate delivered under an indenture and those terms made a part of the 2019 Indentures and/ or applicable supplemental indenture and/or an officer’s certificate delivered under an indenture by reference to the Trust Indenture Act of 1939, as amended (the “TIA”), as in effect on the date of the closing of the offering of the applicable debt securities.

General

The debt securities issued under the 2019 Indentures will be issued by B.A.T Capital Corporation (“BATCAP”) or B.A.T. International Finance p.l.c. (“BATIF”, and, together with BATCAP, the “Issuers”). In this “Description of Debt Securities and Guarantees Issued Under the 2019 Indentures” the term “Issuer” refers to either BATCAP or BATIF, “2019 Indenture” refers to the BATCAP 2019 Indenture or BATIF 2019 Indenture (each, as defined below) and “Notes” refers to any series of debt securities issued under the applicable 2019 Indenture.

Any series of Notes will mature on the date specified in the applicable prospectus supplement. The Notes issued by BATCAP will be issued in registered form and treated as a separate series of debt securities under the indenture (the “BATCAP 2019 Indenture”) entered into on September 6, 2019, by and among BATCAP, as Issuer, the Guarantors (as defined below) party thereto from time to time, Citibank, N.A., as trustee, and Citibank, N.A., as registrar, transfer agent, calculation agent and initial paying agent, unless another paying agent is appointed prior to the time the Notes are first issued. The Notes issued by BATIF will be issued in registered form and treated as a separate series of debt securities under an indenture (the “BATIF 2019 Indenture”, and, together with the BATCAP 2019 Indenture, each a “2019 Indenture” and together, the “2019 Indentures”) to be entered into by and among BATIF, as Issuer, the Guarantors party thereto from time to time, Citibank N.A., as trustee (in such capacity under either 2019 Indenture, the “Trustee”), registrar, transfer agent, calculation agent and paying agent, unless another paying agent is appointed prior to the time the Notes are first issued (in such several capacities under either 2019 Indenture, the “Registrar”, “Transfer Agent”, “Calculation Agent” and “Paying Agent”, respectively).

The obligations of an Issuer under any series of Notes and each 2019 Indenture will be fully and unconditionally guaranteed on a joint and several and senior and unsecured basis by British American Tobacco p.l.c. (“BAT” or the “Parent”), BATCAP (in case of the BATIF 2019 Indenture), BATIF (in case of the BATCAP 2019 Indenture), B.A.T. Netherlands Finance B.V. (“BATNF”), and, unless its guarantee is released in accordance with the applicable 2019 Indenture, Reynolds American Inc. (“RAI”) (in such capacity, each, a “Guarantor” and together, the “Guarantors”).

Unless otherwise set forth in the applicable prospectus supplement, the Notes will be denominated in U.S. dollars and payment of principal and interest thereon will be paid in U.S. dollars. If any Notes denominated in a Non-Dollar Currency are sold, the applicable prospectus supplement will describe whether payments on the Notes are payable in any Non-Dollar Currency.

In this “Description of Debt Securities and Guarantees Issued Under the 2019 Indentures”, the terms “holder”, “Noteholder” and other similar terms refer to a “registered holder” of Notes, and not to a beneficial owner of a book-entry interest in any Notes.

The Notes may be issued in one or more series for original issue. The specific financial, legal and other terms particular to a series of Notes are described in the prospectus supplement and the pricing term sheet relating to a series of Notes. Those terms may vary from the terms described here. Accordingly, this summary is also subject to and qualified by reference to the description of the terms of the series described in the prospectus supplement. The prospectus supplement will indicate for each series of Notes:

•	the title of the Notes of that series;

•	any limit upon the aggregate principal amount of the Notes of that series;

•	the dates on which or periods during which the Notes of that series may be issued and the maturity date for the Notes of that series (or manner of determining the same);

•

the rate or rates (or the manner of calculation thereof) at which the Notes of that series shall bear interest (if any), the date or dates from which such interest shall accrue, the interest payment dates on which such interest shall be payable (or manner of determining the same) and the regular record date for the interest payable on any Notes on any interest payment date and the extent to which, or the manner in which, any interest is payable on a temporary global note on an interest payment date;

•

the place or places where, subject to the provisions of the applicable 2019 Indenture, the principal of, and premium, if any, and interest, if any, and Additional Amounts, if any, on Notes of that series shall be payable, any Notes of that series may be surrendered for registration of transfer, any Notes of that series may be surrendered for exchange, and notices and demands to or upon the Issuer in respect of the Notes of that series and the applicable 2019 Indenture may be served;

•

the period or periods within which (or manner of determining the same), the price or prices at which (or manner of determining the same), the currency or currency unit in which, and the terms and conditions upon which Notes of that series may be redeemed, in whole or in part, at the option of the Issuer, and any remarketing arrangements with respect to the Notes of that series;

•

the denominations in which any Notes of that series shall be issuable, if other than denominations of $2,000 and any integral multiple of $1,000 in excess thereof (or in the case of Notes denominated in a Non-Dollar Currency, the equivalent thereof in each case (rounded to an integral multiple of 1,000 units of such Non-Dollar Currency));

•	if Non-Dollar Currency, the currency, currencies or currency units in which the principal of or any premium or interest or Additional Amounts on any Notes of that series shall be payable;

•

if other than the entire principal amount thereof, the portion of the principal amount of Notes of that series which shall be payable upon a declaration of acceleration of the maturity date thereof pursuant to the applicable 2019 Indenture;

•

any events of default and covenants of the Issuer with respect to the Notes of that series, whether or not such events of default or covenants are consistent with the events of default or covenants set forth in the applicable 2019 Indenture;

•	if a Person other than Citibank, N.A. is to act as trustee for the Notes of that series, the name and location of the corporate trust office of such trustee;

•	if other than as set forth herein, provisions for the satisfaction and discharge of the applicable 2019 Indenture with respect to the Notes of that series;

•	the date as of which any global note representing outstanding Notes of that series shall be dated if other than the date of original issuance of the first Note of that series to be issued;

•	the application, if any, of the provisions described under “—Additional Amounts” to the Notes of that series;

•

whether the Notes of that series shall be issued in whole or in part in the form of a global note or Notes and, in such case, the initial Depositary, if any, for such global note or Notes, whether such global form shall be permanent or temporary;

•

if Notes of that series are to be issuable initially in the form of a temporary global note, the circumstances under which the temporary global note can be exchanged for definitive Notes and whether the definitive Notes will be in global form;

•

whether the Notes of that series will be convertible or exchangeable into other securities of the Issuer or another Person, and if so, the terms and conditions upon which such Notes will be so convertible or exchangeable, including the conversion price or exchange rate and the conversion or exchange period, and any additions or changes to the applicable 2019 Indenture with respect to the Notes of such series to permit or facilitate such conversion or exchange;

•	whether the Notes of that series are to be issued as Original Issue Discount Notes and the amount of discount with which the Notes of that series may be issued;

•	the form of the Notes of that series; and

•	any other terms of that series (which terms shall not be inconsistent with the provisions of the applicable 2019 Indenture).

All Notes of any particular series will be substantially identical except as to issue date, issue price, denomination, rate of interest, maturity date and the date from which interest, if any, shall accrue, and except as may otherwise be provided in or pursuant to an officer’s certificate or any supplemental indenture relating thereto. All Notes of any one series need not be issued at the same time, and unless otherwise provided, a series may be reopened for issuance of additional notes of such series.

Principal, Maturity and Interest

The Notes may be issued in an unlimited aggregate principal amount and will bear interest per annum and have maturity dates, in each case as specified in the applicable prospectus supplement.

Form and Denomination

The Notes may have notations, legends or endorsements required by law, rule or usage to which the Issuer is subject. Unless otherwise set forth in the applicable prospectus supplement, the Notes will be issued in fully registered form and only in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof (or in the case of Notes denominated in a Non-Dollar Currency, the equivalent thereof (rounded to an integral multiple of 1,000 units of such Non-Dollar Currency)), and will be issued initially as Global Notes.

Further Issues

The aggregate principal amount of Notes issuable under each 2019 Indenture is unlimited. The Issuer may, from time to time, without notice to or the consent of the holders of the Notes, “reopen” any series of the Notes and create and issue additional notes having substantially identical terms and conditions as the then-outstanding Notes of a series (or in all respects except as described in the last paragraph under “—General” above) so that the additional notes are consolidated and form a single series of Notes with the Notes, as the case may be, provided that if the additional notes are not fungible with the Notes for United States Federal income tax purposes, the additional notes will have separate CUSIPs, ISINs, or other identifying numbers.

Status of the Notes and Guarantees

The Notes will be unsecured and unsubordinated obligations of the Issuer and will rank pari passu in right of payment among themselves and with all other direct, unsecured and unsubordinated obligations of the Issuer (except those obligations preferred by statute or operation of law). Each Guarantor will fully and unconditionally guarantee, on a senior, unsecured basis, the due and punctual payment (and not collectability) of the principal of and interest on the Notes (and the payment of additional amounts described under “—Additional Amounts” below) and other obligations under the 2019 Indentures when and as the same shall become due and payable, whether at stated maturity, by declaration of acceleration, call for redemption or otherwise. Each Guarantee will be an unsecured and unsubordinated obligation of the respective Guarantor and will rank pari passu in right of payment with all other direct, unsecured and unsubordinated obligations of such Guarantor (except those obligations preferred by statute or operation of law). The Issuer and each Guarantor will be subject to a negative pledge with respect to certain types of indebtedness, which are discussed in “—Covenants of the Issuer and the Guarantors—Negative Pledge” below.

Guarantees

Release

The 2019 Indentures provide, and any applicable supplemental indentures will provide, that, without the consent of the Trustee or the Noteholders, any Guarantor that is a subsidiary of the Parent (a “Subsidiary Guarantor”), other than BATIF (in case of the BATCAP 2019 Indenture), BATCAP (in case of the BATIF 2019 Indenture) and BATNF, will automatically and unconditionally be released from all obligations under its Guarantee, and such Guarantee shall thereupon terminate and be discharged and of no further force or effect, in the event that (1) its guarantee of all then outstanding notes issued under the EMTN Programme is released or (2) at substantially the same time its Guarantee of the Notes is terminated, the Subsidiary Guarantor is released from all obligations in respect of indebtedness for borrowed money for which such Subsidiary Guarantor is an obligor (as a guarantor or borrower). For purposes of this paragraph, the amount of a Subsidiary Guarantor’s indebtedness for borrowed money shall not include (A) the Notes issued pursuant to the applicable 2019 Indenture, (B) any other debt the terms of which permit the termination of such Subsidiary Guarantor’s guarantee of such debt under similar circumstances, as long as such Subsidiary Guarantor’s obligations in respect of such other debt are terminated at substantially the same time as its guarantee of the Notes, (C) any debt that is being refinanced at substantially the same time that the guarantee of the Notes is being released, provided that any obligations of the relevant Subsidiary Guarantor in respect of the debt that is incurred in the refinancing shall be included in the calculation of the relevant Subsidiary Guarantor’s indebtedness for borrowed money and (D) for the avoidance of doubt, any debt in respect of which such Subsidiary Guarantor is an obligor (as a guarantor or borrower) (i) between or among the Parent and any subsidiary or subsidiaries thereof or (ii) between or among any subsidiaries of the Parent.

As of the date of this prospectus, RAI is the only Subsidiary Guarantor to which the above provision is relevant. Under the EMTN Programme, a Subsidiary Guarantor’s guarantee is released if at any time the aggregate amount of indebtedness for borrowed money for which the Subsidiary Guarantor is an obligor does not exceed 10% of the outstanding long-term debt of BAT as reflected in the balance sheet included in BAT’s most recent publicly released interim or annual consolidated financial statements, as evidenced by a certificate to such effect addressed to the trustee under the EMTN Programme and signed by a director of BAT.

Additional Amounts

In the case of the BATCAP 2019 Indenture, unless either inapplicable to a particular series or specifically deleted or modified in or pursuant to the Officer’s Certificate or any supplemental indenture establishing such series of Notes or in the form of note for such series, each of the Parent, BATIF and

BATNF will make payments pursuant to the applicable Guarantee without withholding or deduction for or on account of any present or future tax, levy, impost or other similar governmental charge (“Taxes”) imposed, assessed, levied or collected by or for the account of the United Kingdom (in the case of a payment by the Parent or BATIF) or The Netherlands (in the case of a payment by BATNF), including in each case any political subdivision thereof or any authority thereof having the power to tax (a “Relevant Taxing Jurisdiction”), unless such withholding or deduction is required by law.

If any such Guarantor is required by a Relevant Taxing Jurisdiction to so withhold or deduct such Taxes, such Guarantor will pay to the holder such additional amounts (“Additional Amounts”) as will result in the receipt by the holder of such amounts as would have been received by it if no such withholding or deduction of Taxes had been required; provided, however, that no Guarantor shall be required to pay any Additional Amounts for or on account of:

(a)

any Taxes that would not have been so imposed, assessed, levied or collected but for the Holder or beneficial owner of the applicable Note or Guarantee (or a fiduciary, settlor, beneficiary, member or shareholder of, or possessor of a power over, such Holder, if such Holder is an estate, trust, partnership or corporation) being or having been a domiciliary, national or resident of, or engaging or having been engaged in a trade or business or maintaining or having maintained a permanent establishment or being or having been physically present in, a Relevant Taxing Jurisdiction or otherwise having or having had some connection with a Relevant Taxing Jurisdiction other than the holding or ownership of, or the collection of principal of, and premium (if any) or interest on, a Note or the enforcement of the applicable Note or Guarantee, as the case may be;

(b)

any Taxes that would not have been so imposed, assessed, levied or collected but for the fact that, where presentation is required in order to receive payment, the applicable Note or Guarantee was presented more than 30 days after the date on which such payment became due and payable or was provided for, whichever is later, except to the extent that the Holder or beneficial owner thereof would have been entitled to Additional Amounts had the applicable Note or Guarantee been presented for payment on any day during such 30-day period;

(c)	any estate, inheritance, gift, sales, transfer, personal property or similar Taxes;

(d)	any Taxes that are payable otherwise than by withholding or deduction from payments on or in respect of the applicable Note or Guarantee;

(e)

any Taxes that would not have been so imposed, assessed, levied or collected but for the failure by the Holder or the beneficial owner of the applicable Guarantee to (i) provide any certification, identification, information, documents or other evidence concerning the nationality, residence or identity of the Holder or the beneficial owner or its connection with a Relevant Taxing Jurisdiction; or (ii) make any valid or timely declaration or claim or satisfy any other reporting, information or procedural requirements relating to such matters if, in either case, compliance is required by statute, regulation, relevant income tax treaty or administrative practice of a Relevant Taxing Jurisdiction as a condition to relief or exemption from such Taxes;

(f)

any Taxes imposed or withheld pursuant to Sections 1471 through 1474 of the Code (or any amended or successor provisions), any U.S. Treasury regulations promulgated thereunder, any official interpretations thereof or any agreements entered into in connection with the implementation thereof (“FATCA Withholding”); or

(g)	any combination of the Taxes described in clauses (a) through (f) above.

In addition, Additional Amounts will not be paid with respect to any payment of the principal of, or premium (if any) or interest on, any Note or any payment pursuant to the applicable Guarantee to any Holder that is a fiduciary, a partnership, a limited liability company or any person other than the sole beneficial owner of such payment to the extent a beneficiary or settlor with respect to such fiduciary, a member of such partnership, an interest holder in such limited liability company or a beneficial owner that would not have been entitled to such amounts had such beneficiary, settlor, member, interest holder or beneficial owner been the Holder of the applicable Note or Guarantee.

Unless otherwise stated, references in any context to the payment of principal of, and premium (if any) or interest on, any Note, or to any payment pursuant to a Guarantee will be deemed to include payment of Additional Amounts to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.

In the case of the BATIF 2019 Indenture, the Issuer or, if applicable, each Guarantor will make payments of, or in respect of, principal, premium (if any) and interest on the Notes, or any payment pursuant to the applicable Guarantee, as the case may be, without withholding or deduction for or on account of any present or future tax, levy, impost or other similar governmental charge (“Taxes”) imposed, assessed, levied or collected by or for the account of the United Kingdom, The Netherlands (in the case of a payment by BATNF) or the United States (in the case of a payment by BATCAP or RAI), including in each case any political subdivision thereof or any authority thereof having the power to tax (a “Relevant Taxing Jurisdiction”), unless such withholding or deduction is required by law.

If the Issuer or, if applicable, any such Guarantor is required by a Relevant Taxing Jurisdiction to so withhold or deduct such Taxes, the Issuer or, if applicable, such Guarantor will pay to the Holder such additional amounts (“Additional Amounts”) as will result in the receipt by the Holder of such amounts as would have been received by it if no such withholding or deduction of Taxes had been required; provided, however, that amounts with respect to any United States Tax shall be payable only to Holders that are not United States persons (within the meaning of the Code) and provided further, that neither the Issuer nor such Guarantor shall be required to pay any Additional Amounts for or on account of:

(a)

any Taxes that would not have been so imposed, assessed, levied or collected but for the Holder or beneficial owner of the applicable Note or Guarantee (or a fiduciary, settlor, beneficiary, member or shareholder of, or possessor of a power over, such Holder, if such Holder is an estate, trust, partnership or corporation) being or having been a domiciliary, national or resident of, or engaging or having been engaged in a trade or business, maintaining or having maintained a permanent establishment or being or having been physically present in, a Relevant Taxing Jurisdiction or otherwise having or having had some connection with a Relevant Taxing Jurisdiction other than the holding or ownership of, or the collection of principal of, and premium (if any) or interest on, a Note or the enforcement of the applicable Guarantee, as the case may be;

(b)

any Taxes that would not have been so imposed, assessed, levied or collected but for the fact that, where presentation is required in order to receive payment, the applicable Note or Guarantee was presented more than 30 days after the date on which such payment became due and payable or was provided for, whichever is later, except to the extent that the Holder or beneficial owner thereof would have been entitled to Additional Amounts had the applicable Note or Guarantee been presented for payment on any day during such 30-day period;

(c)	any estate, inheritance, gift, sales, transfer, personal property or similar Taxes;

(d)	any Taxes that are payable otherwise than by withholding or deduction from payments on or in respect of the applicable Note or Guarantee;

(e)

any Taxes that would not have been so imposed, assessed, levied or collected but for the failure by the Holder or the beneficial owner of the applicable Note or Guarantee to (i) provide any certification, identification, information, documents or other evidence concerning the nationality, residence or identity of the Holder or the beneficial owner or its connection with a Relevant Taxing Jurisdiction; or (ii) make any valid or timely declaration or claim or satisfy any other reporting, information or procedural requirements relating to such matters if, in either case, compliance is required by statute, regulation, relevant income tax treaty or administrative practice of a Relevant Taxing Jurisdiction as a condition to relief or exemption from such Taxes;

(f)

any Taxes imposed by reason of the Holder or the beneficial owner of the applicable Note or Guarantee being or having been considered a bank receiving payments on an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its trade or business, as described in Section 881(c)(3)(A) of the Code (or any amended or successor provisions);

(g)

any Taxes imposed on interest received by a 10-percent shareholder of the Issuer or any Guarantor within the meaning of Section 871(h)(3)(B) or Section 881(c)(3)(B) of the Code (or any amended or successor provisions);

(h)	any backup withholding imposed pursuant to Section 3406 of the Code (or any amended or successor provisions);

(i)	any Taxes imposed pursuant to Section 871(h)(6) or Section 881(c)(6) of the Code (or any amended or successor provisions);

(j)

any Taxes imposed by reason of the Holder or the beneficial owner of the applicable Note or Guarantee being or having been a personal holding company, passive foreign investment company or controlled foreign corporation for U.S. Federal income tax purposes or a corporation that has accumulated earnings to avoid U.S. Federal income tax;

(k)

any Taxes imposed or withheld pursuant to Sections 1471 through 1474 of the Code (or any amended or successor provisions), any U.S. Treasury regulations promulgated thereunder, any official interpretations thereof or any agreements entered into in connection with the implementation thereof (“FATCA Withholding”); or

(l)	any combination of the Taxes described in clauses (a) through (k) above.

In addition, Additional Amounts will not be paid with respect to any payment of the principal of, or premium (if any) or interest on, any Note or any payment pursuant to the applicable Guarantee to any Holder that is a fiduciary, a partnership, a limited liability company or any person other than the sole beneficial owner of such payment to the extent a beneficiary or settlor with respect to such fiduciary, a member of such partnership, an interest holder in such limited liability company or a beneficial owner that would not have been entitled to such amounts had such beneficiary, settlor, member, interest holder or beneficial owner been the Holder of the applicable Note or Guarantee.

Unless otherwise stated, references in any context to the payment of principal of, and premium (if any) or interest on, any Note, or any payment pursuant to a Guarantee, will be deemed to include payment of Additional Amounts to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.

Redemption

Unless otherwise set forth in the applicable prospectus supplement, the Notes will be subject to optional redemption by the Issuer as described below under “—Optional Redemption”. The Notes will be subject to optional redemption by the Issuer in the event of certain changes in tax laws applicable to payments in respect of the Notes as described below under “—Redemption for Tax Reasons”.

Optional Redemption

The Issuer may redeem the Notes as specified in the applicable prospectus supplement.

Redemption for Tax Reasons

Each series of Notes is also redeemable by the Issuer, in whole but not in part, at 100% of the principal amount of such Notes plus any accrued and unpaid interest (including any Additional Amounts) to the applicable date fixed for such redemption pursuant to the terms of the applicable 2019 Indenture or Notes (the “Redemption Date”) at the Issuer’s option at any time prior to their maturity if, due to a Change in Tax Law (as defined below): (i) the Issuer or any Guarantor, in accordance with the terms of the applicable Notes or applicable Guarantee, has, or would, become obligated to pay any Additional

Amounts to the Holders of the Notes of that series; (ii) in the case of any Guarantor, (A) the Parent would be unable, for reasons outside its control, to procure payment by the Issuer or any other Guarantor or (B) the procuring of such payment by the Issuer and each such other Guarantor would be subject to withholding Taxes imposed by a Relevant Taxing Jurisdiction; and (iii) such obligation cannot otherwise be avoided by such Guarantor, the Parent or the Issuer, taking reasonable measures available to it. In such case, the Issuer may redeem the applicable Notes upon not less than 30 nor more than 60 days’ notice as provided in “—Notice” below, at 100% of the principal amount of such Notes plus accrued and unpaid interest to the Redemption Date (including Additional Amounts); provided that (a) no such notice of redemption shall be given earlier than 90 days prior to the earliest date on which the Issuer or such Guarantor, as the case may be, would be obligated to pay any such Additional Amounts in respect of the applicable Notes or applicable Guarantee, as applicable, then due; and (b) at the time such notice is given, such obligation to pay such Additional Amounts remains in effect. The Issuer’s right to redeem the applicable Notes shall continue as long as the Issuer or any Guarantor is obligated to pay such Additional Amounts, notwithstanding that the Issuer or such Guarantor, as the case may be, shall have made payments of Additional Amounts. Prior to the giving of any such notice of redemption, the Issuer must deliver to the Trustee: (i) an officer’s certificate stating that the Issuer is entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent to the right of the Issuer to so redeem have occurred; and (ii) an opinion of independent counsel or an independent accountant of recognized standing, selected by the Issuer or any Guarantor, as applicable, with respect to tax matters of the Relevant Taxing Jurisdiction to the effect that the Issuer or such Guarantor has, or would, become obligated to pay such Additional Amounts as a result of such Change in Tax Law.

For the purposes hereof, “Change in Tax Law” shall mean: (i) any changes in, or amendment to, any law of a Relevant Taxing Jurisdiction (including any regulations or rulings promulgated thereunder and including, for this purpose, any treaty entered into by the Relevant Taxing Jurisdiction) or any amendment to or change in the application or official interpretation (including judicial or administrative interpretation) of such law, which change or amendment becomes effective or, in the case of an official interpretation, is announced, on or after the first date of issuance of Notes of such series; or (ii) if the Issuer or any Guarantor consolidates, merges, amalgamates or combines with, or transfers or leases its assets substantially as an entirety to, any person that is incorporated or tax resident under the laws of any jurisdiction other than a Relevant Taxing Jurisdiction (a “successor”) and as a consequence thereof such person becomes the successor obligor to the Issuer or such Guarantor in respect of Additional Amounts that may become payable (in which case, for purposes of this redemption provision, all references to the Issuer or such Guarantor shall be deemed to be and include references to such person), any change in, or amendment to, any law of the jurisdiction of organization or tax residence of such successor, or the jurisdiction through which payments will be made by the successor, or any political subdivision or taxing authority thereof or thereon for purposes of taxation (including any regulations or rulings promulgated thereunder and including, for this purpose, any treaty entered into by such jurisdiction) or any amendment to or change in the application or official interpretation (including judicial or administrative interpretation) of such law, which change or amendment becomes effective or, in the case of an official interpretation, is announced, on or after the date of such consolidation, merger, amalgamation, combination or other transaction.

General

As set forth in the applicable prospectus supplement, upon presentation of any Note redeemed in part only, the Issuer will execute and the Paying Agent will authenticate and deliver (or cause to be transferred by book-entry) to, or on, the order of the holder thereof, at the expense of the Issuer, a new Note of authorized denominations in principal amount equal to the unredeemed portion of the Note so presented.

On or before any Redemption Date (as defined above), the Issuer shall deposit with the Paying Agent money sufficient to pay the redemption price of and accrued and unpaid interest on the Notes to be redeemed on such date. The redemption price shall be calculated by the Independent Investment Banker and the Issuer, and the Trustee and any agent shall be entitled to rely on such calculation.

On and after any Redemption Date, interest will cease to accrue on the Notes or any portion thereof called for redemption.

Maturity

Unless previously purchased or redeemed by the Issuer, and cancelled, the principal amount of each respective series of Notes shall mature on the date set forth in the applicable prospectus supplement in an amount equal, in each case, to their principal amount, with accrued and unpaid interest to such date.

Reacquisition

There is no restriction on the ability of the Issuer to purchase or repurchase Notes, provided, that any Notes so repurchased shall be cancelled and not reissued.

Certain Definitions

Set forth below is a summary of certain of the defined terms used in the Notes, the 2019 Indentures and any prospectus supplement. You should refer to the Notes, the 2019 Indentures and applicable prospectus supplement for the full definition of all defined terms as well as any other terms used herein for which no definition is provided.

“Board of Directors” means the board of directors of BATCAP (in case of the BATCAP 2019 Indenture) or BATIF (in case of the BATIF 2019 Indenture) or any duly authorized committee thereof.

“Board Resolution” means a copy of a resolution or appropriate record of action taken pursuant to such resolution, certified by a member of the Board of Directors, the Secretary, Assistant Secretary or Deputy Secretary (or equivalent of any of the foregoing) of the Issuer to have been duly adopted by the Board of Directors of the Issuer and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Dollar” or “$” means United States dollars, or such other money of the United States that at the time of payment is legal tender for payment of public and private debts.

“EMTN Programme” means the Euro Medium Term Note Programme to which BATCAP, BATIF and BATNF are parties as the issuers under the programme and notes issued thereunder are guaranteed by the Parent, each of the issuers thereunder (except when it is the relevant issuer) and RAI, as amended from time to time.

“Non-Dollar Currency” means any currency other than Dollars.

“Original Issue Discount Note” means any Note that is issued with “original issue discount” within the meaning of Section 1273(a) of the Code and Treasury Regulations promulgated thereunder and any other Note designated by the Company as issued with original issue discount for United States federal income tax purposes.

“Person” means any individual, corporation, partnership, joint venture, association, limited liability company, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Quoted Borrowing” means any indebtedness which: (i) is represented by notes, debentures or other securities issued otherwise than to constitute or represent advances made by banks and/or other lending institutions; (ii) is denominated, or confers any right to payment of principal and/or interest, in or by reference to any currency other than the currency of the country in which the issuer of the indebtedness has its principal place of business or is denominated, or confers any right to payment of principal and/or interest, in or by reference to the currency of such country but is sold or subscribed by or on behalf of, or by agreement with, the issuer of such indebtedness as to over 20% outside such country; and (iii) at its date of issue is, or is intended by the issuer of such indebtedness to become, quoted, listed, traded or dealt in on any stock exchange or other organized and regulated securities market in any part of the world.

Covenants of the Issuer and the Guarantors

Negative Pledge

Each 2019 Indenture provides that so long as any of the Notes remain outstanding, neither the Issuer nor any Guarantor will secure or allow to be secured any Quoted Borrowing issued by the Issuer or any Guarantor or any payment under any guarantee by any of them of any such Quoted Borrowing by any mortgage, charge, pledge or lien (other than arising by operation of law) upon any of its undertaking or assets, whether present or future, unless at the same time the same mortgage, charge, pledge or lien is extended, or security which is not materially less beneficial to the holders of the Notes than the security given as aforesaid or which shall be approved by consent of the holders of not less than 75% in aggregate principal amount of the Notes at the time outstanding is extended or created (as the case may be), to secure equally and ratably the principal of, and interest on, and all other payments (if any) in respect of the Notes.

Limitation on Mergers, Consolidations, Amalgamations and Combinations

Under each 2019 Indenture, so long as any of the Notes remain outstanding thereunder, neither the Issuer nor any Guarantor may consolidate with or merge into any other person or sell, convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to any person (other than any sale or conveyance by way of a lease in the ordinary course of business), unless: (i) in the case of the Issuer, any successor person assumes the Issuer’s obligations on the Notes and under the applicable 2019 Indenture and, in the case of any Guarantor, any successor person assumes such Guarantor’s obligations on the Guarantee and under the applicable 2019 Indenture; (ii) immediately after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing; (iii) such successor person is organized under the laws of the United States or any State thereof, the United Kingdom, The Netherlands or any other country that is a member of the Organization for Economic Cooperation and Development as of the date of such succession; (iv) such successor person agrees to pay any Additional Amounts with respect to any withholding or deduction of Taxes or any payment on the Notes or Guarantees (as applicable) imposed by the jurisdiction (in the case of the BATCAP 2019 Indenture, other than the United States, unless otherwise required by clause (i) of this paragraph) in which such successor person is incorporated or otherwise a resident for tax purposes subject to the exceptions described under “—Additional Amounts” (for the avoidance of doubt, solely to the extent such successor person is the Issuer, changes will be made to the BATCAP 2019 Indenture as are necessary to obligate the Issuer to pay such Additional Amount); and (v) if as a result of such consolidation or merger or such sale, conveyance, transfer or lease, properties or assets of the Issuer or any Guarantor would become subject to a mortgage, pledge, security interest, lien or similar encumbrance to secure payment of any indebtedness for borrowed money of the Issuer or any Guarantor which would not be permitted by the applicable Notes of such series or under the applicable 2019 Indenture, the Issuer or any Guarantor or such successor person, as the case may be, shall take such steps as shall be necessary to effectively secure the Notes of such series equally and ratably with (or prior to) all indebtedness for borrowed money secured thereby.

The limitation on mergers, consolidations, amalgamations and combinations contained in this section “—Limitation on Mergers, Consolidations, Amalgamations and Combinations” shall not apply to any consolidation, merger, amalgamation or combination in which the Issuer or any Guarantor is the surviving corporation except that, in such case, the provisions of (ii) and (v) above shall apply such that: (x) immediately after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing; and (y) if as a result of such consolidation or merger or such sale, conveyance, transfer or lease, properties or assets of the Issuer or any Guarantor would become subject to a mortgage, pledge, security interest, lien or similar encumbrance to secure payment of any indebtedness for borrowed money of the Issuer or any Guarantor which would not be permitted by the Notes or under the applicable 2019 Indenture, the Issuer or any Guarantor, as the case may be, shall take such steps as shall be necessary to effectively secure the Notes equally and ratably with (or prior to) all indebtedness for borrowed money secured thereby.

The 2019 Indentures do not contain covenants or other provisions to afford protection to holders of the Notes in the event of a highly leveraged transaction or a change in control of the Issuer or any Guarantor except as provided above.

Upon certain mergers or consolidations involving the Issuer or any Guarantor, or upon certain sales or conveyances of all or substantially all of the assets of the Issuer or any Guarantor, the obligations of the Issuer or such Guarantor, under the applicable Notes or the applicable Guarantee, shall be assumed by the person formed by such merger or consolidation or which shall have acquired such assets and upon such assumptions such person shall succeed to and be substituted for the Issuer or such Guarantor, as the case may be, and then the Issuer or such Guarantor will (except in the case of a lease) be relieved of all obligations and covenants under the 2019 Indentures, the Notes and the applicable Guarantee, as the case may be. The terms “Issuer” and “Guarantor”, as used in the Notes and the 2019 Indentures, also refer to any such successors or assigns so substituted.

Although there is a limited body of case law interpreting the phrase “entirety or substantially as an entirety”, there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances, there may be a degree of uncertainty as to whether a particular transaction would involve a disposition of “entirety or substantially as an entirety” of the Issuer’s assets and its subsidiaries taken as a whole.

Events of Default

Unless either inapplicable to a particular series or specifically deleted or modified in or pursuant to the Officer’s Certificate or any supplemental indenture establishing such series of Notes or in the form of note for such series and as may be described in the applicable prospectus supplement, each of the following events shall be an “Event of Default” with respect to any series of Notes:

(a)

Non-Payment: default is made in the payment of: (a) any installment of interest (excluding Additional Amounts) upon any applicable Note as and when the same shall become due and payable, and there is a continuance of such default for a period of 14 days or more; (b) applicable Additional Amounts as and when the same shall become due and payable, and there is a continuance of such default for a period of 14 days; or (c) all or any part of the principal or premium, if any, of any applicable Note as and when the same shall become due and payable either at maturity, upon any redemption, by declaration or otherwise, and there is a continuance of such default for a period of three days;

(b)

Breach of Other Obligations: the Issuer or any Guarantor does not perform or comply with any one or more of its other obligations under the applicable Notes or the applicable 2019 Indenture (other than those described in paragraph (i) above) which is not remedied within 30 days (unless a longer period is specified in the applicable 2019 Indenture) after written notice of such default shall have been given to the Issuer by the Trustee or to the Issuer and the Trustee by the holders of at least 25% of the outstanding principal amount of the Notes;

(c)

Cross-Default: (a) any other present or future indebtedness for borrowed money of the Issuer or any Guarantor, other than the Notes issued by the Issuer, becomes due and payable prior to its stated maturity by reason of any default or event of default in respect thereof by the Issuer or any Guarantor and remains unpaid; or (b) any such indebtedness for borrowed money is not paid when due or, as the case may be, within any applicable grace period; or (c) the Issuer or any

Guarantor fails to pay when due and called upon (after the expiry of any applicable grace period) any amount payable by it under any present or future guarantee for, or indemnity in respect of, any indebtedness for borrowed money and which remains unpaid; provided that (x) payment of the indebtedness for borrowed money is not being contested in good faith and in accordance with legal advice or (y) the aggregate amount of the indebtedness for borrowed money, guarantees and indemnities in respect of which one or more of the events mentioned above in clauses (a), (b) and (c) of this paragraph (iii) has or have occurred and is or are continuing, equals or exceeds £750 million or its equivalent in any other currency of the indebtedness for borrowed money or, if greater, 1.25% of the Total Equity of the Parent, as set out in the “Total Equity” line item in the most recent consolidated group balance sheet of the Parent and its subsidiaries in the Parent’s most recent annual report;

(d)

Cessation of Guarantees: any Guarantee ceases to be in full force and effect (except as contemplated by the terms of the 2019 Indentures, including as described under “Description of Debt Securities and Guarantees Issued Under the 2019 Indentures—Guarantees—Release”) or any Guarantor denies or disaffirms in writing its obligations under the 2019 Indentures or Guarantee;

(e)

Enforcement Proceedings: a distress or execution or other legal process is levied or enforced against or an encumbrancer takes possession of or a receiver, administrative receiver or other similar officer is appointed of the whole or a part of the assets of the Issuer or any Guarantor which is substantial in relation to the BAT Group taken as a whole and is not discharged, stayed, removed or paid out within 45 days after such execution or appointment;

(f)

Security Enforced: any mortgage, charge, pledge, lien or other encumbrance, present or future, created or assumed by the Issuer or any Guarantor becomes enforceable against all or substantially all of the assets of the Issuer or any Guarantor, and any step is taken to enforce it (including the taking of possession or the appointment of a receiver, administrative receiver, manager or other similar person) and is not discharged within 45 days;

(g)

Insolvency: the Issuer or any Guarantor is insolvent or bankrupt or unable to pay its debts (in respect of companies incorporated in England and Wales, within the meaning of Section 123(1)(b) or (e) or Section 123(2) of the UK Insolvency Act 1986), stops, suspends or threatens to stop or suspend payment of all or a material part of its debts, proposes or makes a general assignment or an arrangement or composition (otherwise than for the purposes of reconstruction, amalgamation, reorganization, merger or consolidation or other similar arrangement) with or for the benefit of its creditors in respect of any of such debts or a moratorium is agreed or declared in respect of or affecting all or a material part of the debts of the Issuer;

(h)

Winding-up: an order is made or an effective resolution passed for the winding-up or dissolution or administration of the Issuer or any Guarantor, or the Issuer or any Guarantor shall apply or petition for a winding-up or administration order in respect of itself or ceases or threatens to cease to carry on all or substantially all of its business or operations, in each case except for the purpose of and followed by a reconstruction, amalgamation, reorganization, merger or consolidation or other similar arrangement; or

(i)	Analogous Events: any event occurs that under the laws of any relevant jurisdiction has an analogous effect to any of the events referred to in any of the foregoing paragraphs (vii) and (viii).

Each 2019 Indenture provides that if an Event of Default occurs and is continuing with respect to the Notes of any series then outstanding, then and in each and every such case (other than certain Events of Default specified in paragraphs (vii), (viii) and (ix) above with respect to the Issuer or any Guarantor), unless the principal of all the Notes of such series shall have already become due and payable, the holders of not less than 25% in aggregate principal amount of the Notes of such affected series then outstanding, by notice in writing to the Issuer, each Guarantor and the Trustee, may declare the entire principal amount of all Notes of such series and interest accrued and unpaid thereon, if any, to be due and payable immediately, and upon any such declaration the same shall become immediately due and payable, without any further declaration or other act on the part of any holder. If certain Events of Default described in paragraph (vii), (viii) or (ix) above occur with respect to the Issuer or any Guarantor and are continuing with respect to a series of Notes, the principal amount of and accrued and unpaid interest on all the Notes of such series issued pursuant to the applicable 2019 Indenture shall become immediately due and payable, without any declaration or other act on the part of the Trustee or any holder. Under certain circumstances, the holders of a majority in aggregate principal amount of the then outstanding Notes of such series, by written notice to the Issuer, each Guarantor and the Trustee, may waive defaults and rescind and annul declarations of acceleration and its consequences, but no such waiver or rescission and annulment shall extend to or shall affect any subsequent default or shall impart any right consequent thereon.

The holders of a majority in aggregate principal amount of any series of Notes then outstanding will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee with respect to the Notes of such series, subject to certain limitations to be specified in the applicable 2019 Indenture, including providing to the Trustee indemnity satisfactory to it.

An Event of Default with respect to any series of Notes would not necessarily constitute an event of default with respect to the other series of Notes.

Each 2019 Indenture provides that notwithstanding the foregoing provisions of this Section, if the principal of, premium (if any) or interest on or Additional Amounts with respect to any Note is payable in a currency or currencies other than Dollars and such currency or currencies are not available to the Issuer or any Guarantor for making payment thereof due to the imposition of exchange controls or other circumstances beyond the control of the Issuer or such Guarantor (a “Conversion Event”), the Issuer and the Guarantor will be entitled to satisfy its obligations to Holders of the Notes by making such payment in Dollars in an amount equal to the Dollar equivalent of the amount payable in such other currency, as determined by the Issuer or the Guarantor making such payment, as the case may be, based on the Exchange Rate on the date of such payment, or, if such rate is not then available, on the basis of the most recently available Exchange Rate. Notwithstanding the foregoing provisions, any payment made under such circumstances in Dollars where the required payment is in a currency other than Dollars will not constitute an Event of Default under the 2019 Indentures.

Promptly after the occurrence of a Conversion Event, the Issuer or the relevant Guarantor shall give written notice thereof to the Trustee and to the Paying Agent; and the Trustee, promptly after receipt of such notice, shall give notice thereof in the manner provided in the applicable 2019 Indenture to the Holders of the relevant series of Notes. Promptly after the making of any payment in Dollars as a result of a Conversion Event, the Issuer or the Guarantor making such payment, as the case may be, shall give notice in the manner provided in the applicable 2019 Indenture to the Holders, setting forth the applicable Exchange Rate and describing the calculation of such payments.

No holder of the Notes of a series will have any right to institute any action or proceeding at law or in equity or in bankruptcy or otherwise upon or under or with respect to the 2019 Indentures, or for the appointment of a trustee, receiver, liquidator, custodian or other similar official or for any other remedy under the 2019 Indentures (except suits for the enforcement of payment of overdue principal or interest) unless (1) the holder of a Note gives to the Trustee written notice of a continuing Event of Default, (2) the holders of at least 25% in principal amount of the outstanding Notes of such series have made a written request to the Trustee to institute such proceeding as Trustee, (3) the holder or holders of Notes offer, and if requested, provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense, (4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity and (5) during such 60-day period the holders of a majority in aggregate principal amount of the outstanding Notes of such series have not given the Trustee a direction inconsistent with the request. The holder of a Note may not use the applicable 2019

Indenture to prejudice the rights of another holder of a Note or to obtain a preference or priority over another holder of a Note (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not such actions or forbearances are unduly prejudicial to such holders).

Satisfaction and Discharge

Each 2019 Indenture provides that BAT may, subject to satisfying certain conditions, discharge certain obligations to the holders of Notes of any series of Notes that have not already been delivered to the Trustee for cancellation and that either have become due and payable or will become due and payable within one year (or scheduled for redemption within one year) by depositing with the Trustee or Paying Agent, in trust, funds in an amount sufficient to pay the entire indebtedness on such series of Notes in respect of principal and premium, if any, and interest, if any, to the date of such deposit (if such Notes have become due and payable) or to the maturity thereof or redemption date, as the case may be, along with an officer’s certificate and an opinion of counsel stating that all conditions precedent relating to the satisfaction and discharge of the applicable 2019 Indenture have been complied with.

Legal Defeasance and Covenant Defeasance

Each 2019 Indenture provides that the Issuer will have the option either (a) to be deemed (together with each Guarantor) to have paid and discharged the entire indebtedness represented by, and obligations under, a series of Notes and the applicable Guarantees and to have satisfied all the obligations under the applicable 2019 Indenture relating to the series of Notes (except for certain obligations, including those relating to the defeasance trust and obligations to register the transfer or exchange of Notes, to replace mutilated, destroyed, lost or stolen Notes and to maintain paying agencies) on the 91st day after the applicable conditions described below have been satisfied or (b) to cease (together with each Guarantor) to be under any obligation to comply with the covenants described above under “—Covenants of the Issuer and the Guarantors—Negative Pledge”, “—Covenants of the Issuer and the Guarantors—Limitation on Mergers, Consolidations, Amalgamations and Combinations”, and non-compliance with such covenants and the occurrence of all events described above under “—Events of Default” will not give rise to any Event of Default under the applicable 2019 Indenture, at any time after the applicable conditions described below have been satisfied.

In order to exercise either defeasance option, the Issuer must (i) deposit with the Trustee, irrevocably in money or Government Obligations (as defined in the 2019 Indentures), funds sufficient in the opinion of a certified public accounting firm of national reputation for the payment of principal of and interest on the applicable outstanding Notes of any series to and including the Redemption Date irrevocably designated by the Issuer on or prior to the date of deposit of such money or Government Obligations, and must (ii) comply with certain other conditions, including delivering to the Trustee an opinion of U.S. counsel to the effect that beneficial owners of the applicable Notes will not recognize income, gain or loss for United States Federal income tax purposes as a result of the exercise of such option and will be subject to United States Federal income tax on the same amount and in the same manner and at the same time as would have been the case if such option had not been exercised and, in the case of clause (a) in the previous paragraph, which opinion must state that such opinion is based on a ruling received from or published by the United States Internal Revenue Service or on a change in the applicable U.S. Federal income tax laws after the date of issuance of the relevant Notes.

Modification and Waiver

Without Consent of Noteholders

Each 2019 Indenture contains provisions permitting the Issuer, the Guarantors and the Trustee, without the consent of the holders of any of the applicable Notes at any time outstanding, from time to time and at any time, to enter into a supplemental indenture amending or supplementing such 2019 Indenture, the Notes or the Guarantees in order to:

•	convey, transfer, assign, mortgage or pledge to the holders of the applicable Notes or any person acting on their behalf as security for the applicable Notes any property or assets;

•

evidence the succession of another person to the Issuer or any Guarantor, as the case may be, or successive successions, and the assumption by the successor person(s) of the covenants, agreements and obligations of the Issuer or any Guarantor, as the case may be, pursuant to the applicable 2019 Indenture;

•	evidence and provide for the acceptance of appointment of a successor or successors to the Trustee and/or the Paying Agent, Transfer Agent, Calculation Agent and Registrar, as applicable;

•

add to the covenants of, or the restrictions, conditions or provisions applicable to, the Issuer and any Guarantor, as the case may be, such further covenants, restrictions, conditions or provisions as the Issuer and any Guarantor, as the case may be, shall consider to be for the protection of the holders of the applicable Notes issued pursuant to the applicable 2019 Indenture, including to eliminate one or both prongs of the release provision under “—Release”, and to make the occurrence, or the occurrence and continuance, of a default in any such additional covenants, restrictions, conditions or provisions an Event of Default under such 2019 Indenture permitting the enforcement of all or any of the several remedies provided in such 2019 Indenture; provided that, in respect of any such additional covenant, restriction, condition or provision, such supplemental indenture may provide for a particular period of grace after default (which may be shorter or longer than that allowed in the case of other defaults) or may limit the remedies available to the Trustee upon such an Event of Default;

•

modify the restrictions on, and procedures for, resale and other transfers of the applicable Notes pursuant to law, regulation or practice relating to the resale or transfer of restricted securities generally;

•

cure any ambiguity or to correct or supplement any provision contained in the applicable 2019 Indenture, the Notes, or the Guarantees which may be defective or inconsistent with any other provision contained therein or to make such other provision in regard to matters or questions arising under such 2019 Indenture, the Notes or the Guarantees as the Issuer, any Guarantor or the Trustee may deem necessary or desirable and which will not, in the opinion of the Issuer, adversely affect the interests of the holders of the applicable Notes in any material respect;

•

issue an unlimited aggregate principal amount of Notes under the applicable 2019 Indenture or to “reopen” the applicable series of Notes and create and issue additional notes having substantially identical terms and conditions as the applicable Notes (or in all respects except as to issue price, denomination, rate of interest, Maturity Date and the date from which interest, if any, shall accrue, and except as may otherwise be provided in or pursuant to such officer’s certificate or supplemental indenture relating thereto) so that the additional notes are consolidated and form a single series with the outstanding applicable Notes; and

•

evidence the addition of any new Guarantor of the Notes and the applicable 2019 Indenture, or the release of any Guarantor from its obligations with respect to the Notes and such 2019 Indenture, pursuant to the terms of such 2019 Indenture.

With Consent of Noteholders

Each 2019 Indenture contains provisions permitting the Issuer, each Guarantor and the Trustee, with the consent of the holders of not less than a majority in aggregate principal amount of all series of the Notes affected by such supplemental indenture (voting as one class) at the time outstanding under the applicable 2019 Indenture (including consents obtained in connection with a tender offer or exchange offer for the applicable Notes), from time to time and at any time, to enter into a supplemental indenture for the purpose of amending, waiving or otherwise modifying the provisions of such 2019 Indenture, the Notes and the Guarantees, or adding any provisions to or changing in any manner or eliminating any of the provisions of the applicable Notes or of modifying in any manner the rights of the holders of the applicable Notes; provided, that no such supplemental indenture may, without the consent of the holder of each of the Notes so affected:

•

change the stated maturity of the applicable Note of, or the date for payment of any principal of, or installment of interest on, any applicable Note, or reduce the amount of principal of an Original Issue Discount Note that would be due and payable upon a declaration of acceleration of the maturity thereof pursuant to the provisions of the applicable 2019 Indenture; or

•

reduce the principal amount of or the rate or amount of interest on any applicable Note or Additional Amounts payable with respect thereto or reduce the amount payable thereon in the event of redemption or default or change the method for determining the interest rate thereon; or

•

change the currency of payment of principal of or interest on any applicable Note or Additional Amounts payable with respect thereto; or change the obligation of the Issuer or any Guarantor, as the case may be, to pay Additional Amounts (except as otherwise permitted by such applicable Note); or

•	impair the right to institute suit for the enforcement of any such payment on or with respect to any applicable Note; or

•	reduce the percentage of the aggregate principal amount of the applicable Notes outstanding the consent of whose holders is required for any such supplemental indenture; or

•

reduce the aggregate principal amount of any applicable Note outstanding necessary to modify or amend the applicable 2019 Indenture or any such Note or to waive any future compliance or past default or reduce the quorum requirements or the percentage of aggregate principal amount of any applicable Notes outstanding required for the adoption of any action at any meeting of holders of such Notes or to reduce the percentage of the aggregate principal amount of such Notes outstanding necessary to rescind or annul any declaration of the principal of, or all accrued and unpaid interest on, any Note to be due and payable, provided that no consent of any holder of any applicable Note shall be necessary to permit the Trustee, the Issuer and each Guarantor to execute supplemental indentures as described under “—Without Consent of Noteholders” above.

Any modifications, amendments or waivers to the 2019 Indentures or to the conditions of the applicable Notes will be conclusive and binding on all holders of the applicable Notes, whether or not they have consented to such action or were present at the meeting at which such action was taken, and on all future holders of the applicable Notes, whether or not notation of such modifications, amendments or waivers is made upon such Notes. Any instrument given by or on behalf of any holder of such a Note in connection with any consent to any such modification, amendment or waiver will be irrevocable once given and will be conclusive and binding on all subsequent registered holders of such Note.

Prescription

Under New York’s statute of limitations, any legal action upon the Notes in respect of interest or principal must be commenced within six years after the payment thereof is due.

Notice

Notices to holders of Notes will be given by first-class mail postage prepaid to the last addresses of such holders as they appear in the Notes register; provided, no such mailing will be required so long as any Global Notes representing the Notes are held in their entirety on behalf of the Depositary or a clearing system, or any of its participants, as there may be substituted for the mailing of notice to holders of Notes described above the delivery of the relevant. Such notices will be deemed to have been given on the date of such mailing; notices to the Depositary or a clearing system, and (if applicable) its participants, for communication by them to the entitled accountholders. Any such notice shall be deemed to have been given on the day on which the said notice was given to the Depositary or a clearing system, and (if applicable) its participants.

Listing

The Issuer may apply to list any particular issue of debt securities on a securities exchange. If the Issuer chooses to do so, the Issuer would disclose the listing of such debt securities in the applicable prospectus supplement. The Issuer is under no obligation to list any issued debt securities and may in fact not list any.

Consent to Service

Each of the non-U.S. Guarantors and BATIF has initially designated BATCAP as their authorized agent for service of process in any related proceeding arising out of or relating to the performance of its obligations under the 2019 Indentures and the Notes brought in any state or federal court in the Borough of Manhattan, the City of New York, and will irrevocably submit (but for those purposes only) to the non-exclusive jurisdiction of any such court in any such suit, action or proceeding.

Governing Law

Each 2019 Indenture, any applicable supplemental indentures, the Notes and the Guarantees shall be governed by and construed in accordance with the laws of the State of New York, without regard to principles of conflicts of laws thereof.

Regarding the Trustee and Agents

Citibank, N.A. is the trustee under the 2019 Indentures. Citibank, N.A. is appointed by the Issuer to act as registrar, transfer agent, calculation agent and initial paying agent for the Notes, unless another paying agent is appointed prior to the time the Notes are first issued. The address of Citibank, N.A., as paying agent, is Citibank, N.A., Agency & Trust, 388 Greenwich Street, New York, NY 10013. From time to time, Citibank, N.A. and its respective affiliates perform various other services for the BAT Group and its affiliates (including acting as a lender under one or more of the BAT Group’s lending facilities from time to time). An affiliate of Citibank, N.A., Citibank, N.A., London Branch, is the issuing and principal paying agent under both the BAT Group’s EMTN Programme and the BAT Group’s euro commercial paper program. Citibank, N.A. is the issuing and principal paying agent under the BAT Group’s U.S. commercial paper program. Citibank, N.A. is paying agent and registrar for BATIF, RAI and R.J. Reynolds Tobacco Company (RJRT) notes issued pursuant to Rule 144A under the Securities Act, BATIF, RAI and RJRT notes issued pursuant to Regulation S under the Securities Act and BATCAP, BATIF, RAI and RJRT notes registered with the SEC.

Each 2019 Indenture contains limitations on the rights of the Trustee, if it becomes a creditor of either Issuer or any Guarantor, to obtain payment of claims in some cases, or to realize on property received in respect of any of these claims as security or otherwise. The Trustee is permitted to engage in other transactions. However, if the Trustee acquires any conflicting interest (as defined in the TIA), it must either eliminate its conflict within 90 days or resign.

Each 2019 Indenture provides that except during the continuance of an Event of Default, the Trustee will perform only such duties as are specifically set forth in such 2019 Indenture. During the continuance of an Event of Default of which the Trustee has received written notice, the Trustee will exercise such of the rights and powers vested in it under the Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

DESCRIPTION OF DEBT SECURITIES AND GUARANTEES

ISSUED UNDER THE 2017 INDENTURE

The following is a summary of the material provisions of the 2017 Indenture (as described below). We urge you to read the 2017 Indenture and any applicable supplemental indenture in their entirety because such Indenture and applicable supplemental indenture, not this summary, define your rights as a holder of the debt securities. A copy of the 2017 Indenture has been filed with the SEC as an exhibit to the registration statement of which this prospectus is a part and copies of the 2017 Indenture and any supplemental indenture will be available upon request to BAT at the address indicated under the section entitled “Where You Can Find More Information; Incorporation By Reference” of this prospectus. Any capitalized term used herein but not defined shall have the meaning assigned to such term in the 2017 Indenture or under “—Certain Definitions”.

The following summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all of the provisions of the 2017 Indenture, any applicable supplemental indenture, and those terms made a part of the 2017 Indenture and/or any applicable supplemental indenture by reference to the Trust Indenture Act of 1939, as amended (the “TIA”), as in effect on the date of the closing of the offering of the applicable debt securities.

General

The debt securities issued under the 2017 Indenture will be issued by B.A.T Capital Corporation (“BATCAP” or the “Issuer”). The aggregate principal amount of Notes (as defined below) issuable under the 2017 Indenture is unlimited. The Issuer may, from time to time, without notice to or the consent of the holders of the Notes, “reopen” any series of the Notes and create and issue additional notes (the “Additional Notes”) having identical terms and conditions as the 2.764% Notes, the 3.222% Notes, the 3.557% Notes, the 4.390% Notes, the 4.540% Notes, the 2020 Floating Rate Notes and the 2022 Floating Rate Notes (each as defined below), as the case may be (in all respects except for the issue date, issue price, the payment of interest accruing prior to the issue date of such Additional Notes and/or the first payment of interest following the issue date of such Additional Notes) so that the Additional Notes are consolidated and form a single series of notes with the Notes, as the case may be (a “Further Issue”), provided that if the Additional Notes are not fungible with the Notes of the relevant series for United States federal income tax purposes, the Additional Notes will have separate CUSIPs, ISINs, or other identifying numbers. The applicable prospectus supplement will indicate for each Further Issue of Notes, which series of Notes is being re-opened, the aggregate principal amount of Notes to be issued, the issue date, the issue price, payment of interest accruing prior to the issue date and/or the first payment of interest following the issue date of such Further Issue of Notes.

On August 15, 2017, BATCAP issued $2,250,000,000 aggregate principal amount of unregistered 2.297% Notes due 2020 (the “Unregistered 2.297% Notes”), $2,250,000,000 aggregate principal amount of unregistered 2.764% Notes due 2022 (the “Unregistered 2.764% Notes”), $2,500,000,000 aggregate principal amount of unregistered 3.222% Notes due 2024 (the “Unregistered 3.222% Notes”), $3,500,000,000 aggregate principal amount of unregistered 3.557% Notes due 2027 (the “Unregistered 3.557% Notes”), $2,500,000,000 aggregate principal amount of unregistered 4.390% Notes due 2037 (the “Unregistered 4.390% Notes”), $2,500,000,000 aggregate principal amount of unregistered 4.540% Notes due 2047 (the “Unregistered 4.540% Notes”), $1,000,000,000 aggregate principal amount of unregistered floating rate notes due 2020 (the “Unregistered 2020 Floating Rate Notes”) and $750,000,000 aggregate principal amount of unregistered floating rate notes due 2022 (the “Unregistered 2022 Floating Rate Notes”).

On October 22, 2018, BATCAP filed with the Securities and Exchange Commission a registration statement on Form F-4 relating to an offer by BATCAP (the “Exchange Offer”) to exchange (1) new 2.297% Notes due 2020 (the “2.297% Notes”), which are registered under the Securities Act of 1933, as amended (the “Securities Act”), for any of its outstanding Unregistered 2.297% Notes; (2) new 2.764% Notes due 2022 (the “2.764% Notes”), which are registered under the Securities Act, for any of its outstanding Unregistered 2.764% Notes; (3) new 3.222% Notes due 2024 (the “3.222% Notes”), which are registered under the Securities Act, for any of its outstanding Unregistered 3.222% Notes; (4) new 3.557% Notes due 2027 (the “3.557% Notes”), which are registered under the Securities Act, for any of its outstanding Unregistered 3.557% Notes; (5) new 4.390% Notes due 2037 (the “4.390% Notes”), which are registered under the Securities Act, for any of its outstanding Unregistered 4.390% Notes; (6) new 4.540% Notes due 2047 (the “4.540% Notes” and, together with the 2.297% Notes, the 2.764% Notes, the 3.222% Notes, the 3.557% Notes and the 4.390% Notes, the “Fixed Rate Notes”), which are registered under the Securities Act, for any of its outstanding Unregistered 4.540% Notes; (7) new Floating Rate Notes due 2020 (the “2020 Floating Rate Notes”), which are registered under the Securities Act, for any of its outstanding Unregistered 2020 Floating Rate Notes; and (8) new Floating Rate Notes due 2022 (the “2022 Floating Rate Notes” and, together with the 2020 Floating Rate Notes, the “Floating Rate Notes”), which are registered under the Securities Act, for any of its outstanding Unregistered 2022 Floating Rate Notes.

The Exchange Offer expired on November 21, 2018 and (1) $2,240,467,000 in aggregate principal amount of the Unregistered 2.297% Notes; (2) $2,249,525,000 in aggregate principal amount of the Unregistered 2.764% Notes; (3) $2,477,391,000 in aggregate principal amount of the Unregistered 3.222% Notes; (4) $3,493,054,000 in aggregate principal amount of the Unregistered 3.557% Notes; (5) $2,499,700,000 in aggregate principal amount of the Unregistered 4.390% Notes; (6) $2,498,262,000 in aggregate principal amount of the Unregistered 4.540% Notes; (7) $992,350,000 in aggregate principal amount of the Unregistered 2020 Floating Rate Notes; and (8) $743,066,000 in aggregate principal amount of the Unregistered 2022 Floating Rate Notes were validly tendered and not validly withdrawn prior to the expiration of the Exchange Offer. Settlement of the Exchange Offer occurred on November 23, 2018.

On September 16, 2019 the entire outstanding aggregate principal amount of the 2.297% Notes and the entire outstanding aggregate principal amount of the Unregistered 2.297% Notes were redeemed in accordance with the 2017 Indenture. While we do not expect to issue additional 2.297% Notes, if additional 2.297% Notes are issued in the future the applicable prospectus supplement will describe the material provisions of such Notes not described in this “Description of Debt Securities and Guarantees Related to the 2017 Indenture”.

Together, the Fixed Rate Notes and the Floating Rate Notes are referred to as the “Notes”, and each series of the Fixed Rate Notes and Floating Rate Notes is referred to as a “series” of Notes. Unless the context otherwise requires, in this “Description of Debt Securities and Guarantees Related to the 2017 Indenture” references to the “Notes” or a specific series of Notes includes previously issued and outstanding Notes or Notes of such series, as applicable, as well as any Additional Notes or Notes of such series, as applicable, issued from time to time.

The 2.764% Notes will mature on August 15, 2022. The 3.222% Notes will mature on August 15, 2024. The 3.557% Notes will mature on August 15, 2027. The 4.390% Notes will mature on August 15, 2037. The 4.540% Notes will mature on August 15, 2047. The 2020 Floating Rate Notes will mature on August 14, 2020. The 2022 Floating Rate Notes will mature on August 15, 2022.

The previously issued and outstanding Notes were issued in registered form and are treated as eight separate series of debt securities under an indenture dated as of August 15, 2017 (as supplemented by the supplemental indenture no. 1, dated as of September 28, 2018, and as further amended or supplemented from time to time, the “2017 Indenture”). Any Additional Notes issued under the Indenture will be issued in registered form and will be issued as part of one of the eight series of Notes originally issued under the Indenture. The Indenture is by and among BATCAP, as Issuer, British American Tobacco p.l.c. (“BAT” or the “Parent Guarantor”), B.A.T. International Finance p.l.c. (“BATIF”), British American Tobacco Holdings (The Netherlands) B.V. (“BATHTN”), B.A.T. Netherlands Finance B.V. (“BATNF” and, together with BATHTN, the “Dutch Guarantors”), and, unless its guarantee is released in accordance with the Indenture, Reynolds American Inc. (“RAI”), each as a guarantor, Wilmington Trust, National Association, as trustee (the “Trustee”), and Citibank, N.A.,

London Branch as paying agent, registrar, transfer agent and calculation agent. Citibank, N.A., New York Branch replaced Citibank, N.A., London Branch as paying agent, registrar, transfer agent and calculation agent on October 16, 2018 (Citibank, N.A., New York Branch, in such capacity, “Paying Agent”, “Registrar”, “Transfer Agent” or “Calculation Agent”, respectively).

Each entity that provided a guarantee in respect of the Notes, and that will provide a guarantee of future issuances of Notes, is referred to herein as a “Guarantor”. In this “Description of the Notes and the Guarantees Issued Under the 2017 Indenture”, the terms “holder”, “Noteholder” and other similar terms refer to a “registered holder” of Notes, and not to a beneficial owner of a book-entry interest in any Notes.

Principal, Maturity and Interest

The obligations of the Issuer under the Notes and Indenture are, or will be in the case of additional issuances of Notes, fully and unconditionally guaranteed on a senior and unsecured basis by each of the Parent Guarantor, the Dutch Guarantors, BATIF and RAI.

Unless previously purchased or redeemed by the Issuer, and cancelled, the principal amount of each respective series of Notes shall mature on:

Series of Notes	Maturity date
2.764% Notes	August 15, 2022
3.222% Notes	August 15, 2024
3.557% Notes	August 15, 2027
4.390% Notes	August 15, 2037
4.540% Notes	August 15, 2047
2020 Floating Rate Notes	August 14, 2020
2022 Floating Rate Notes	August 15, 2022

in an amount equal, in each case, to their outstanding principal amount, with accrued and unpaid interest to such date.

Interest

Fixed Rate Notes

The previously issued and outstanding Fixed Rate Notes bear, or will bear in the case of additional Fixed Rate Notes, interest per annum as follows:

Series of Fixed Rate Notes	Interest rate per annum
2.764% Notes	2.764%
3.222% Notes	3.222%
3.557% Notes	3.557%
4.390% Notes	4.390%
4.540% Notes	4.540%

The 2.764% Notes, the 3.222% Notes, the 3.557% Notes, the 4.390% Notes and the 4.540% Notes bear, and any additional 2.764% Notes, 3.222% Notes, 3.557% Notes, 4.390% Notes and 4.540% Notes will bear, interest payable semi-annually in arrear on February 15 and August 15 of each year (an “Interest Payment Date”) until their respective maturity date, unless previously purchased or redeemed by BATCAP, to the person in whose name any 2.764% Note, 3.222% Note, 3.557% Note, 4.390% Note or 4.540% Note, as applicable, is registered at the close of business on the 15th calendar day preceding each Interest Payment Date, whether or not such day is a Business Day (each, a “Record Date”) notwithstanding any transfer or exchange of such Notes subsequent to the Record Date and prior to such Interest Payment Date, except that, if and to the extent BATCAP shall default in the payment of the interest due on such Interest Payment Date, and the applicable grace period shall have expired, such defaulted interest may at the option of BATCAP be paid to the persons in whose names the outstanding Notes are registered at the close of business on a subsequent Record Date (which shall not be less than five Business Days prior to the date of payment of such defaulted interest) established by notice sent by or on behalf of the Issuer to the holders (which term means registered holders) of the 2.764% Notes, 3.222% Notes, 3.557% Notes, 4.390% Notes or 4.540% Notes, as applicable, not less than 15 days preceding such subsequent Record Date. Interest will be computed on the basis of a 360-day year consisting of twelve 30-day months, or in the case of an incomplete month, the number of days elapsed. If the date on which any interest payment or principal payment is to be made is not a Business Day, such payment will be made on the next day which is a Business Day, without any further interest or other amounts being paid or payable in connection therewith. A “Business Day” refers to any day which is not, in London or New York City, or any other place of payment, a Saturday, Sunday, legal holiday or a day on which banking institutions are authorized or obligated by law or regulation to close.

Floating Rate Notes

Interest is, or will be in the case of additional issuances, payable on the 2020 Floating Rate Notes quarterly in arrear on February 14, May 14, August 14 and November 14 of each year. Interest on the 2022 Floating Rate Notes is payable quarterly in arrear on February 15, May 15, August 15 and November 15 of each year. Interest is, or will be in the case of additional issuances, paid to the person in whose name such Note is registered at the close of business on the second Business Day that precedes the related interest payment date. The 2020 Floating Rate Notes bear interest at a rate per annum equal to LIBOR (as defined below) plus 0.59% which will be reset as described below. The 2022 Floating Rate Notes bear interest at a rate per annum equal to LIBOR plus 0.88% which will be reset as described below.

If any interest payment date (other than a redemption date or other maturity date) for the Floating Rate Notes would fall on a day that is not a Business Day, the interest payment date will be postponed to the next succeeding business day, except that if that Business Day falls in the next succeeding calendar month, the interest payment date will be the immediately preceding Business Day, in each case with interest accruing to but excluding the date of payment. If a redemption date or other maturity date for the 2020 Floating Rate Notes or the 2022 Floating Rate Notes would fall on a day that is not a Business Day, the payment of interest and principal will be made on the next succeeding Business Day, and no interest will accrue or be payable unless the Issuer fails to make payment on such next succeeding Business Day.

The rate of interest on the 2020 Floating Rate Notes will be reset quarterly on February 14, May 14, August 14 and November 14 of each year (collectively, the “2020 Interest Reset Dates” and each, a “2020 Interest Reset Date”). The rate of interest on the 2022 Floating Rate Notes will be reset quarterly on February 15, May 15, August 15 and November 15 of each year (collectively, the “2022 Interest Reset Dates” and each, a “2022 Interest Reset Date” and, together with the 2020 Interest Reset Dates, the “Interest Reset Dates” and each, an “Interest Reset Date”). If any Interest Reset Date would fall on a day that is not a Business Day, the Interest Reset Date will be postponed to the next succeeding Business Day, except that if that Business Day falls in the next succeeding calendar month, the Interest Reset Date will be the immediately preceding Business Day.

The Calculation Agent for the 2020 Floating Rate Notes and the 2022 Floating Rate Notes is the Paying Agent, or its successor appointed by the Issuer. The Calculation Agent will determine the interest rate for each Interest Reset Date by reference to LIBOR on the second London banking day preceding the applicable Interest Reset Date, which is referred to herein as an “Interest Determination Date”.

Promptly upon such determination, the Calculation Agent will notify the Issuer and the Trustee of the new interest rate. Upon the request of the holder of any Floating Rate Note, the Calculation Agent will provide the interest rate then in effect and, if determined, the interest rate that will become effective on the next Interest Reset Date.

“London banking day” means any day on which dealings in U.S. dollars are transacted in the London interbank market. “LIBOR” will be determined by the Calculation Agent in accordance with the following provisions:

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With respect to any Interest Determination Date, LIBOR will be the rate (expressed as a percentage per annum) for deposits in U.S. dollars having a maturity of three months commencing on the related Interest Reset Date that appears on Reuters Page LIBOR01 as of 11:00 a.m. (London time) on that Interest Determination Date. If no such rate appears, then LIBOR, in respect of that Interest Determination Date will be determined in accordance with the following provisions.

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With respect to an Interest Determination Date on which no rate appears on Reuters Page LIBOR01, the Calculation Agent will request the principal London offices of each of four major reference banks in the London interbank market (which may include affiliates of the initial purchasers of the Unregistered Notes), as selected by the Issuer, to provide its offered quotation (expressed as a percentage per annum) for deposits in U.S. dollars for the period of three months, commencing on the related Interest Reset Date, to prime banks in the London interbank market at approximately 11:00 a.m. (London time) on that Interest Determination Date and in a principal amount that is representative for a single transaction in U.S. dollars in that market at that time. If at least two quotations are provided, then LIBOR on that Interest Determination Date will be the arithmetic mean of those quotations.

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If fewer than two quotations are provided, then LIBOR on the Interest Determination Date will be the arithmetic mean of the rates quoted at approximately 11:00 a.m. (New York City time) on the Interest Determination Date by three major banks in New York City (which may include affiliates of the initial purchasers of the Unregistered Notes) selected by the Issuer for loans in U.S. dollars to leading European banks, for a period of three months, commencing on the related Interest Reset Date, and in a principal amount that is representative for a single transaction in U.S. dollars in that market at that time. If at least two such rates are so provided, LIBOR on the Interest Determination Date will be the arithmetic mean of such rates.

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If fewer than two such rates are so provided, LIBOR on the Interest Determination Date will be LIBOR in effect with respect to the immediately preceding Interest Determination Date. “Reuters Page LIBOR01” means the display that appears on Reuters (or any successor service) on page LIBOR01 (or any page as may replace such page on such service) for the purpose of displaying London interbank offered rates of major banks for U.S. dollars.

Interest on the 2020 Floating Rate Notes and the 2022 Floating Rate Notes will be calculated on the basis of a 360-day year and the actual number of days elapsed.

All percentages resulting from any calculation of any interest rate for the Floating Rate Notes will be rounded, if necessary, to the nearest one hundred thousandth of a percentage point, with five one-millionths of a percentage point rounded upward (e.g., 5.876545% (or .05876545) would be rounded to 5.87655% (or .0587655)), and all dollar amounts would be rounded to the nearest cent with one-half cent being rounded upward.

The interest rate on the 2020 Floating Rate Notes and the 2022 Floating Rate Notes will in no event be higher than the maximum rate permitted by applicable law and in no event be less than 0.00%.

All calculations made by the Calculation Agent for the purposes of calculating interest on the 2020 Floating Rate Notes and the 2022 Floating Rate Notes will be conclusive and binding on the holders and the Issuer, absent manifest error.

Form and Denomination

The previously issued and outstanding Notes were, and any Additional Notes will be, issued in fully registered form and only in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. The previously issued and outstanding Notes were, and any Additional Notes will be, issued initially as Global Notes.

Status of the Notes and Guarantees

The previously issued and outstanding Notes are, and any Additional Notes will be, unsecured and unsubordinated obligations of the Issuer and rank, and any Additional Notes will rank, pari passu in right of payment among themselves and with all other direct, unsecured and unsubordinated obligations of the Issuer (except those obligations preferred by statute or operation of law). Each Guarantor has fully and unconditionally guaranteed, or with respect to any Additional Notes will fully and unconditionally guarantee, on a senior, unsecured basis, the due and punctual payment (and not collectability) of the principal of and interest on the Notes (and the payment of additional amounts described under “—Additional Amounts” below) and other obligations under the Indenture when and as the same shall become due and payable, whether at stated maturity, by declaration of acceleration, call for redemption or otherwise. Each Guarantee is, or with respect to any Additional Notes will be, an unsecured and unsubordinated obligation of the respective Guarantor and ranks, or with respect to any Additional Notes will rank, pari passu in right of payment with all other direct, unsecured and unsubordinated obligations of such Guarantor (except those obligations preferred by statute or operation of law). The Issuer and each Guarantor are, or with respect to any Additional Notes will be, subject to a negative pledge with respect to certain types of indebtedness, which are discussed in “—Covenants of the Issuer and the Guarantors—Negative Pledge” below.

Guarantees

Release

The Indenture provides that, without the consent of the Trustee or the Noteholders, a Guarantor that is a subsidiary of the Parent Guarantor (a “Subsidiary Guarantor”), other than BATIF and the Dutch Guarantors, will automatically and unconditionally be released from all obligations under its Guarantee, and such Guarantee shall thereupon terminate and be discharged and of no further force or effect, in the event that (1) its guarantee of all then outstanding notes issued under the EMTN Programme is released or (2) at substantially the same time its Guarantee of the Notes is terminated, the Subsidiary Guarantor is released from all obligations in respect of indebtedness for borrowed money for which such Subsidiary Guarantor is an obligor (as a guarantor or borrower). For purposes of this paragraph, the amount of a Subsidiary Guarantor’s indebtedness for borrowed money shall not include (A) the Notes issued pursuant to the Indenture, (B) any other debt the terms of which permit the termination of such Subsidiary Guarantor’s guarantee of such debt under similar circumstances, as long as such Subsidiary Guarantor’s obligations in respect of such other debt are terminated at substantially the same time as its guarantee of the Notes, (C) any debt that is being refinanced at substantially the same time that the guarantee of the Notes is being released, provided that any obligations of the relevant Subsidiary Guarantor in respect of the debt that is incurred in the refinancing shall be included in the calculation of the relevant Subsidiary Guarantor’s indebtedness for borrowed money and (D) for the avoidance of doubt, any debt in respect of which such Subsidiary Guarantor is an obligor (as a guarantor or borrower) (i) between or among the Parent Guarantor and any subsidiary or subsidiaries thereof or (ii) between or among any subsidiaries of the Parent Guarantor.

As of the date of this prospectus, RAI is the only Subsidiary Guarantor to which the above provision is relevant. Under the EMTN Programme, a Subsidiary Guarantor’s guarantee is released if at any time the aggregate amount of indebtedness for borrowed money for which the Subsidiary Guarantor is an obligor does not exceed 10% of the outstanding long term debt of BAT as reflected in the balance sheet included in BAT’s most recent publicly released interim or annual consolidated financial statements, as evidenced by a certificate to such effect addressed to the trustee under the EMTN Programme and signed by a director of BAT.

Additional Amounts

The Issuer or, if applicable, each Guarantor will make payments of, or in respect of, principal, premium (if any) and interest on the Notes, or any payment pursuant to the applicable Guarantee, as the case may be, without withholding or deduction for or on account of any present or future tax, levy, impost or other similar governmental charge whatsoever imposed, assessed, levied or collected (“Taxes”) by or for the account of the United States, the United Kingdom (in the case of a payment by the Parent Guarantor or BATIF), The Netherlands (in the case of a payment by a Dutch Guarantor) or any other jurisdiction through which payment is made by or on behalf of the Issuer or, if applicable, such Guarantor (or any political subdivision thereof or any authority thereof having the power to tax) (a “Relevant Taxing Jurisdiction”), unless such withholding or deduction is required by law.

If the Issuer or, if applicable, any Guarantor, is required by a Relevant Taxing Jurisdiction to so withhold or deduct such Taxes, the Issuer or, if applicable, such Guarantor, will pay to the holder of a Note such additional amounts (“Additional Amounts”) as may be necessary so that the net amount received by such holder will not be less than the amount such holder would have received if such Taxes had not been withheld or deducted; provided, however, that amounts with respect to any United States Tax shall be payable only to holders that are not United States persons (within the meaning of the Code); and provided further, that neither the Issuer nor such Guarantor shall be required to pay any Additional Amounts for or on account of:

(a)

any Taxes that would not have been so imposed, assessed, levied or collected but for the fact that the holder or beneficial owner of the applicable Note or Guarantee (or a fiduciary, settlor, beneficiary, member or shareholder of, or possessor of a power over, such holder, if such holder is an estate, trust, partnership or corporation) is or has been a domiciliary, national or resident of, or engaging or having been engaged in a trade or business or maintaining or having maintained a permanent establishment or being or having been physically present in, a Relevant Taxing Jurisdiction or otherwise having or having had some connection with a Relevant Taxing Jurisdiction other than the holding or ownership of, or the collection of principal of, and premium (if any) or interest on, a Note or the enforcement of the applicable Guarantee, as the case may be;

(b)

any Taxes that would not have been so imposed, assessed, levied or collected but for the fact that, where presentation is required in order to receive payment, the applicable Note or Guarantee was presented more than 30 days after the date on which such payment became due and payable or was provided for, whichever is later, except to the extent that the holder or beneficial owner thereof would have been entitled to Additional Amounts had the applicable Note or Guarantee been presented for payment on any day during such 30-day period;

(c)	any estate, inheritance, gift, sales, transfer, personal property or similar Taxes;

(d)	any Taxes that are payable otherwise than by withholding or deduction from payments on or in respect of the applicable Note or Guarantee;

(e)

any Taxes that would not have been so imposed, assessed, levied or collected but for the failure by the holder or the beneficial owner of the applicable Note or Guarantee to (A) provide any certification, identification, information, documents or other evidence concerning the nationality, residence or identity of the holder or the beneficial owner or its connection with the Relevant Taxing Jurisdiction or (B) make any valid or timely declaration or claim or satisfy any other reporting, information or procedural requirements relating to such matters if, in either case, compliance is required by statute, regulation, relevant income tax treaty or administrative practice of the Relevant Taxing Jurisdiction as a condition to relief or exemption from such Taxes;

(f)	any Taxes imposed by reason of the holder or the beneficial owner of the applicable Note or Guarantee being or having been considered a bank receiving payments on an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its trade or business, as described in Section 881(c)(3)(A) of the Code (or any amended or successor provisions);

(g)

any Taxes imposed on interest received by a 10-percent shareholder of the Issuer within the meaning of Section 871(h)(3)(B) or Section 881(c)(3)(B) of the Code (or any amended or successor provisions);

(h)	any backup withholding imposed pursuant to Section 3406 of the Code (or any amended or successor provisions);

(i)	any Taxes imposed pursuant to Section 871(h)(6) or Section 881(c)(6) of the Code (or any amended or successor provisions);

(j)

any Taxes imposed by reason of the holder or the beneficial owner of the applicable Note or Guarantee being or having been a personal holding company, passive foreign investment company or controlled foreign corporation for U.S. federal income tax purposes or a corporation that has accumulated earnings to avoid U.S. federal income tax;

(k)

any Taxes imposed or withheld pursuant to Sections 1471 through 1474 of the Code (or any amended or successor provisions), any Treasury regulations promulgated thereunder, any official interpretations thereof or any agreements entered into in connection with the implementation thereof; or

(l)	any combination of the Taxes described in (a) through (k) above.

In addition, Additional Amounts will not be paid with respect to any payment of the principal of, or any premium or interest on, any of the applicable Notes or Guarantees to any holder that is a fiduciary, a partnership, a limited liability company or any person other than the sole beneficial owner of such payment to the extent a beneficiary or settlor with respect to such fiduciary, a member of such partnership, an interest holder in such limited liability company or a beneficial owner that would not have been entitled to such amounts had such beneficiary, settlor, member, interest holder or beneficial owner been the holder of the applicable Notes or Guarantees.

Unless otherwise stated, references in any context to the payment of principal of, and any premium or interest on, any Note, or any payment pursuant to the Guarantees, will be deemed to include payment of Additional Amounts to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.

Redemption

The Fixed Rate Notes and the 2022 Floating Rate Notes will be subject to optional redemption by the Issuer as described below under “—Optional Redemption”. The 2020 Floating Rate Notes will not be subject to such optional redemption by the Issuer.

Both the Fixed Rate Notes and the Floating Rate Notes will be subject to optional redemption by the Issuer in the event of certain changes in tax laws applicable to payments in respect of the Notes as described below under “—Redemption for Tax Reasons”.

Optional Redemption

The Issuer may redeem the Fixed Rate Notes, in whole or in part, at the Issuer’s option, at any time and from time to time before the applicable Par Call Date, for all series of Fixed Rate Notes at a redemption price equal to the greater of (x) 100% of the principal amount of the Fixed Rate Notes to be redeemed and (y) as determined by the Independent Investment Banker (as defined below), the sum of the present values of the applicable Remaining Scheduled Payments (as defined below) discounted to the date of redemption (the “Redemption Date”) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months or, in the case of an incomplete month, the number of days elapsed) at the Treasury Rate (as defined below) plus, in the case of each respective series of Fixed Rate Notes as follows:

2.764% Notes	15 basis points
3.222% Notes	20 basis points
3.557% Notes	20 basis points
4.390% Notes	25 basis points
4.540% Notes	30 basis points

together with, in each case, accrued and unpaid interest on the principal amount of the Fixed Rate Notes to be redeemed to, but excluding, the Redemption Date.

If the Issuer elects to redeem the 2.764% Notes, 3.222% Notes, 3.557% Notes, 4.390% Notes, 4.540% Notes or the 2022 Floating Rate Notes on or after the applicable Par Call Date (as defined below), the Issuer will pay an amount equal to 100% of the principal amount of the Notes redeemed, plus accrued and unpaid interest, if any, to, but excluding, the date of redemption.

In connection with such optional redemption the following defined terms apply:

•

Comparable Treasury Issue means the United States Treasury security selected by the Independent Investment Banker that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to, the remaining term of the 2.764% Notes, 3.222% Notes, 3.557% Notes, 4.390% Notes or the 4.540% Notes, as the case may be, to the relevant Par Call Date.

•

Comparable Treasury Price means, with respect to any Redemption Date, (A) the average of the Reference Treasury Dealer Quotations for that Redemption Date, after excluding the highest and lowest of such Reference Treasury Dealer Quotations or (B) if the Independent Investment Banker for the Fixed Rate Notes obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such Quotations.

•	Independent Investment Banker means one of the Reference Treasury Dealers (as defined below) appointed by the Issuer to act as the “Independent Investment Banker”.

•

Par Call Date means (i) July 15, 2022 with respect to any 2.764% Notes (one month prior to the maturity date of the 2.764% Notes), (ii) June 15, 2024 with respect to any 3.222% Notes (two months prior to the maturity date of the 3.222% Notes), (iii) May 15, 2027 with respect to any 3.557% Notes (three months prior to the maturity date of the 3.557% Notes), (iv) February 15, 2037 with respect to any 4.390% Notes (six months prior to the maturity date of the 4.390% Notes), (v) February 15, 2047 with respect to any 4.540% Notes (six months prior to the maturity date of the 4.540% Notes) and (vi) July 15, 2022 with respect to any 2022 Floating Rate Notes (one month prior to the maturity date of the 2022 Floating Rate Notes).

•

Reference Treasury Dealer means each of Merrill Lynch, Pierce, Fenner & Smith Incorporated, Barclays Capital Inc., Citigroup Global Markets Inc., Deutsche Bank Securities Inc. and HSBC Securities (USA) Inc. and their respective successors and two other nationally recognized investment banking firms that are Primary Treasury Dealers specified from time to time by the Issuer; provided, however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a “Primary Treasury Dealer”), the Issuer shall substitute therefor another nationally recognized investment banking firm that is a Primary Treasury Dealer.

•

Reference Treasury Dealer Quotation means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment

Banker by such Reference Treasury Dealer at 3:30 p.m., New York City time, on the third Business Day immediately preceding that Redemption Date.

•

Remaining Scheduled Payments means, with respect to each Fixed Rate Note to be redeemed, the remaining scheduled payments of the principal thereof and interest thereon that would be due from and including the related Redemption Date, but for such redemption, to but excluding the relevant Par Call Date; provided, however, that if that Redemption Date is not an Interest Payment Date with respect to such Fixed Rate Notes, the amount of the next succeeding scheduled interest payment thereon will be reduced by the amount of interest accrued thereon to that Redemption Date.

•

Treasury Rate means, with respect to any Redemption Date, the rate per annum equal to the semi-annual equivalent yield to maturity (computed as of the third Business Day immediately preceding that Redemption Date) of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for that Redemption Date.

Notice of any optional redemption will be given in accordance with “—Notice” below at least 10 days but not more than 30 days before the Redemption Date to each holder of the Fixed Rate Notes to be redeemed.

If less than all the Fixed Rate Notes are to be redeemed, in the case of a redemption at the Issuer’s option as discussed in this section, the Fixed Rate Notes to be redeemed shall be selected in accordance with applicable procedures of DTC.

Redemption for Tax Reasons

Each series of Notes is also redeemable by the Issuer, in whole but not in part, at 100% of the principal amount of such Notes plus any accrued and unpaid interest to the applicable Redemption Date (including any Additional Amounts) at the Issuer’s option at any time prior to their maturity if, due to a Change in Tax Law (as defined below): (i) the Issuer or a Guarantor, in accordance with the terms of the applicable Notes or applicable Guarantee, has, or would, become obligated to pay any Additional Amounts to the holders or beneficial owners of the Notes of that series; (ii) in the case of a Guarantor, (A) the Parent Guarantor would be unable, for reasons outside its control, to procure payment by the Issuer or any other Guarantor or (B) the procuring of such payment by the Issuer and each such other Guarantor would be subject to withholding taxes imposed by a Relevant Taxing Jurisdiction; and (iii) such obligation cannot otherwise be avoided by such Guarantor, the Parent Guarantor or the Issuer, taking reasonable measures available to it. In such case, the Issuer may redeem the applicable Notes upon not less than 30 nor more than 60 days’ notice as provided in “—Notice” below, at 100% of the principal amount of such Notes plus accrued and unpaid interest to the Redemption Date (including Additional Amounts); provided, that, (a) no such notice of redemption shall be given earlier than 90 days prior to the earliest date on which the Issuer or such Guarantor, as the case may be, would be obligated to pay any such Additional Amounts in respect of the applicable Notes or applicable Guarantee, as applicable, then due and (b) at the time such notice is given, such obligation to pay such Additional Amounts remains in effect. The Issuer’s right to redeem the applicable Notes shall continue as long as the Issuer or a Guarantor is obligated to pay such Additional Amounts, notwithstanding that the Issuer or such Guarantor, as the case may be, shall have made payments of Additional Amounts. Prior to the giving of any such notice of redemption, the Issuer must deliver to the Trustee: (i) an officer’s certificate stating that the Issuer is entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent to the right of the Issuer so to redeem have occurred; and (ii) an opinion of independent counsel or an independent accountant of recognized standing, selected by the Issuer or any Guarantor, as applicable, with respect to tax matters of the Relevant Taxing Jurisdiction to the effect that the Issuer or such Guarantor has, or would, become obligated to pay such Additional Amounts as a result of such Change in Tax Law.

For the purposes hereof, “Change in Tax Law” shall mean: (i) any changes in, or amendment to, any law of a Relevant Taxing Jurisdiction (including any regulations or rulings promulgated thereunder and including, for this purpose, any treaty entered into by the Relevant Taxing Jurisdiction) or any amendment to or change in the application or official interpretation (including judicial or administrative interpretation) of such law, which change or amendment becomes effective or, in the case of an official interpretation, is announced, on or after August 15, 2017; or (ii) if the Issuer or a Guarantor consolidates, merges, amalgamates or combines with, or transfers or leases its assets substantially as an entirety to, any person that is incorporated or tax resident under the laws of any jurisdiction other than a Relevant Taxing Jurisdiction (a “successor”) and as a consequence thereof such person becomes the successor obligor to the Issuer or such Guarantor in respect of Additional Amounts that may become payable (in which case, for purposes of this redemption provision, all references to the Issuer or such Guarantor shall be deemed to be and include references to such person), any change in, or amendment to, any law of the jurisdiction of organization or tax residence of such successor, or the jurisdiction through which payments will be made by the successor, or any political subdivision or taxing authority thereof or thereon for purposes of taxation (including any regulations or rulings promulgated thereunder and including, for this purpose, any treaty entered into by such jurisdiction) or any amendment to or change in the application or official interpretation (including judicial or administrative interpretation) of such law, which change or amendment becomes effective or, in the case of an official interpretation, is announced, on or after the date of such consolidation, merger, amalgamation, combination or other transaction.

General

Upon presentation of any Fixed Rate Note redeemed in part only, the Issuer will execute and the Paying Agent will authenticate and deliver (or cause to be transferred by book-entry) to, or on, the order of the holder thereof, at the expense of the Issuer, a new Fixed Rate Note or Fixed Rate Notes, of authorized denominations, in principal amount equal to the unredeemed portion of the Note so presented.

On or before any Redemption Date (as defined above), the Issuer shall deposit with the Paying Agent money sufficient to pay the redemption price of and accrued and unpaid interest on the Notes to be redeemed on such date. The redemption price shall be calculated by the Independent Investment Banker and the Issuer, and the Trustee and any agent shall be entitled to rely on such calculation.

On and after any Redemption Date, interest will cease to accrue on the Notes or any portion thereof called for redemption.

Reacquisition

There is no restriction on the ability of the Issuer to purchase or repurchase Notes, provided, that any Notes so repurchased shall be cancelled and not reissued.

Sinking Fund

There is no provision for a sinking fund for any of the Notes.

Certain Definitions

Set forth below is a summary of certain of the defined terms used in the Notes and the Indenture. You should refer to the Notes and the Indenture for the full definition of all defined terms as well as any other terms used herein for which no definition is provided.

“EMTN Programme” means the Euro Medium Term Note Programme to which BATIF, BATCAP and BATNF are parties as the issuers under the programme and notes issued thereunder are guaranteed by the Parent Guarantor, each of the issuers thereunder (except when it is the relevant issuer) and RAI, as amended from time to time.

“Person” means any individual, corporation, partnership, joint venture, association, limited liability company, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Quoted Borrowing” means any indebtedness which: (a) is represented by notes, debentures or other securities issued otherwise than to constitute or represent advances made by banks and/or other lending institutions; (b) is denominated, or confers any right to payment of principal and/or interest, in or by reference to any currency other than the currency of the country in which the issuer of the indebtedness has its principal place of business or is denominated, or confers any right to payment of principal and/or interest, in or by reference to the currency of such country but is placed or offered for subscription or sale by or on behalf of, or by agreement with, the issuer of such indebtedness as to over 20% outside such country; and (c) at its date of issue is, or is intended by the issuer of such indebtedness to become, quoted, listed, traded or dealt in on any stock exchange or other organized and regulated securities market in any part of the world.

Covenants of the Issuer and the Guarantors

Negative Pledge

The Indenture provides that so long as any of the applicable Notes remains outstanding, neither the Issuer nor any Guarantor will secure or allow to be secured any Quoted Borrowing or any payment under any guarantee by any of them of any Quoted Borrowing by any mortgage, charge, pledge or lien (other than arising by operation of law) upon any of its undertaking or assets, whether present or future, unless at the same time the same mortgage, charge, pledge or lien is extended, or security which is not materially less beneficial to the holders of the applicable Notes than the security given as aforesaid or which shall be approved by consent of the holders of not less than 75% in aggregate principal amount of the applicable Notes at the time outstanding is extended or created (as the case may be), to secure equally and ratably the principal of, and interest on, and all other payments (if any) in respect of the applicable Notes.

Limitation on Mergers, Consolidations, Amalgamations and Combinations

So long as any of the applicable Notes remain outstanding, neither the Issuer nor any Guarantor may consolidate with or merge into any other person or sell, convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to any person (other than any sale or conveyance by way of a lease in the ordinary course of business), unless: (i) in the case of the Issuer, any successor person assumes the Issuer’s obligations on the applicable Notes and under the Indenture and, in the case of any Guarantor, any successor person assumes such Guarantor’s obligations on the applicable Guarantee and under the Indenture; (ii) immediately after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing; (iii) such successor person is organized under the laws of the United States, the United Kingdom, The Netherlands or any other country that is a member of the Organization for Economic Cooperation and Development as of the date of such succession; (iv) such successor person agrees to pay any Additional Amounts imposed by the jurisdiction in which such successor person is incorporated or otherwise a resident for tax purposes or through which payments are made and resulting therefrom or otherwise; and (v) if as a result of such consolidation or merger or such sale, conveyance, transfer or lease, properties or assets of the Issuer or any Guarantor would become subject to a mortgage, pledge, security interest, lien or similar encumbrance to secure payment of any indebtedness for borrowed money of the Issuer or a Guarantor which would not be permitted by the applicable Notes or under the Indenture, the Issuer or any Guarantor or such successor person, as the case may be, shall take such steps as shall be necessary to effectively secure the Notes equally and ratably with (or prior to) all indebtedness for borrowed money secured thereby.

The limitation on mergers, consolidations, amalgamations and combinations contained in this section “—Limitation on Mergers, Consolidations, Amalgamations and Combinations” shall not apply to any consolidation, merger, amalgamation or combination in which the Issuer or applicable Guarantor is the surviving corporation except that, in such case, the provisions of (ii) and (v) above shall apply such that: (x) immediately after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing; and (y) if as a result of such consolidation or merger or such sale, conveyance, transfer or lease, properties or assets of the Issuer or any Guarantor would become subject to a mortgage, pledge, security interest, lien or similar encumbrance to secure payment of any indebtedness for borrowed money of the Issuer or a Guarantor which would not be permitted by the applicable Notes or under the Indenture, the Issuer or any Guarantor, as the case may be, shall take such steps as shall be necessary to effectively secure the Notes equally and ratably with (or prior to) all indebtedness for borrowed money secured thereby.

The Indenture does not contain covenants or other provisions to afford protection to holders of the Notes in the event of a highly leveraged transaction or a change in control of the Issuer or any Guarantor except as provided above.

Upon certain mergers or consolidations involving the Issuer or a Guarantor, or upon certain sales or conveyances of the properties of the Issuer or a Guarantor, the obligations of the Issuer or such Guarantor, under the applicable Notes or the applicable Guarantee, shall be assumed by the person formed by such merger or consolidation or which shall have acquired such property and upon such assumptions such person shall succeed to and be substituted for the Issuer or such Guarantor, as the case may be, and then the Issuer or such Guarantor will be relieved from all obligations under the Notes and the applicable Guarantee, as the case may be. The terms “Issuer” and “Guarantor”, as used in the Notes and the Indenture, also refer to any such successors or assigns so substituted.

Although there is a limited body of case law interpreting the phrase “entirety or substantially as an entirety”, there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances, there may be a degree of uncertainty as to whether a particular transaction would involve a disposition of “entirety or substantially as an entirety” of the Issuer’s assets and its subsidiaries taken as a whole.

Events of Default

The following will be Events of Default (each an “Event of Default”) with respect to the applicable Notes:

(a)

Non-Payment: default is made in the payment of: (a) any installment of interest (excluding Additional Amounts) upon any applicable Note as and when the same shall become due and payable, and continuance of such default for a period of 14 days or more; (b) applicable Additional Amounts as and when the same shall become due and payable, and continuance of such default for a period of 14 days; or (c) all or any part of the principal or premium, if any, of any applicable Note as and when the same shall become due and payable either at maturity, upon any redemption, by declaration or otherwise, and continuance of such default for three days;

(b)

Breach of Other Obligations: the Issuer or any Guarantor does not perform or comply with any one or more of its other obligations under the applicable Notes or the Indenture (other than those described in paragraph (i) above) which is not remedied within 30 days after written notice of such default shall have been given to the Issuer by the Trustee or to the Issuer and the Trustee by the holders of at least 25% of the outstanding principal amount of the Notes;

(c)

Cross-Default: (a) any other present or future indebtedness for borrowed money of the Issuer or any Guarantor, other than the Notes issued by the Issuer, becomes due and payable prior to its stated maturity by reason of any default or event of default in respect thereof by the Issuer or any Guarantor and remains unpaid; or (b) any such indebtedness for borrowed money is not paid when due or, as the case may be, within any applicable grace period; or (c) the Issuer or any Guarantor fails to pay when due and called upon (after the expiry of any applicable grace period) any amount payable by it under any present or future guarantee for, or indemnity in respect of, any indebtedness for borrowed money and which remains unpaid; provided that (x) payment of the indebtedness for borrowed money is not being contested in good faith and in accordance with legal advice or (y) the aggregate amount of the indebtedness for borrowed money, guarantees and indemnities in respect of which one or more of the events mentioned above in (a), (b) and (c) has or have occurred and is or are continuing, equals or exceeds £750 million or its equivalent in any other currency of the indebtedness for borrowed money or, if greater, 1.25% of the Total Equity of the Parent Guarantor, as set out in the “Total Equity” line item in the most recent consolidated group balance sheet of the Parent Guarantor and its subsidiaries in the Parent Guarantor’s most recent Annual Report;

(d)

Cessation of Guarantees: any Guarantee ceases to be in full force and effect (except as contemplated by the terms of the Indenture) or any Guarantor denies or disaffirms in writing its obligations under the Indenture or Guarantee;

(e)

Enforcement Proceedings: a distress or execution or other legal process is levied or enforced against or an encumbrancer takes possession of or a receiver, administrative receiver or other similar officer is appointed of the whole or a part of the assets of the Issuer or any Guarantor which is substantial in relation to the BAT Group taken as a whole and is not discharged, stayed, removed or paid out within 45 days after such execution or appointment;

(f)

Security Enforced: any mortgage, charge, pledge, lien or other encumbrance, present or future, created or assumed by the Issuer or any Guarantor becomes enforceable and any step is taken to enforce it (including the taking of possession or the appointment of a receiver, administrative receiver, manager or other similar person) against all or substantially all of the assets of the Issuer or any Guarantor and is not discharged within 45 days;

(g)

Insolvency: the Issuer or any Guarantor is insolvent or bankrupt or unable to pay its debts (in respect of companies incorporated in England and Wales, within the meaning of Sections 123(1)(b) or (e) or Section 123(2) of the UK Insolvency Act 1986), stops, suspends or threatens to stop or suspend payment of all or a material part of its debts, proposes or makes a general assignment or an arrangement or composition (otherwise than for the purposes of reconstruction, amalgamation, reorganization, merger or consolidation or other similar arrangement) with or for the benefit of its creditors in respect of any of such debts or a moratorium is agreed or declared in respect of or affecting all or a material part of the debts of the Issuer;

(h)

Winding-up: an order is made or an effective resolution passed for the winding-up or dissolution or administration of the Issuer or any Guarantor, or the Issuer or any Guarantor shall apply or petition for a winding-up or administration order in respect of itself or ceases or threatens to cease to carry on all or substantially all of its business or operations, in each case except for the purpose of and followed by a reconstruction, amalgamation, reorganization, merger or consolidation or other similar arrangement; or

(i)	Analogous Events: any event occurs that under the laws of any relevant jurisdiction has an analogous effect to any of the events referred to in any of the foregoing paragraphs (vii) and (viii).

The Indenture provides that if an Event of Default occurs and is continuing with respect to the Notes of a series, then and in each and every such case (other than certain Events of Default specified in paragraphs (vii), (viii) and (ix) above with respect to the Issuer or any Guarantor), unless the principal of all the applicable Notes shall have already become due and payable, the holders of not less than 25% in aggregate principal amount of the applicable Notes then outstanding, by notice in writing to the Issuer, each Guarantor and the Trustee, may declare the entire principal amount of all applicable Notes issued pursuant to the Indenture and interest accrued and unpaid thereon, if any, to be due and payable immediately, and upon any such declaration the same shall become immediately due and payable, without any further declaration or other act on the part of any holder. If certain Events of Default described in paragraph (vii), (viii) or (ix) above occur with respect to the Issuer and are continuing, the principal amount of and accrued and unpaid interest on all the applicable Notes issued pursuant to the Indenture shall become immediately due and payable, without any declaration or other act on the part of the Trustee or any holder. Under certain circumstances, the holders of a majority in aggregate principal amount of the applicable Notes then outstanding, by written notice to the Issuer, each Guarantor and the Trustee, may waive defaults and rescind and annul declarations of acceleration and its consequences, but no such waiver or rescission and annulment shall extend to or shall affect any subsequent default or shall impart any right consequent thereon.

The holders of a majority in aggregate principal amount of the applicable Notes then outstanding will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, subject to certain limitations to be specified in the Indenture, including providing to the Trustee indemnity or security satisfactory to it.

An Event of Default with respect to any series of Notes would not necessarily constitute an event of default with respect to the other series of Notes.

The Indenture also provides that no holder of any Notes governed by the Indenture may institute any action or proceeding at law or in equity or in bankruptcy or otherwise upon or under or with respect to the Indenture, or for the appointment of a trustee, receiver, liquidator, custodian or other similar official or for any other remedy under the Indenture (except suits for the enforcement of payment of overdue principal or interest) unless (1) the holder of a Note gives to the Trustee written notice of a continuing Event of Default, (2) the holders of at least 25% in principal amount of the then outstanding Notes make a written request to the Trustee to pursue the remedy, (3) the holder or holders of Notes offer, and if requested, provide to the Trustee indemnity reasonably satisfactory to the Trustee against any loss, liability or expense, (4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity and (5) during such 60-day period the holders of a majority in principal amount of the then outstanding Notes do not give the Trustee a direction inconsistent with the request. The holder of a Note may not use the Indenture to prejudice the rights of another holder of a Note or to obtain a preference or priority over another holder of a Note (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not such actions or forbearances are unduly prejudicial to such holders).

Satisfaction and Discharge

The Indenture provides that BAT may, subject to satisfying certain conditions, discharge certain obligations to the holders of Notes of any series of Notes that have not already been delivered to the Trustee for cancellation and that either have become due and payable or will become due and payable within one year (or scheduled for redemption within one year) by depositing with the Trustee or Paying Agent, in trust, funds in an amount sufficient to pay the entire indebtedness on such series of Notes in respect of principal and premium, if any, and interest, if any, to the date of such deposit (if such Notes have become due and payable) or to the maturity thereof or redemption date, as the case may be, along with an officer’s certificate and an opinion of counsel stating that all conditions precedent relating to the satisfaction and discharge of the Indenture have been complied with.

Legal Defeasance and Covenant Defeasance

The Indenture provides that the Issuer will have the option either (a) to be deemed (together with each Guarantor) to have paid and discharged the entire indebtedness represented by, and obligations under, a series of Notes and the applicable Guarantees and to have satisfied all the obligations under the Indenture relating to the series of Notes (except for certain obligations, including those relating to the defeasance trust and obligations to register the transfer or exchange of Notes, to replace mutilated, destroyed, lost or stolen Notes and to maintain paying agencies) on the 91st day after the applicable conditions described below have been satisfied or (b) to cease (together with each Guarantor) to be under any obligation to comply with the covenant described above under “—Covenants of the Issuer and the Guarantors—Negative Pledge” and the condition relating to the absence of any events of default under “—Covenants of the Issuer and the Guarantors—Limitation on Mergers, Consolidations, Amalgamations and Combinations” under the Indenture, and non-compliance with such covenants and the occurrence of all events described above under “—Events of Default” will not give rise to any Event of Default under the Indenture, at any time after the applicable conditions described below have been satisfied.

In order to exercise either defeasance option, the Issuer must (i) deposit with the Trustee or Paying Agent, irrevocably in money or Government Obligations (as defined in the Indenture) funds sufficient in the opinion of a certified public accounting firm of national reputation for the payment of principal of and interest on the applicable outstanding Notes of any series to and including the Redemption Date irrevocably designated by the Issuer on or prior to the date of deposit of such money or Government Obligations, and must (ii) comply with certain other conditions, including delivering to the Trustee an opinion of U.S. counsel to the effect that beneficial owners of the applicable Notes will not recognize income, gain or loss for United States federal income tax purposes as a result of the exercise of such option and will be subject to United States federal income tax on the same amount and in the same manner and at the same time as would have been the case if such option had not been exercised and, in the case of clause (a) in the previous paragraph, which opinion must state that such opinion is based on a ruling received from or published by the United States Internal Revenue Service or on a change of law after August 15, 2017.

Modification and Waiver

Without Consent of Noteholders

The Indenture contains provisions permitting the Issuer, each Guarantor and the Trustee, without the consent of the holders of any of the applicable Notes at any time outstanding under such Indenture, from time to time and at any time, to enter into a supplemental indenture amending or supplementing such Indenture, the Notes or the Guarantees in order to:

•	convey, transfer, assign, mortgage or pledge to the holders of the applicable Notes or any person acting on their behalf as security for the applicable Notes any property or assets;

•

evidence the succession of another person to the Issuer or any Guarantor, as the case may be, or successive successions, and the assumption by the successor person(s) of the covenants, agreements and obligations of the Issuer or any Guarantor, as the case may be, pursuant to the Indenture;

•	evidence and provide for the acceptance of appointment of a successor or successors to the Trustee and/or the Paying Agent, Transfer Agent, Calculation Agent and Registrar, as applicable;

•

add to the covenants of, or the restrictions, conditions or provisions applicable to, the Issuer and any Guarantor, as the case may be, such further covenants, restrictions, conditions or provisions as the Issuer and any Guarantor, as the case may be, shall consider to be for the protection of the holders of the applicable Notes issued pursuant to the Indenture, including to eliminate one or both prongs of the release provision under “—Release”, and to make the occurrence, or the occurrence and continuance, of a default in any such additional covenants, restrictions, conditions or provisions an Event of Default under the Indenture permitting the enforcement of all or any of the several remedies provided in the Indenture; provided that, in respect of any such additional covenant, restriction, condition or provision, such supplemental indenture may provide for a particular period of grace after default (which may be shorter or longer than that allowed in the case of other defaults) or may limit the remedies available to the Trustee upon such an Event of Default;

•	if required by the requirements of the SEC, comply with any requirements of the SEC in connection with the qualification of the Indenture under the Trust Indenture Act of 1939, as amended (the “TIA”);

•

modify the restrictions on, and procedures for, resale and other transfers of the applicable Notes pursuant to law, regulation or practice relating to the resale or transfer of restricted securities generally;

•

cure any ambiguity or to correct or supplement any provision contained in the Indenture, the Notes, or the Guarantees which may be defective or inconsistent with any other provision contained therein or to make such other provision in regard to matters or questions arising under the Indenture, the Notes or the Guarantees as the Issuer, any Guarantor or the Trustee may deem necessary or desirable and which will not, in the opinion of the Issuer or any Guarantor, adversely affect the interests of the holders of the applicable Notes in any material respect;

•

issue an unlimited aggregate principal amount of Notes under the Indenture or to “reopen” the applicable series of Notes and create and issue Additional Notes having identical terms and conditions as the applicable Notes (or in all respects except for the issue date, issue price, payment of interest accruing prior to the issue date of such Additional Notes and/or the first payment of interest following the issue date of such Additional Notes) so that the Additional Notes are consolidated and form a single series with the outstanding applicable Notes; and

•

evidence the addition of any new Guarantor of the Notes and the Indenture, or the release of any Guarantor from its obligations with respect to the Notes and the Indenture, in either case pursuant to the terms of the Indenture.

With Consent of Noteholders

The Indenture contains provisions permitting the Issuer, each Guarantor and the Trustee, with the consent of the holders of not less than a majority in aggregate principal amount of all series of the Notes affected by such supplemental indenture (voting as one class) at the time outstanding under the Indenture (including consents obtained in connection with a tender offer or exchange offer for the applicable Notes), from time to time and at any time, to enter into a supplemental indenture for the purpose of amending, waiving or otherwise modifying the provisions of the Indenture, the Notes and the Guarantees, or adding any provisions to or changing in any manner or eliminating any of the provisions of the applicable Notes or of modifying in any manner the rights of the holders of the applicable Notes; provided, that no such supplemental indenture may, without the consent of the holder of each of the Notes so affected:

•	change the stated maturity of the applicable Note of, or the date for payment of any principal of, or installment of interest on, any applicable Note; or

•

reduce the principal amount of or the rate or amount of interest on any applicable Note or Additional Amounts payable with respect thereto or reduce the amount payable thereon in the event of redemption or default or change the method for determining the interest rate thereon; or

•

change the currency of payment of principal of or interest on any applicable Note or Additional Amounts payable with respect thereto; or change the obligation of the Issuer or any Guarantor, as the case may be, to pay Additional Amounts (except as otherwise permitted by such applicable Note); or

•	impair the right to institute suit for the enforcement of any such payment on or with respect to any applicable Note; or

•	reduce the percentage of the aggregate principal amount of the applicable Notes outstanding the consent of whose holders is required for any such supplemental indenture; or

•

reduce the aggregate principal amount of any applicable Note outstanding necessary to modify or amend the Indenture or any such Note or to waive any future compliance or past default or reduce the quorum requirements or the percentage of aggregate principal amount of any applicable Notes outstanding required for the adoption of any action at any meeting of holders of such Notes or to reduce the percentage of the aggregate principal amount of such Notes outstanding necessary to rescind or annul any declaration of the principal of all accrued and unpaid interest on any Note to be due and payable, provided, that no consent of any holder of any applicable Note shall be necessary to permit the Trustee, the Issuer and each of the Guarantors to execute supplemental indenture as described under “—Without Consent of Noteholders” above.

Any modifications, amendments or waivers to the Indenture or to the conditions of the applicable Notes will be conclusive and binding on all holders of the applicable Notes, whether or not they have consented to such action or were present at the meeting at which such action was taken, and on all future holders of the applicable Notes, whether or not notation of such modifications, amendments or waivers is made upon such Notes. Any instrument given by or on behalf of any holder of such a Note in connection with any consent to any such modification, amendment or waiver will be irrevocable once given and will be conclusive and binding on all subsequent registered holders of such Note.

Prescription

Under New York’s statute of limitations, any legal action upon the Notes in respect of interest or principal must be commenced within six years after the payment thereof is due.

Notice

Notices to holders of Notes will be given by first-class mail postage prepaid to the last addresses of such holders as they appear in the Notes register; provided, no such mailing shall be required if Notes are held through DTC, as such notice shall be given in accordance with applicable procedures of DTC. Such notices will be deemed to have been given on the date of such publication or mailing.

So long as any Global Notes representing the Notes are held in their entirety on behalf of a clearing system, or any of its participants, there may be substituted for the publication and mailing of notice to holders of Notes described above the delivery of the relevant notices to the clearing system, and its participants, for communication by them to the entitled accountholders. Any such notice shall be deemed to have been given on the day on which the said notice was given to the clearing system, and its participants.

Listing

Although we expect to obtain and maintain a listing for any Additional Notes on the New York Stock Exchange, we cannot assure you that our application will be approved or that any Additional Notes will be listed and, if listed, that such Notes will remain listed for the entire term of such Notes. We may obtain and maintain listing for the Notes on another exchange in our sole discretion.

Consent to Service

Each of the non-U.S. Guarantors has initially designated BATCAP as their authorized agent for service of process in any legal suit, action or proceeding arising out of or relating to the performance of its obligations under the Indenture and the Notes brought in any state or federal court in the Borough of Manhattan, the City of New York, and will irrevocably submit (but for those purposes only) to the non-exclusive jurisdiction of any such court in any such suit, action or proceeding.

Governing Law

The Indenture, Notes and Guarantees shall be governed by and construed in accordance with the laws of the State of New York, without regard to principles of conflicts of laws thereof.

Regarding the Trustee and Agents

Wilmington Trust, National Association is the trustee under the Indenture. Citibank, N.A., New York Branch has been appointed by the Issuer to act as registrar, transfer agent, calculation agent and paying agent for the Notes. Citibank, N.A., New York Branch replaced Citibank, N.A., London Branch as paying agent, registrar, transfer agent and calculation agent on October 16, 2018. From time to time, Citibank, N.A., London Branch, Citibank, N.A., New York Branch and their respective affiliates perform various other services for BAT and its affiliates. Citibank, N.A., London Branch is also the fiscal and paying agent under the fiscal and paying agency agreements for BAT’s outstanding 144A notes and the issuing and principal paying agent under BAT’s EMTN Programme.

The Indenture contains limitations on the rights of the trustee, if it becomes a creditor of either Issuer or any Guarantor, to obtain payment of claims in some cases, or to realize on property received in respect of any of these claims as security or otherwise. The Trustee is permitted to engage in other transactions. However, if the Trustee acquires any conflicting interest (as defined in the TIA), it must either eliminate its conflict within 90 days, apply to the SEC for permission to continue or resign.

The Indenture provides that except during the continuance of an Event of Default, the Trustee will perform only such duties as are specifically set forth in such Indenture. During the continuance of an Event of Default of which the Trustee has received written notice, the Trustee will exercise such of the rights and powers vested in it under the Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

PLAN OF DISTRIBUTION

We may sell the debt securities offered by this prospectus:

•	through underwriters;

•	through dealers;

•	through agents; or

•	directly to other purchasers.

The prospectus supplement relating to any offering will identify or describe:

•	any underwriters, dealers or agents;

•	compensation of any underwriters, dealers or agents;

•	the net proceeds to us;

•	the purchase price of the debt securities;

•	the initial public offering price of the debt securities; and

•	any exchange on which the securities will be listed.

Underwriters

If we use underwriters in the sale, they will acquire the debt securities for their own account and may resell the debt securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Unless we otherwise state in the applicable prospectus supplement, various conditions to the underwriters’ obligation to purchase the debt securities apply, and the underwriters will be obligated to purchase all of the debt securities contemplated in an offering if they purchase any of the debt securities. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

Dealers

If we use dealers in the sale, unless we otherwise indicate in the applicable prospectus supplement, we will sell debt securities to the dealers as principals. The dealers may then resell the debt securities to the public at varying prices that the dealers may determine at the time of resale.

Agents and direct sales

We may sell debt securities directly or through agents that we designate, at a fixed price or prices which may be changed, or at varying prices determined at the time of sale. Any such agent may be deemed to be an underwriter as that term is defined in the Securities Act. The applicable prospectus supplement will name any agent involved in the offering and sale and will state any commissions we will pay to that agent. Unless we indicate otherwise in the applicable prospectus supplement, any agent is acting on a best efforts basis for the period of its appointment.

Contracts with institutional investors and delayed delivery

If we indicate in the applicable prospectus supplement, we will authorize underwriters, dealers or agents to solicit offers from various institutional investors to purchase debt securities from it pursuant to contracts providing for payment and delivery on a future date that the applicable prospectus supplement specifies. The underwriters, dealers or agents may impose limitations on the minimum amount that the institutional investor can purchase. They may also impose limitations on the portion of the aggregate amount of the debt securities that they may sell. These institutional investors include:

•	commercial and savings banks;

•	insurance companies;

•	pension funds;

•	investment companies;

•	educational and charitable institutions; and

•	other similar institutions as we may approve.

The obligations of any of these purchasers pursuant to delayed delivery and payment arrangements will not be subject to any conditions. However, one exception applies. An institution’s purchase of the particular debt securities cannot at the time of delivery be prohibited under the laws of any jurisdiction that governs the validity of the arrangements or the performance by us or the institutional investor.

Indemnification

Agreements that we enter into with underwriters, dealers or agents may entitle them to indemnification by us against various civil liabilities. These include liabilities under the Securities Act. The agreements may also entitle them to contribution for payments that they may be required to make as a result of these liabilities. Underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for, us in the ordinary course of business.

Market making

Unless otherwise noted in the applicable prospectus supplement, each series of debt securities will be a new issue of securities without an established trading market. Various broker-dealers may make a market in the debt securities, but will have no obligation to do so, and may discontinue any market making at any time without notice. Consequently, it may be the case that no broker-dealer will make a market in debt securities of any series or that the liquidity of the trading market for the debt securities will be limited.

Expenses

The expenses of any offering of debt securities will be detailed in the applicable prospectus supplement.

CERTAIN TAX CONSIDERATIONS

General

Apart as set out below and in any relevant prospectus supplement, the Issuers have not performed any due diligence about the tax consequences associated with the purchase, ownership and disposition of the debt securities. Prospective purchasers of the debt securities are advised to consult their own tax advisors about such tax consequences, including the effect of any state or local taxes, in the light of their particular circumstances.

Material United Kingdom Income Tax Considerations

The comments below are based on current United Kingdom tax law as applied in England and Wales and HM Revenue & Customs practice (which may not be binding on HM Revenue & Customs), in each case as at the latest practicable date before the date of this registration statement. The comments in this part are of a general nature and are not intended to be exhaustive. They assume that there will be no substitution of either BATCAP or BATIF as Issuer under the relevant Indentures and do not address the consequences of any such substitution (notwithstanding that such substitution may be permitted by the terms of the relevant Indentures or this registration statement). Any Noteholders who are in doubt as to their personal tax position should consult their professional advisers.

Interest on the Notes

In the case of Notes issued by BATCAP, payments of interest on the Notes by the Issuer may be made without withholding or deduction for or on account of United Kingdom income tax provided such interest is not treated as arising in the United Kingdom for the purposes of Section 874 of the Income Tax Act 2007 (“ITA”).

In the case of Notes issued by BATIF, payments of interest on the Notes by the Issuer will be treated as arising in the United Kingdom for the purposes of Section 874 of the ITA.

In the case of Notes issued by either BATIF or BATCAP, the Notes issued will constitute “quoted Eurobonds” within the meaning of Section 987 of the ITA, provided they are and continue to be listed on a “recognised stock exchange” within the meaning of Section 1005 of the ITA, and they continue to carry a right to interest. Each of the New York Stock Exchange and the London Stock Exchange is a recognised stock exchange for these purposes.

While the Notes are and continue to be quoted Eurobonds, payments of interest on the Notes may be made without withholding or deduction for or on account of United Kingdom tax even if such interest is treated as arising in the United Kingdom for the purposes of Section 874 of the ITA.

In all other cases, interest will generally be paid by the Issuers under deduction of United Kingdom income tax at the basic rate (currently 20%), subject to the availability of other reliefs under domestic law or to any direction to the contrary from HM Revenue & Customs in respect of such relief as may be available pursuant to the provisions of any applicable double taxation treaty.

Payments in respect of the Guarantees

The United Kingdom withholding tax treatment of payments under the terms of the Guarantees in respect of interest on the Notes (or other amounts due under the Notes other than the repayment of amounts subscribed for the Notes) is uncertain. If a Guarantor is required to make a payment under their applicable Guarantee and any such payment can be characterized as interest or an annual payment, in either case, with a United Kingdom source, it may have to be paid under deduction of United Kingdom income tax (currently at the rate of 20%), subject to the availability of exemptions including a direction to the Guarantor by HMRC pursuant to the provisions of an applicable double tax treaty. Such payments by a Guarantor may not be eligible for the exemption in respect of securities listed on a recognised stock exchange described above in relation to payments of interest by the

Issuers. No Additional Amounts will be paid with respect to any UK withholding or deduction or payments by a non-UK Guarantor with respect to Notes issued by BATCAP.

United States Taxation

It is the opinion of counsel, Cravath, Swaine & Moore LLP, that the conclusions reached in this section describe the material U.S. Federal income tax consequences to holders of a debt security. However, the discussion is limited in the following ways:

•

The discussion covers holders only if the holder buys its debt securities in the initial offering at the initial offering price to the public and the holder holds its debt securities as a capital asset (that is, for investment purposes).

•

The discussion does not describe all U.S. Federal income tax consequences applicable to a holder if the holder is a U.S. holder (as defined below) and the holder’s functional currency is not the U.S. dollar, or if the holder has a special tax status.

•

The discussion does not cover tax consequences that apply because a holder is an accrual- method taxpayer who is required to recognize income for U.S. Federal income tax purposes no later than when such income is taken into account in applicable financial statements.

•

The discussion does not cover tax consequences that depend upon a holder’s particular tax situation in addition to the holder’s ownership of the debt securities. The BAT Group suggests that holders consult their own tax advisors about the consequences of holding debt securities in a holder’s particular situation.

•

The discussion does not cover holders if a holder is a partner in a partnership (or entity or arrangement taxed as a partnership for U.S. Federal income tax purposes). If a partnership holds debt securities, the tax treatment of a partner will generally depend upon the status of the partners and upon the activities of the partnership.

•

The discussion does not cover non-U.S. holders (as defined below) that (i) own, actually or constructively, 10% or more of the voting stock of BAT or BATCAP, (ii) are a “controlled foreign corporation” related, directly or indirectly, to BAT or BATCAP through stock ownership or (iii) are a bank making a loan in the ordinary course of its business.

•

The discussion is based on provisions of the Internal Revenue Code of 1986, as amended, (the “Code”), U.S. Treasury regulations issued thereunder and IRS rulings and pronouncements, all as of the date hereof. Changes in the law may change the tax treatment of the debt securities.

•	The discussion does not cover state, local or non-U.S. law.

•

The discussion does not cover every type of debt security that the BAT Group might issue. If the BAT Group issues a debt security of a type not described in this discussion, additional tax information will be provided in the applicable prospectus supplement for the debt security.

•

The BAT Group has not requested a ruling from the Internal Revenue Service (“IRS”) on the tax consequences of owning the debt securities. As a result, the IRS could disagree with portions of this discussion.

If prospective holders are considering buying debt securities, the BAT Group suggests that the prospective holders consult their own tax advisors about the tax consequences of the purchase, ownership and disposition of the securities in each holder’s particular situation. In addition, with respect to each issue of debt securities, the following discussion may be supplemented or replaced by the description of the material U.S. Federal income tax consequences set forth in the applicable prospectus supplement.

Tax Consequences to U.S. Holders of BATCAP or BATIF Debt Securities

This section applies to holders if a holder is a “U.S. holder” of debt securities issued by BATCAP or BATIF. A “U.S. holder” is:

•	an individual U.S. citizen or resident alien;

•	a corporation (or entity taxable as a corporation for U.S. Federal income tax purposes) that was created under U.S. law (Federal or state); or

•	an estate or trust whose worldwide income is subject to U.S. Federal income tax.

U.S. Dollar Denominated Debt Securities

This subsection deals only with debt securities that are denominated in U.S. dollars, issued in registered form (for U.S. Federal income tax purposes), provide for qualified interest payments to be paid at least annually at a fixed rate in U.S. dollars, have no original issue discount or contingent payments (other than premium payable upon a change in control of the Issuer) and have a maturity of more than one year. The tax consequences of all other debt securities that are denominated in U.S. dollars will be discussed in an applicable prospectus supplement.

Interest

•

If the U.S. holder is a cash-method taxpayer (including most individual holders), the U.S. holder must report interest (including Additional Amounts, if any) in the U.S. holder’s income as the U.S. holder receives it.

•	If the U.S. holder is an accrual-method taxpayer, the U.S. holder must report interest (including Additional Amounts, if any) in the U.S. holder’s income as it accrues.

•

In the case of debt securities issued by BATIF, amounts treated as interest will be income from sources outside the United States for foreign tax credit limitation purposes. Under the foreign tax credit rules, interest paid will, depending on the U.S. holder’s circumstances, be “passive category” or “general category” income which, in either case, is treated separately from other types of income for purposes of computing the foreign tax credit.

Sale or Retirement of Debt Securities

•

The U.S. holder will have taxable gain or loss equal to the difference between the amount received by the U.S. holder (other than amounts described in the third bullet below) and the U.S. holder’s tax basis in the debt security. The U.S. holder’s tax basis in the debt security is generally the U.S. holder’s cost, subject to certain adjustments.

•

The U.S. holder’s gain or loss will generally be capital gain or loss, and will be long-term capital gain or loss if the U.S. holder held the debt security for more than one year. For an individual, long-term capital gain generally will be subject to reduced rates of taxation. The deductibility of capital losses is subject to certain limitations.

•

If the U.S. holder sells the debt security between interest payment dates, a portion of the amount the U.S. holder receives reflects interest that has accrued on the debt security but has not yet been paid by the sale date. That amount is treated as ordinary interest income and not as sale proceeds.

Foreign Currency Debt Securities

A “Foreign Currency Debt Security” is a debt security denominated in a currency other than the U.S. dollar. Special tax rules apply to these debt securities.

This subsection deals only with Foreign Currency Debt Securities that are issued in registered form (for U.S. Federal income tax purposes), provide for qualified interest payments to be paid at least annually at a fixed rate, have no original issue discount or contingent payments (other than premium payable upon a change in control of the Issuer) and have a maturity of more than one year. The tax consequences of all other Foreign Currency Debt Securities will be discussed in an applicable prospectus supplement.

Interest

All holders of Foreign Currency Debt Securities will be taxable on the U.S. dollar value of the foreign currency payable as interest (including Additional Amounts, if any) on the debt securities, whether or not they elect to receive payments in foreign currency. If the U.S. holder receives interest in the form of U.S. dollars, the U.S. holder will be considered to have received interest in the foreign currency and to have sold that foreign currency for U.S. dollars. For purposes of this discussion, “spot rate” generally means a currency exchange rate that reflects a market exchange rate available to the public for a foreign currency.

•

If the U.S. holder is a cash-method taxpayer (including most individual holders), the U.S. holder will be taxed on the value of the foreign currency when the U.S. holder receives it (if the U.S. holder receives the foreign currency) or when the U.S. holder is deemed to receive it (if the U.S. holder receives U.S. dollars). The value of the foreign currency will be determined using the spot rate in effect at such time.

•

If the U.S. holder is an accrual-method taxpayer, the U.S. holder will be taxed on the value of the foreign currency as the interest accrues on the Foreign Currency Debt Securities. In determining the value of the foreign currency for this purpose, the U.S. holder may use the average exchange rate during the relevant interest accrual period (or, if that period spans two taxable years, during the portion of the interest accrual period in the relevant taxable year). The average exchange rate for an accrual period (or partial period) is the simple average of the spot rates for each business day of such period, or other average exchange rate for the period reasonably derived and consistently applied by the U.S. holder. If the U.S. holder is an accrual-method taxpayer and does not wish to accrue interest income using the average exchange rate, certain alternative elections may be available.

•

When interest is actually paid, the U.S. holder will generally also recognize currency exchange gain or loss, taxable as ordinary income or loss from sources within the United States, equal to the difference between (i) the value of the foreign currency received as interest, as translated into U.S. dollars using the spot rate on the date of receipt, and (ii) the U.S. dollar amount previously included in income with respect to such payment. If the U.S. holder receives interest in the form of U.S. dollars, clause (i) will be calculated on the basis of the value of the foreign currency the U.S. holder would have received instead of the U.S. dollars.

•

In the case of debt securities issued by BATIF, amounts treated as interest will be income from sources outside the United States for foreign tax credit limitation purposes. Under the foreign tax credit rules, interest paid will, depending on the U.S. holder’s circumstances, be “passive category” or “general category” income which, in either case, is treated separately from other types of income for purposes of computing the foreign tax credit.

•

The U.S. holder’s tax basis in the foreign currency the U.S. holder receives (or is considered to receive) as interest will be the aggregate amount reported by the U.S. holder as income with respect to the receipt of the foreign currency. If the U.S. holder receives interest in the form of foreign currency and subsequently sells that foreign currency, or if the U.S. holder is considered to receive foreign currency and that foreign currency is considered to be sold for U.S. dollars on the U.S. holder’s behalf, additional tax consequences will apply as described in “Sale of Foreign Currency” below.

Sale or Retirement of Foreign Currency Debt Securities

On the sale or retirement of the U.S. holder’s Foreign Currency Debt Securities:

•

If the U.S. holder receives the principal payment on the U.S. holder’s Foreign Currency Debt Securities in the form of U.S. dollars, the U.S. holder will be considered to have received the principal in the form of foreign currency and to have sold that foreign currency for U.S. dollars.

•

The U.S. holder will have taxable gain or loss equal to the difference between the amount received or deemed received by the U.S. holder (other than amounts attributable to accrued and unpaid interest, which will be taxable as ordinary interest income) and the U.S. holder’s tax basis in the Foreign Currency Debt Securities. If the U.S. holder receives (or is considered to receive) foreign currency, that foreign currency is valued for this purpose at the spot rate of the foreign currency on the date of disposition, or the settlement date if the Foreign Currency Debt Securities are traded on an established securities market and the U.S. holder is a cash- basis taxpayer (or the U.S. holder is an accrual-basis taxpayer and makes the applicable election). The U.S. holder’s tax basis in the Foreign Currency Debt Securities generally is the U.S. dollar value of the foreign currency amount paid for the debt securities, determined on the date of purchase or the settlement date if the Foreign Currency Debt Securities are traded on an established securities market and the U.S. holder is a cash-basis taxpayer (or the U.S. holder is an accrual-basis taxpayer and makes the applicable election).

•

Any such gain or loss (except to the extent attributable to foreign currency gain or loss) will generally be capital gain or loss, and will be long-term capital gain or loss if the U.S. holder held the Foreign Currency Debt Securities for more than one year. For an individual, long-term capital gain generally will be subject to reduced rates of taxation. The deductibility of capital losses is subject to certain limitations.

•

The U.S. holder will realize foreign currency gain or loss to the extent the U.S. dollar value of the foreign currency paid for the Foreign Currency Debt Securities, based on the spot rate at the time the U.S. holder disposes of the debt securities, is greater or less than the U.S. dollar value of the foreign currency paid for the debt securities, based on the spot rate at the time the U.S. holder acquired the debt securities. Any currency gain or loss will be ordinary income or loss from sources within the United States. The U.S. holder will recognize such foreign currency gain or loss (including foreign currency gain or loss with respect to accrued and unpaid interest) only to the extent the U.S. holder has gained or lost, respectively, on the overall sale or retirement of the Foreign Currency Debt Securities.

•

If the Foreign Currency Debt Securities are traded on an established securities market and the U.S. holder is a cash-basis taxpayer (or the U.S. holder is an accrual-basis taxpayer and makes the applicable election), the U.S. holder’s tax basis in the foreign currency the U.S. holder receives (or is considered to receive) on sale or retirement of the Foreign Currency Debt Securities will be the value of the foreign currency on the settlement date of the sale or retirement of the debt securities. In all other cases, (i) the U.S. holder will realize foreign exchange gain or loss to the extent the value of the foreign currency the U.S. holder receives (or is considered to receive) on the settlement date differs from the value of the foreign currency on the date of the sale or retirement of the debt securities and (ii) the U.S. holder’s basis in the foreign currency received on the settlement date will equal the U.S. dollar value of the foreign currency received at the spot rate in effect on that date. If the U.S. holder receives foreign currency on sale or retirement of the debt securities and subsequently sells that foreign currency, or if the U.S. holder is considered to receive foreign currency on sale or retirement of the debt securities and that foreign currency is considered to be sold for U.S. dollars on the U.S. holder’s behalf, additional tax consequences will apply as described in “Sale of Foreign Currency” below.

Sale of Foreign Currency

If the U.S. holder receives (or is considered to receive) foreign currency as principal or interest on a Foreign Currency Debt Security, and the U.S. holder later sells (or is considered to sell) that foreign currency for U.S. dollars, the U.S. holder will have taxable gain or loss equal to the difference between the amount of U.S. dollars received and the U.S. holder’s tax basis in the foreign currency. In addition, when the U.S. holder purchases a Foreign Currency Debt Security in a foreign currency, the U.S. holder will have taxable gain or loss if the U.S. holder’s tax basis in the foreign currency is different from the U.S. dollar value of the foreign currency on the date of purchase. Any such gain or loss is foreign currency gain or loss taxable as ordinary income or loss, generally from sources within the United States.

Information Reporting and Backup Withholding

Under the tax rules concerning information reporting to the IRS:

•

Assuming the U.S. holder holds the U.S. holder’s debt securities through a broker or other securities intermediary, the intermediary may (and in the case of debt securities issued by BATCAP, generally will) be required to provide information to the IRS and to the U.S. holder on IRS Form 1099 concerning interest, gross sale and retirement proceeds on the U.S. holder’s debt securities, unless an exemption applies.

•

Unless an exemption applies, the U.S. holder must provide the intermediary with the U.S. holder’s Taxpayer Identification Number for its use in reporting information to the IRS. If the U.S. holder is an individual, this is the U.S. holder’s social security number. The U.S. holder is also required to comply with other IRS requirements concerning information reporting.

•

If the U.S. holder is subject to these requirements but does not comply, the intermediary must withhold a percentage of all amounts payable to the U.S. holder on the debt securities (including principal payments). This is called “backup withholding.” If the intermediary withholds payments, the U.S. holder may use the withheld amount as a credit against the U.S. holder’s U.S. Federal income tax liability and may be entitled to a refund.

•

Individuals are subject to these requirements. Some holders, including corporations, tax-exempt organizations and individual retirement accounts, are exempt from these requirements but could be required to establish their entitlement to an exemption.

U.S. Return Disclosure Requirements

If the U.S. holder holds certain “specified foreign financial assets”, which may include the debt securities issued by BATIF, the U.S. holder may be required to report information relating to such assets, subject to certain exceptions (including an exception for assets held in accounts maintained by certain financial institutions), by attaching a complete IRS Form 8938 (Statement of Specified Foreign Financial Assets) with the U.S. holder’s tax return for each year in which the U.S. holder holds an interest in such assets. Penalties may apply for failure to properly complete and file IRS Form 8938.

Under applicable U.S. Treasury regulations, certain “reportable transactions” are required to be reported to the IRS in certain circumstances, including a sale, exchange, retirement or other taxable disposition of a Foreign Currency Debt Security or any foreign currency received in respect of a Foreign Currency Debt Security to the extent that such disposition results in a tax loss in excess of a threshold amount. U.S. holders should consult their own tax advisors to determine the tax return obligations, if any, with respect to their acquisition, holding or disposition of a Foreign Currency Debt Security, including any requirement to file IRS Form 8886 (Reportable Transaction Disclosure Statement).

FATCA

Under Sections 1471 through 1474 of the Code (commonly referred to as “FATCA”), U.S. Federal withholding tax, currently at a rate of 30%, may apply to any interest income paid on the debt securities issued by BATCAP (including Additional Amounts, if any) to (i) a “foreign financial institution” (as specifically defined in the Code) (including a financial intermediary) that does not provide sufficient documentation evidencing either (x) an exemption from FATCA, or (y) its compliance (or deemed compliance) with FATCA (which may alternatively be in the form of compliance with an intergovernmental agreement with the United States) in a manner that avoids withholding, or (ii) a “non-financial foreign entity” (as specifically defined in the Code) that does not provide sufficient documentation evidencing either (x) an exemption from FATCA, or (y) adequate information regarding certain substantial United States beneficial owners of such entity (if any). If the holder holds the debt securities through a foreign financial institution or a non-financial foreign entity in a jurisdiction that has entered into an intergovernmental agreement with the United States, the holder’s financial intermediary may be subject to different rules. In the event any withholding under FATCA is imposed with respect to any payments under the debt securities, there will be no Additional Amounts payable to compensate for the withheld amount. Holders should consult their own tax advisors regarding these rules and whether they may be relevant to their ownership and disposition of debt securities.

Additional Tax Consequences to U.S. Holders of Newly Issued BATCAP Debt Securities Issued Under the 2017 Indenture

Qualified Reopening

Unless the applicable prospectus supplement states otherwise, newly issued debt securities issued under the 2017 Indenture will be treated for U.S. Federal income tax purposes as having been issued in a “qualified reopening” of an existing series of debt securities previously issued under the 2017 Indenture. If such treatment applies, then the newly issued debt securities will be deemed to have the same issue date and the same issue price as the corresponding existing series of debt securities regardless of the initial offering price of the newly issued debt securities, and the rules set forth below will be relevant.

Pre-issuance Accrued Interest

A portion of the price paid for a newly issued debt security issued under the 2017 Indenture may be allocable to interest that accrued prior to the date the newly issued debt security was purchased (“pre-issuance accrued interest”). On the first interest payment date, a portion of the interest received in an amount equal to the pre-issuance accrued interest may be treated as a return of pre-issuance accrued interest and not as a payment of interest on the debt security. The amount treated as a return of pre-issuance accrued interest is not taxable when received but reduces the U.S. holder’s tax basis in the debt security by a corresponding amount (in the same manner as would a payment of principal).

Amortizable Bond Premium

If the initial offering price for a newly issued debt security issued under the 2017 Indenture (excluding the portion of the initial offering price attributable to pre-issuance accrued interest and excluded from income) exceeds the stated principal amount of the debt security, the U.S. holder will be considered to have amortizable bond premium equal to such excess. A U.S. holder generally may elect to amortize such premium as an offset to interest income in respect of the debt security, using a constant-yield method prescribed under applicable U.S. Treasury regulations, over the remaining term of the debt security. However, because certain series of debt securities issued under the 2017 Indenture may be redeemed by BATCAP prior to maturity at a premium, special rules may apply to reduce, eliminate or defer the amount of premium that a U.S. holder may amortize with respect to the debt security. If a U.S. holder elects to amortize the premium, the U.S. holder must reduce the basis in the debt security by the amount of the premium amortized for the applicable period. If a U.S. holder does not elect to amortize the premium, that premium will decrease the gain or increase the loss that would otherwise be recognized on disposition of the debt security.

The rules relating to amortizable bond premium, the determination of the accrual period for any such premium and the effect of an election to amortize premium are complex, and U.S. holders should consult their own tax advisors regarding the application of these rules in their particular circumstances.

Tax Consequences to Non-U.S. Holders of BATCAP Debt Securities

This section applies to holders if a holder is a non-U.S. holder of debt securities issued by BATCAP. A “non-U.S. holder” is:

•	an individual that is a non-resident alien for U.S. Federal income tax purposes;

•	a corporation (or an entity taxable as a corporation for U.S. Federal income tax purposes) organized or created under non-U.S. law; or

•	an estate or trust that is not taxable in the United States on its worldwide income.

Withholding Taxes

Subject to the discussion below under “FATCA”, payments of principal and interest (including Additional Amounts, if any) on the debt securities generally will not be subject to U.S. Federal withholding taxes. However, for the exemption from withholding taxes on interest to apply to non-U.S. holders, a non-U.S. holder must meet one of the following requirements:

•

The non-U.S. holder provide a completed IRS Form W-8BEN or Form W-8BEN-E (or substitute form), as applicable, to the bank, broker or other intermediary through which the non-U.S. holder holds the debt securities. The Form W-8BEN or Form W-8BEN-E, as applicable, contains the non-U.S. holder’s name, address and a statement that the holder is the beneficial owner of the debt securities and is not a U.S. holder.

•

The non-U.S. holder holds the debt securities directly through a “qualified intermediary”, and the qualified intermediary has sufficient information in its files indicating that the holder is not a U.S. holder. A qualified intermediary is a bank, broker or other intermediary that (i) is either a U.S. or non-U.S. entity (ii) is acting out of a non-U.S. branch or office and (iii) has signed an agreement with the IRS providing that it will administer all or part of the U.S. tax withholding rules under specified procedures.

•

The non-U.S. holder is entitled to an exemption from withholding tax on interest under a tax treaty between the United States and the non-U.S. holder’s country of residence. To claim this exemption, the non-U.S. holder generally must complete Form W-8BEN or Form W-8BEN-E, as applicable, and fill out Part III of the form to state the non-U.S. holder’s claim for treaty benefits. In some cases, the non-U.S. holder may instead be permitted to provide documentary evidence of the non-U.S. holder’s claim to the intermediary, or a qualified intermediary may already have some or all of the necessary evidence in its files.

•

The interest income on the debt securities is effectively connected with the conduct of the non-U.S. holder’s trade or business in the Unites States, and is not exempt from U.S. tax under a tax treaty. To claim this exemption, the non-U.S. holder must complete IRS Form W-8ECI.

Even if non-U.S. holders meet one of the above requirements, interest paid to non-U.S. holders will be subject to withholding tax under any of the following circumstances:

•	The withholding agent or an intermediary knows or has reason to know that the non-U.S. holder is not entitled to an exemption from withholding tax. Specific rules apply for this test.

•	The IRS notifies the withholding agent that information that the non-U.S. holder or an intermediary provided concerning the non-U.S. holder’s status is false.

•	An intermediary through which the non-U.S. holder holds the debt securities fails to comply with the procedures necessary to avoid withholding taxes on the debt securities. In particular,

an intermediary is generally required to forward a copy of the non-U.S. holder’s Form W-8BEN or Form W-8BEN-E (or other documentary information concerning the non-U.S. holder’s status), as applicable, to the withholding agent for the debt securities. However, if the non-U.S. holder holds its debt securities through a qualified intermediary—or if there is a qualified intermediary in the chain of title between the non-U.S. holder and the withholding agent for the debt securities—the qualified intermediary will not generally forward this information to the withholding agent.

Sales or Retirement of Debt Securities

If the non-U.S. holder sells a debt security or it is redeemed, the non-U.S. holder will not be subject to U.S. Federal income tax on any gain unless one of the following applies:

•	The gain is connected with a trade or business that the non-U.S. holder conducts in the United States.

•

The non-U.S. holder is an individual present in the United States for at least 183 days during the year in which the non-U.S. holder disposes of the debt security and certain other conditions are satisfied.

•	Any gain represents accrued interest, in which case the rules for interest would apply to the portion that represents interest.

U.S. Trade or Business

Unless an applicable income tax treaty provides otherwise, if the non-U.S. holder holds a debt security in connection with a trade or business that the non-U.S. holder is conducting in the United States:

•	Any interest (including Additional Amounts, if any) on the debt security, and any gain from disposing of the debt security, generally will be subject to income tax as if the holder were a U.S. holder.

•

If the non-U.S. holder is a corporation, the non-U.S. holder may be subject to an additional “branch profits tax” on the non-U.S. holder’s earnings that are connected with its U.S. trade or business, including earnings from the debt security. This tax is currently 30% but may be reduced or eliminated by an applicable income tax treaty.

Information Reporting and Backup Withholding

U.S. Federal income tax rules concerning information reporting and backup withholding for non-U.S. holders are as follows:

•

Principal and interest payments that the non-U.S. holder receives will be automatically exempt from the backup withholding if the non-U.S. holder provides the tax certifications needed to avoid withholding tax on interest, as described above. The exemption does not apply if the recipient of the applicable form knows or has reason to know that the non-U.S. holder should be subject to the usual information reporting or backup withholding rules. In addition, interest payments made to the non-U.S. holder may be reported to the IRS on Form 1042-S.

•

Sale proceeds that the non-U.S. holder receives on a sale of the non-U.S. holder’s debt securities through a broker may be subject to information reporting and/or backup withholding if the non-U.S. holder is not eligible for an exemption. In particular, information reporting and backup reporting may apply if the non-U.S. holder uses the U.S. office of a broker, and information reporting (but not generally backup withholding) may apply if the non-U.S. holder uses the foreign office of a broker that has certain connections to the United States.

In general, the non-U.S. holder may file Form W-8BEN or Form W-8BEN-E (or substitute form), as applicable, to claim an exemption from information reporting and backup withholding. The BAT Group suggests that non-U.S. holders consult their own tax advisors concerning information reporting and backup withholding on a sale of their debt securities.

FATCA

Under Sections 1471 through 1474 of the Code (commonly referred to as “FATCA”), U.S. Federal withholding tax, currently at a rate of 30%, may apply to any interest income paid on the debt securities (including Additional Amounts, if any) to (i) a “foreign financial institution” (as specifically defined in the Code) that does not provide sufficient documentation evidencing either (x) an exemption from FATCA, or (y) its compliance (or deemed compliance) with FATCA (which may alternatively be in the form of compliance with an intergovernmental agreement with the United States) in a manner that avoids withholding, or (ii) a “non-financial foreign entity” (as specifically defined in the Code) that does not provide sufficient documentation evidencing either (x) an exemption from FATCA, or (y) adequate information regarding certain substantial United States beneficial owners of such entity (if any). If an interest payment is both subject to withholding under FATCA and subject to the withholding tax discussed above under “Withholding Taxes,” the withholding under FATCA may be credited against, and therefore reduce, such other withholding tax. If the holder is a foreign financial institution or a non-financial foreign entity (or hold debt securities through a foreign financial institution) in a jurisdiction that has entered into an intergovernmental agreement with the United States, the holder (or the financial intermediary) may be subject to different rules. In the event any withholding under FATCA is imposed with respect to any payments under the debt securities, there will be no Additional Amounts payable to compensate for the withheld amount. Holders should consult their own tax advisors regarding these rules and whether they may be relevant to their ownership and disposition of debt securities.

Tax Consequences to Non-U.S. Holders of BATIF Debt Securities

This section applies to holders if a holder is a non-U.S. holder (as defined above) of debt securities issued by BATIF.

Payments of principal and interest (including Additional Amounts, if any) on the debt securities generally will be exempt from U.S. Federal income tax.

Interest

Subject to the discussion of backup withholding below, interest on the debt securities is exempt from U.S. Federal income tax, including withholding tax, if paid to non-U.S. holders whether or not a non-U.S. holder is engaged in a trade or business in the United States unless one of the following applies (and no exemption is available and established under any applicable income tax treaty):

•	The non-U.S. holder is an insurance company carrying on a U.S. insurance business to which the interest is attributable, within the meaning of the Code.

•

The non-U.S. holder has an office or other fixed place of business in the United States to which the interest is attributable, and the interest is derived in the active conduct of a banking, financing or similar business within the United States.

Sale or Retirement of Debt Securities

Subject to the discussion of backup withholding below, non-U.S. holders will not be subject to U.S. Federal income tax on any gain realized on the sale or exchange of a debt security unless one of the following applies (and no exemption is available and established under any applicable income tax treaty):

•

The non-U.S. holder is an individual present in the United States for at least 183 days during the year in which the non-U.S. holder disposes of the debt security and certain other conditions are satisfied.

•	Any gain represents accrued interest, in which case the rules for interest would apply to the portion that represents interest.

•	The gain is effectively connected with a trade or business that the non-U.S. holder conducts in the United States.

Information Reporting and Backup Withholding

•

A “backup withholding” tax and certain information reporting requirements may apply to payments of principal and interest on the debt securities made to certain non-corporate holders if such payments are made or are considered made in the United States (including payments on debt securities made by wire transfer from outside the United States to an account maintained by the holder with the fiscal agent or any paying agent in the United States).

•

If the conditions relating to place of payment are satisfied, non-U.S. holders are generally exempt from these withholding and information reporting requirements (assuming that the gain or income is otherwise exempt from U.S. Federal income tax) but may be required to comply with certification and identification procedures in order to prove their exemption from the requirements.

•

Similar rules requiring backup withholding and information reporting with respect to gross sale proceeds will apply to a non-U.S. holder who sells a debt security through a U.S. branch of a broker. Information reporting (but not backup withholding) will apply to a non-U.S. holder who sells a debt security through a broker with certain connections to the United States.

Material Netherlands Income Tax Considerations

This section provides a general description of certain Dutch tax consequences of the acquisition, ownership and transfer of the Notes issued by (i) BATCAP or BATIF under the 2019 Indentures and guaranteed by the Guarantors, including BATNF and (ii) BATCAP under the 2017 Indenture and guaranteed by the Guarantors, including BATNF and BATHTN.

This summary provides general information only and is restricted to the matters of Dutch taxation stated herein. It is intended neither as tax advice nor as a comprehensive description of all Dutch tax considerations that may be relevant to a decision to acquire, to hold, or to transfer the Notes. This summary does not purport to deal with the tax consequences applicable to all categories of investors, some of which (such as investment institutions, pension funds and dealers in securities) may be subject to special rules.

The summary provided below is based on the tax laws of The Netherlands as in effect on the date of this prospectus, and as applied and interpreted in case law of the courts of The Netherlands and in administrative guidance of the relevant authorities of The Netherlands, in each case available in printed form on or before such date, without prejudice to any developments or amendments introduced at a later date and implemented with or without retroactive effect. All references in this section to The Netherlands and Dutch tax, taxation or law are to the European part of the Kingdom of The Netherlands and its tax, taxation or law, respectively, only.

For Netherlands tax purposes, a holder of Notes may include an individual who, or an entity that, does not have the legal title to the Notes, but to whom nevertheless the Notes are attributed based either on such individual or entity holding a beneficial interest in the Notes or based on specific statutory provisions, including statutory provisions pursuant to which the Notes are attributed to an individual who is, or who has directly or indirectly inherited from a person who was, the settlor, grantor or similar originator of a trust, foundation or similar entity that holds the Notes.

Holders of Notes (and prospective holders of Notes) should consult their own tax advisors as to the Dutch or other tax consequences of the acquisition, ownership and transfer of Notes, including, in particular, the application to their particular situations of the tax considerations discussed below.

The Issuers and the Guarantors have been advised that the following Dutch tax treatment will apply to the Notes provided that:

•

in each and every respect the terms and conditions of this prospectus, any prospectus supplement, the Notes, the 2019 Indentures, the 2017 Indenture, any supplemental indenture and any other documents relating to the Notes, the performance by the parties thereto of their respective obligations and the exercise of their rights thereunder and the transactions contemplated therein, including, without limitation all payments made thereunder, are at arm’s length as this term is understood under Netherlands tax law; and

•

no Notes will be issued under such terms and conditions that they actually function as equity of an Issuer or Guarantor within the meaning of article 10, paragraph 1, under d, of the Dutch Corporate Income Tax Act 1969 (Wet op de vennootschapsbelasting 1969).

Withholding Tax

All payments made by either of the Issuers or, as the case may be, the Guarantors of interest and principal under the Notes may be made free of withholding or deduction of any taxes of whatever nature imposed, levied, withheld or assessed by The Netherlands or any political subdivision or taxing authority thereof or therein.

Dutch Withholding Tax Act 2021

As of 1 January 2021, the (deemed) payment of interest (including guarantee payments) due by (verschuldigd door) a paying entity (inhoudingsplichtige) that (x) is (deemed) resident (gevestigd) in The Netherlands or (y) has a permanent establishment in The Netherlands to which the (deemed) payment of interest (or guarantee payment) is allocated, will be subject to withholding tax in the event that such paying entity is related (gelieerd) to the entity entitled to such (deemed) payment (voordeelgerechtigde) and such related recipient entity (i) is (deemed) resident in a low tax jurisdiction (laagbelastende jurisdictie) or (ii) has a permanent establishment in such low tax jurisdiction to which the interest (or guarantee payment) is allocated (worden toegerekend).

In addition, if the related recipient entity is not (deemed) resident in a low tax jurisdiction, the aforementioned withholding tax nevertheless applies in case (a) such entity is entitled to the (deemed) payment of interest (or guarantee payment) with the main purpose or one of the main purposes of avoiding withholding tax in the hands of another person or entity and (b) there is an artificial arrangement or transaction, or a series of artificial arrangements or transactions. An arrangement or transaction, or series of arrangements or transactions, shall be regarded as artificial to the extent that it is not put into place for valid commercial reasons, which reflect economic reality. The aforementioned withholding tax may further apply if a related entity is from a Dutch tax perspective regarded the recipient of the (deemed) payment of interest (or guarantee payments), whereas such related recipient entity is not regarded as the recipient (gerechtigde) thereof pursuant to the laws of the country in which such entity is (deemed) resident or pursuant to the laws of which such entity is established (opgericht).

Interest payments

The term ‘interest’ refers to any remuneration, payment or benefit of whatever nature for moneys advanced pursuant to a loan (geldlening) or equivalent agreement such as for instance financial lease. This includes interest accrual, guarantee payments and the compensation of costs.

Related entities

Entities (lichamen) are related for purposes of the application of the Dutch Withholding Tax Act 2021 if (i) the recipient entity (alone or together with other entities forming a cooperating group) has a qualifying interest in the interest (or guarantee) paying entity or if (ii) the paying entity (alone or together with other entities forming a cooperating group) has a qualifying interest in the recipient entity or if (iii) a third party (alone or together with other entities forming a cooperating group) has a qualifying interest in both the recipient entity as well as the interest (or guarantee) paying entity. An interest in an entity is considered a ‘qualifying interest’ if directly or indirectly the influence in the decision making is such that the decisions of an entity and thus its activities can be determined. In any case, an interest is qualifying if it represents more than 50% of the statutory voting rights in an entity.

Low tax jurisdictions

A jurisdiction qualifies as a low tax jurisdiction for purposes of the Dutch Withholding Tax Act 2021 if it is listed in an annually updated ministerial decree published by the Dutch government which includes jurisdictions (i) with a profit tax applying a statutory rate of less than 9% (updated annually based on an assessment as per 1 October of the preceding year) or (ii) included on the EU list of non-cooperative jurisdictions in the preceding year.

Taxes on Income and Capital Gains

A holder of Notes who derives income from a Note or who realizes a gain from the transfer or redemption of a Note will not be subject to Dutch income tax or corporate income tax (as applicable) on such income or gain, provided that such holder of Notes:

•	is neither resident nor deemed to be resident in The Netherlands for Dutch tax purposes;

•

does not have an enterprise or deemed enterprise (as defined in Dutch tax law) or an interest in or a co-entitlement to the net worth of an enterprise or deemed enterprise (as defined in Dutch tax law) that is, in whole or in part, carried on through a permanent establishment (vaste inrichting) or a permanent representative (vaste vertegenwoordiger) in The Netherlands and to which enterprise or part of that enterprise, as the case may be, the Notes are attributable;

•

in the event such person is not an individual, is neither entitled to a share in the profits of an enterprise effectively managed in The Netherlands nor co-entitled to the net worth of such enterprise, other than by way of the holding of securities, to which enterprise the Notes or payments in respect of the Notes are attributable;

•

in the event such person is an individual, is not entitled to a share in the profits of an enterprise effectively managed in The Netherlands, other than by way of the holding of securities or through an employment contract, to which enterprise the Notes or payments in respect of the Notes are attributable;

•

in the event such person is an individual, is a holder of Notes for whom neither the acquisition of the Notes nor income or capital gains derived from the Notes are attributable to a membership of a management board or a supervisory board, an employment relationship, a deemed employment relationship or a management role, the income of which is taxable in The Netherlands;

•

in the event such person is an individual, does not have, and certain persons related or deemed related to that holder of Notes do not have, directly or indirectly, a substantial interest (aanmerkelijk belang) as defined in the Dutch Income Tax Act 2001 (Wet inkomstenbelasting 2001), in an Issuer or Guarantor, or in any company that has, or that is part of a co-operation (samenwerkingsverband) that has, legally or in fact, directly or indirectly, the disposition of any part of the proceeds of the Notes within the meaning of article 3.92 of the Dutch Income Tax Act 2001;

•

in the event such person is not an individual, does not have, directly or indirectly, a substantial interest as defined in the Dutch Income Tax Act 2001, in an Issuer or Guarantor, or, in the event that the holder of Notes does have such interest, either (a) the holder of Notes does not hold such interest with the main purpose or one of the main purposes to avoid the levy of income tax (inkomstenbelasting) of another person or entity, or (b) there is no artificial arrangement or transaction or a series of artificial arrangements or transactions. An arrangement or transaction or series of arrangements or transactions shall be regarded as artificial to the extent that it is not put into place for valid commercial reasons which reflect economic reality; and

•

does not derive benefits from the Notes that are taxable as benefits from miscellaneous activities in The Netherlands (resultaat uit overige werkzaamheden in Nederland) as defined in the Dutch Income Tax Act 2001, which include, but are not limited to, activities in respect of the Notes which are beyond the scope of “regular active portfolio management” (normaal, actief vermogensbeheer).

Gift and Inheritance Taxes

No Dutch gift or inheritance taxes will arise in The Netherlands with respect to the acquisition of the Notes by way of gift by, or on the death of, a holder of Notes who is neither resident nor deemed to be resident in The Netherlands for the purpose of the relevant provisions, unless:

•

such acquisition is construed as an inheritance, a bequest or a gift by or on behalf of a person who, at the time of the gift or his death, is or was a resident or a deemed resident of The Netherlands for the purpose of the relevant provisions;

•

in the case of a gift of the Notes by an individual who at the date of the gift was neither resident nor deemed to be resident in The Netherlands, such individual dies within 180 days after the date of the gift, while being resident or deemed to be resident in The Netherlands; or

•	the gift is made under a condition precedent and such holder is or is deemed to be a resident of The Netherlands at the time the condition is fulfilled.

For the purpose of Dutch gift and inheritance tax, an individual who has the Dutch nationality will be deemed to be a resident of The Netherlands at the date of the gift or the date of his death if he has been a resident of The Netherlands at any time during the ten years preceding the date of the gift or the date of his death.

For the purposes of Dutch gift tax, an individual will, irrespective of his nationality, be deemed to be a resident of The Netherlands at the date of the gift if he has been a resident of The Netherlands at any time during the 12 months preceding the date of the gift.

Value added Tax

No Dutch value added tax (omzetbelasting) will be payable by a holder of Notes in consideration for the issue of the Notes (other than value added taxes on fees payable in respect of services not exempt from Netherlands value added tax).

Other taxes and duties

No Dutch registration tax, stamp duty or any other similar tax or duty will be payable in The Netherlands by a holder of Notes in respect of or in connection with the acquisition, ownership or transfer of the Notes.

Residence

A holder of Notes will not become or be deemed to become a resident of The Netherlands for tax purposes by reason only of the acquisition, ownership or transfer of the Notes.

CERTAIN ERISA CONSIDERATIONS

The following is a summary of certain considerations associated with the purchase of the Notes by employee benefit plans that are subject to Title I of the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”), plans, individual retirement accounts and other arrangements that are subject to Section 4975 of the Code or provisions under any other federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of ERISA or the Code (collectively, “Similar Laws”), and entities whose underlying assets are considered to include “plan assets” of any such employee benefit plan, plan, account or arrangement (each, a “Plan”).

General Fiduciary Matters

ERISA and the Code impose certain duties on persons who are fiduciaries of a Plan subject to Title I of ERISA or Section 4975 of the Code (an “ERISA Plan”) and prohibit certain transactions involving the assets of an ERISA Plan and its fiduciaries or other interested parties. Under ERISA and the Code, any person who exercises any discretionary authority or control over the administration of such an ERISA Plan or the management or disposition of the assets of such an ERISA Plan, or who renders investment advice for a fee or other compensation to such an ERISA Plan, is generally considered to be a fiduciary of the ERISA Plan.

In considering an investment in the Notes of a portion of the assets of any Plan, a fiduciary should determine whether the investment is in accordance with the documents and instruments governing the Plan and the applicable provisions of ERISA, the Code or any Similar Law relating to a fiduciary’s duties to the Plan, including, without limitation, the prudence, diversification, delegation of control and prohibited transaction provisions of ERISA, the Code and any other applicable Similar Laws. In addition, a fiduciary of a Plan should consult with its counsel in order to determine if the investment satisfies the fiduciary’s duties to the Plan, including, without limitation, the prudence, diversification, delegation of control and prohibited transaction provisions of ERISA, the Code and any other applicable Similar Laws.

Prohibited Transaction Issues

Section 406 of ERISA and Section 4975 of the Code prohibit ERISA Plans from engaging in specified transactions involving plan assets with persons or entities who are “parties in interest,” within the meaning of ERISA, or “disqualified persons” within the meaning of Section 4975 of the Code, unless an exemption is available. A party in interest or disqualified person who engaged in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code. In addition, the fiduciary of the ERISA Plan that engaged in such a non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and the Code. The acquisition and/or holding of the Notes by an ERISA Plan with respect to which any of the Issuers, Guarantors, underwriters, dealers or agents, or any of their respective affiliates is considered a party in interest or a disqualified person may constitute or result in a direct or indirect prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code, unless the investment is acquired and is held in accordance with an applicable statutory, class or individual prohibited transaction exemption. Each of these exemptions contains conditions and limitations on its application, and there can be no assurance that any of these exemptions will be available, or that all of the conditions of an exemption will be satisfied with respect to a transaction involving the Notes. Therefore, each person that is considering acquiring or holding the Notes in reliance on an exemption should carefully review and consult with its legal advisors to confirm that it is applicable to the purchase and holding of the Notes.

In light of the above, the Notes may not be purchased or held by any person investing “plan assets” of any Plan, unless such purchase and holding will not constitute or result in a non-exempt prohibited transaction under ERISA or the Code or violate any applicable Similar Laws.

Representation

Accordingly, by acceptance of a Note, each purchaser, holder and subsequent transferee of a Note will be deemed to have represented and warranted that either (i) no portion of the assets used by such purchaser, holder or transferee to acquire or hold the Notes, or any interest therein, constitutes assets of any Plan or (ii) the purchase, holding and subsequent disposition of the Notes by such purchaser, holder or transferee will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or violate any applicable Similar Laws.

The foregoing discussion is general in nature and is not intended to be all inclusive. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries, or other persons considering purchasing the Notes on behalf of, or with the assets of, any Plan, consult with their counsel regarding the potential applicability of ERISA, Section 4975 of the Code and any Similar Laws to such investment and whether an exemption would be applicable to the purchase, holding and subsequent disposition of the Notes.

Purchasers of the Notes have the exclusive responsibility for ensuring that their purchase and holding of the Notes complies with the fiduciary responsibility rules of ERISA or of applicable Similar Laws and does not violate the prohibited transaction rules of ERISA, the Code or applicable Similar Laws. The BAT Group, as well as the underwriters, dealers and agents, make no representation as to whether an investment in the Notes is appropriate for any Plan in general or whether such investment is appropriate for any particular Plan or other arrangement. Neither this discussion nor anything provided in this prospectus is or is intended to be investment advice directed at any potential Plan purchaser or at Plan purchasers generally and such purchasers of the Notes should consult and rely on their own counsel and advisers as to whether an investment in the Notes is suitable.

LEGAL MATTERS

The validity of the debt securities and the guarantees offered by this prospectus and certain legal matters will be passed upon for the Issuers and the Guarantors by Cravath, Swaine & Moore LLP, U.S. counsel for the Issuers and the Guarantors. Certain English law matters will be passed upon for the Issuers and the Guarantors by Linklaters LLP. Certain Dutch legal matters will be passed upon for the Issuers and the Guarantors by Stibbe N.V. Certain North Carolina legal matters will be passed upon for the Issuers and the Guarantors by Womble Bond Dickinson (US) LLP.

EXPERTS

The consolidated financial statements of British American Tobacco p.l.c. as of December 31, 2019 and 2018, and for each of the years in the three-year period ended December 31, 2019, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2019, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The consolidated financial statements of Reynolds American Inc. as of December 31, 2016 and for the year ended December 31, 2016, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2016, have been incorporated by reference herein in reliance upon the reports of KPMG LLP (United States), independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

B.A.T Capital Corporation

$1,750,000,000 2.259% Notes due 2028

$1,250,000,000 2.726% Notes due 2031

$750,000,000 3.734% Notes due 2040

$1,000,000,000 3.984% Notes due 2050

Fully and unconditionally guaranteed by

British American Tobacco p.l.c.

B.A.T. International Finance p.l.c.

B.A.T. Netherlands Finance B.V.

Reynolds American Inc.

B.A.T. International Finance p.l.c.

$1,500,000,000 1.668% Notes due 2026

Fully and unconditionally guaranteed by

British American Tobacco p.l.c.

B.A.T Capital Corporation

B.A.T. Netherlands Finance B.V.

Reynolds American Inc.

PROSPECTUS SUPPLEMENT

September 22, 2020

Joint Book-Running Managers

BofA Securities	Deutsche Bank Securities	Goldman Sachs & Co. LLC	NatWest Markets	SOCIETE GENERALE	Wells Fargo Securities

Bookrunners

BBVA	HSBC	Santander

Co-Managers

Bank of China	IMI – Intesa Sanpaolo	Lloyds Securities	SMBC Nikko